                                                    Filed Purusant to Rule 424B5
                                               Registration File No.: 333-124562

                  Prospectus Supplement dated October 31, 2005
                     (To Prospectus dated October 31, 2005)

                           $870,276,000 (APPROXIMATE)

                      [CARRINGTON CAPITAL MANAGEMENT LOGO]

                   STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.
                                   DEPOSITOR

                CARRINGTON MORTGAGE LOAN TRUST, SERIES 2005-FRE1
                                    ISSUER

                           FREMONT INVESTMENT & LOAN
                            ORIGINATOR AND SERVICER

               CARRINGTON MORTGAGE LOAN TRUST, SERIES 2005-FRE1
                    ASSET-BACKED PASS-THROUGH CERTIFICATES

OFFERED CERTIFICATES

     The trust will consist primarily of a pool of one to four family adjustable-rate and fixed-rate, interest-only and fully-amortizing, first lien and second lien mortgage loans. The trust will issue six classes of senior certificates, the Class A Certificates, and thirteen classes of mezzanine certificates, the Class M Certificates. Only the Class A Certificates and Class
M Certificates (other than the Class M-10 Certificates, Class M-11
Certificates, Class M-12 Certificates and Class M-13 Certificates) are offered by this prospectus supplement.

CREDIT ENHANCEMENT

     Credit enhancement for the offered certificates consists of:

     o    excess cash flow and overcollateralization;

     o    a swap agreement for the Class A and Class M Certificates; and

     o    subordination provided to the Class A Certificates by the Class M
          Certificates, and subordination provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority.

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS
PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
UNLAWFUL.

     The underwriters will offer the offered certificates to the public, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately
99.75% of the certificate principal balance of the offered certificates, before deducting expenses.

                            BEAR, STEARNS & CO. INC.

CITIGROUP                                                      RBC DAIN RAUSCHER

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a RELEVANT MEMBER STATE), each
Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the RELEVANT IMPLEMENTATION DATE) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)  in any other circumstances which do not require the publication by the
     Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression PROSPECTUS DIRECTIVE means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

                                 UNITED KINGDOM

Each Underwriter has represented and agreed that:

(a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
     Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1)
     of the Financial Services and Markets Act does not apply to the Issuer; and

(b)  it has complied and will comply with all applicable provisions of the
     Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
     Kingdom.

                                      S-2

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

          o    the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

          o    this prospectus supplement, which describes the specific terms of your series of certificates.

          If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

          The depositor's principal offices are located at Seven Greenwich
Office Park, 599 West Putnam Avenue, Greenwich, Connecticut 06830 and its
telephone number is (203) 661-6186.

                                      S-3

                                                                            PAGE
                                                                           -----

      ANNEX I Global Clearance, Settlement and Tax Documentation

                                       S-4

                                   (continued)

                                                                            PAGE
                                                                            ----

   Certain U.S. Federal Income Tax Documentation Requirements...........     I-4

                                       S-5

                                     SUMMARY

The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust...............   Carrington Mortgage Loan Trust, Series
                                 2005-FRE1.

Title of the offered             Carrington Mortgage Loan Trust, Series
certificates..................   2005-FRE1 Asset-Backed Pass-Through
                                 Certificates.

Depositor.....................   Stanwich Asset Acceptance Company, L.L.C.

Originator and servicer.......   Fremont Investment & Loan.

Trustee.......................   Deutsche Bank National Trust Company.

Swap Counterparty.............   Swiss Re Financial Products Corporation.

Mortgage pool.................   3,892 adjustable-rate and fixed-rate,
                                 interest-only and fully-amortizing, first lien
                                 and second lien mortgage loans with an
                                 aggregate principal balance of approximately
                                 $925,824,492 as of the cut-off date after
                                 application of scheduled payments due on or
                                 before the cut-off date whether or not received
                                 and subject to a permitted variance of plus or
                                 minus 5%.

Cut-off date..................   The close of business on November 1, 2005.

Closing date..................   On or about November 3, 2005.

Distribution dates............   On the 25th of each month or, if the 25th is
                                 not a business day, on the next business day,
                                 beginning in December 2005.

Form of offered certificates..   Book-entry.

                                 See "Description of the
                                 Certificates--Book-Entry Registration of the
                                 Offered Certificates" in this prospectus
                                 supplement.

Minimum denominations.........   Class A and Class M-1 Certificates: $25,000 and
                                 integral multiples of $1 in excess thereof.

                                       S-6

                                 Class M-2, Class M-3, Class M-4, Class M-5,
                                 Class M-6, Class M-7, Class M-8 and Class M-9
                                 Certificates: $250,000 and integral multiples
                                 of $1 in excess thereof.

ERISA Considerations..........   Until the swap agreement terminates in
                                 November, 2010, the offered certificates may
                                 not be purchased by or transferred to Benefit
                                 Plans (as defined herein).

                                 See "Certain ERISA Considerations" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

Legal investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, or SMMEA.

                                 See "Legal Investment" in this prospectus
                                 supplement and "Legal Investment Matters" in
                                 the prospectus.

                                       S-7

                              OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------
        PASS-THROUGH    INITIAL CERTIFICATE   INITIAL RATING                                FINAL SCHEDULED
CLASS       RATE       PRINCIPAL BALANCE(1)    (S&P/MOODY'S)          DESIGNATIONS         DISTRIBUTION DATE
------------------------------------------------------------------------------------------------------------

CLASS A CERTIFICATES:

------------------------------------------------------------------------------------------------------------
 A-1     Adjustable        $307,704,000          AAA/Aaa                 Senior/             October 2025
                                                                     Adjustable Rate
------------------------------------------------------------------------------------------------------------
 A-2     Adjustable          90,552,000          AAA/Aaa                 Senior/               July 2028
                                                                     Adjustable Rate
------------------------------------------------------------------------------------------------------------
 A-3     Adjustable         152,943,000          AAA/Aaa                 Senior/             January 2034
                                                                     Adjustable Rate
------------------------------------------------------------------------------------------------------------
 A-4     Adjustable          70,000,000          AAA/Aaa                 Senior/             January 2034
                                                                     Adjustable Rate
------------------------------------------------------------------------------------------------------------
 A-5     Adjustable          14,058,000          AAA/Aaa                 Senior/               May 2034
                                                                     Adjustable Rate
------------------------------------------------------------------------------------------------------------
 A-6     Adjustable          52,631,000          AAA/Aaa                 Senior/               July 2035
                                                                     Adjustable Rate
------------------------------------------------------------------------------------------------------------
TOTAL CLASS A CERTIFICATES: $687,888,000
------------------------------------------------------------------------------------------------------------

CLASS M CERTIFICATES:

------------------------------------------------------------------------------------------------------------
 M-1     Adjustable        $ 37,033,000           AA+/Aa1      Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
 M-2     Adjustable          33,793,000           AA/Aa2       Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
 M-3     Adjustable          21,294,000           AA-/Aa3      Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
 M-4     Adjustable          18,979,000            A+/A1       Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
 M-5     Adjustable          17,591,000            A/A2        Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
 M-6     Adjustable          16,202,000            A/A3        Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
 M-7     Adjustable          13,887,000           A-/Baa1      Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
 M-8     Adjustable          12,036,000          BBB+/Baa2     Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
 M-9     Adjustable          11,573,000          BBB/Baa3      Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
TOTAL CLASS M CERTIFICATES: $182,388,000
-----------------------------------------------------------------------------------------------------------
TOTAL OFFERED CERTIFICATES: $870,276,000
-----------------------------------------------------------------------------------------------------------

                            NON-OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------
 M-10    Adjustable        $ 22,220,000           BBB/NR       Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
 M-11    Adjustable           6,018,000           BBB-/NR      Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
 M-12    Adjustable           4,629,000           BB+/NR       Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
 M-13    Adjustable           2,314,000            BB/NR       Mezzanine/Adjustable Rate     December 2035
------------------------------------------------------------------------------------------------------------
  CE        N/A              20,367,392             NR                 Subordinate                N/A
------------------------------------------------------------------------------------------------------------
  P         N/A                     100             NR             Prepayment Charges             N/A
------------------------------------------------------------------------------------------------------------
 R-I        N/A                     N/A             NR                  Residual                  N/A
------------------------------------------------------------------------------------------------------------
 R-II       N/A                     N/A             NR                  Residual                  N/A
------------------------------------------------------------------------------------------------------------
TOTAL NON-OFFERED
CERTIFICATES:              $ 55,548,492
------------------------------------------------------------------------------------------------------------
TOTAL OFFERED AND
NON-OFFERED CERTIFICATES:  $925,824,492
------------------------------------------------------------------------------------------------------------

----------
(1)  Approximate, subject to the variance in the outstanding principal balance of the mortgage loans described in the second paragraph of "Description of the Mortgage Pool--General" in this prospectus supplement.

                                       S-8

OTHER INFORMATION:

PASS-THROUGH RATES:

The pass-through rate on each class of Class A and Class M Certificates will be the lesser of:

o    a per annum rate equal to one-month LIBOR plus the related margin; and

o    a per annum rate equal to the weighted average of the net mortgage rates on the then outstanding mortgage loans (after taking into account any net swap payments owed to the swap counterparty or swap termination payments owed to the swap counterparty other than as a result of a swap counterparty trigger event), adjusted to a rate based on the actual number of days in a month and a 360-day year.

                               RELATED MARGIN (%)

CLASS    (1)     (2)
-----   -----   -----
 A-1    0.120   0.240
 A-2    0.180   0.360
 A-3    0.250   0.500
 A-4    0.230   0.460
 A-5    0.280   0.560
 A-6    0.380   0.760
 M-1    0.470   0.705
 M-2    0.490   0.735
 M-3    0.510   0.765
 M-4    0.620   0.930
 M-5    0.660   0.990
 M-6    0.720   1.080
 M-7    1.250   1.875
 M-8    1.380   2.070
 M-9    1.800   2.700
 M-10   3.000   4.500
 M-11   3.000   4.500
 M-12   3.000   4.500
 M-13   3.000   4.500

----------
(1)  For the interest accrual period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(2)  Each interest accrual period thereafter.

                                       S-9

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THE TRUST

The depositor will establish a trust with respect to the Series 2005-FRE1
Certificates. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. In addition, the trust will enter into a swap agreement for the benefit of the
Class A and Class M Certificates. Each certificate will represent a partial ownership interest in the trust.

THE MORTGAGE POOL

The mortgage loans will consist of adjustable-rate and fixed-rate, interest-only and fully-amortizing, first lien and second lien mortgage loans. The mortgage loans to be deposited into the trust will have the following characteristics as of the cut-off date:

                                                                    WEIGHTED
                                                     RANGE           AVERAGE
                                             --------------------   --------
Principal balance                            $6,665 to $1,000,000   $237,879
Mortgage rate                                  5.000% to 13.250%     7.217%
Remaining term to stated maturity (months)        116 to 360           355

*    Principal balance is an average.

The interest rate on each adjustable rate mortgage loan will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

For additional information regarding the mortgage pool, see "Description of the
Mortgage Pool" in this prospectus supplement.

DISTRIBUTIONS ON THE CLASS A AND CLASS M CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each distribution date, the trustee will make distributions to investors. The amounts available for distribution will include:

o    collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections; plus

o    all payments of compensating interest made by the servicer with respect to the mortgage loans; plus

o    advances for delinquent payments on the mortgage loans; minus

o    net swap payments payable to the swap counterparty and net swap termination payments payable to the swap counterparty not due to a swap counterparty trigger event; minus

o    fees and expenses of the trustee and the servicer for the mortgage loans, including reimbursement for advances.

In addition, certificateholders will be entitled to amounts, if any, available under the swap agreement.

See "Description of the Certificates--Glossary of Terms--Available Distribution
Amount" and "--The Swap Agreement--Payments under the Swap Agreement" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS. Payments to the certificateholders will be made from the available distribution amount as follows:

o    distribution of interest to the certificates;

--------------------------------------------------------------------------------

                                      S-10

--------------------------------------------------------------------------------

o    distribution of principal collections as principal distributions to the certificates; and

o    distribution of net monthly excess cash flow from the mortgage loans as principal and interest to the certificates and to reimburse allocated realized losses on the certificates.

See "Description of the Certificates--Interest Distributions," "--Principal
Distributions" and "--Net Monthly Excess Cash Flow and Overcollateralization" in
this prospectus supplement.

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of Class A and
Class M Certificates on each distribution date will equal:

o    the pass-through rate for that class of certificates; multiplied by

o    the certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date; multiplied by

o    the actual number of days in the related interest accrual period divided by
     360; minus

o    the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be made primarily from principal payments on the mortgage loans as described in this prospectus supplement.

ALLOCATIONS OF NET MONTHLY EXCESS CASH FLOW. In addition, the Class A and Class
M Certificates will receive distributions of principal and interest to reimburse allocated realized losses and net WAC carryover amounts to the extent of any net monthly excess cash flow from the mortgage loans available to cover specified amounts, as and to the extent described in this prospectus supplement.

See "Description of the Certificates--Principal Distributions" and "--Net
Monthly Excess Cash Flow and Overcollateralization" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the Class A and Class M Certificates consists of:

EXCESS CASH FLOW. Because more interest with respect to the mortgage loans is payable by the mortgagors than is expected to be necessary to pay the interest on the Class A and Class M Certificates each month and related expenses, there may be excess cash flow with respect to the mortgage loans. Some of this excess cash flow will be used, if necessary, to protect the Class A and Class M
Certificates against some realized losses by making an additional payment of principal up to the amount of the realized losses.

OVERCOLLATERALIZATION. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates
on the closing date by approximately $20,367,392, which is equal to the initial certificate principal balance of the Class CE Certificates. This amount represents approximately 2.20% of the

--------------------------------------------------------------------------------

                                      S-11

--------------------------------------------------------------------------------

aggregate principal balance of the mortgage loans as of the cut-off date, and is approximately equal to the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement.

See "Description of the Certificates--Net Monthly Excess Cash Flow and
Overcollateralization" in this prospectus supplement.

SUBORDINATION. The rights of the holders of the Class M Certificates and the
Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of the Class M Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Class M Certificates with lower numerical class designations, to the extent described under "Description of the
Certificates--Allocation of Losses" in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the mortgage loans, as described under "Description of the Certificates--Allocation of
Losses" in this prospectus supplement.

SWAP AGREEMENT

The holders of the Class A and Class M Certificates will benefit from a swap agreement. On each distribution date, the trust will be obligated to make fixed payments, and the swap counterparty will be obligated to make floating payments, in each case as set forth in the swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the swap counterparty. To the extent that the floating payment exceeds the fixed payment on any distribution date, the swap counterparty will make a net swap payment to the trust which may be used to cover certain interest shortfalls, realized losses and any net WAC rate carryover amounts as described in this prospectus supplement.

Upon early termination of the swap agreement, the trust or the swap counterparty may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the trust is required to make a swap termination payment to the swap counterparty, that amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the Class A and Class M Certificates, except for certain swap termination payments resulting from an event of default by or certain termination events with respect to the swap counterparty as described in this prospectus supplement for which payments by the trust to the swap counterparty will be subordinated to all distributions to the Class A and Class
M Certificates. The swap agreement will terminate after the distribution date in
November 2010.

Except as described in the second preceding sentence, amounts payable by the trust to the swap counterparty will be deducted from available funds before distribution to certificateholders.

--------------------------------------------------------------------------------

                                      S-12

--------------------------------------------------------------------------------

See "The Swap Counterparty" and "Description of the Certificates--The Swap
Agreement" in this prospectus supplement.

ADVANCES

With respect to any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance its own funds to cover that shortfall. However, the servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

At its option, the majority holder of the Class CE Certificates may purchase all of the mortgage loans, together with any properties in respect of such mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans remaining in the trust at the time of purchase, and properties acquired in respect of such mortgage loans remaining in the trust at the time of purchase, has been reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the prospectus.

RATINGS

When issued, the offered certificates will receive the ratings listed on page
S-8 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans or the payment of net WAC carryover amounts, if any. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The Class A and Class M Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984. You should consult your legal advisors in determining whether and to what extent the Class A and Class M Certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the Class A and Class M
Certificates by regulated institutions.

ERISA CONSIDERATIONS

Until the swap agreement terminates in November 2010, the Class A and Class M
Certificates may not be purchased by or transferred to Benefit Plans (as defined herein).

See "Certain ERISA Considerations" in this prospectus supplement and in the prospectus.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust, exclusive of the swap account and the swap agreement, as two REMICs. The Class A and Class M Certificates will each represent

--------------------------------------------------------------------------------

                                      S-13

--------------------------------------------------------------------------------

ownership of a regular interest in a REMIC, coupled with the right to receive payments in certain instances in respect of net WAC carryover amounts. The Class
A and Class M Certificates generally will be treated as debt instruments for federal income tax purposes. Holders of Class A and Class M Certificates will be required to include in income all interest and original issue discount, if any, on their certificates in accordance with the accrual method of accounting regardless of the certificateholder's usual method of accounting. For federal income tax purposes, the residual certificates will represent the sole residual interest in each REMIC.

For further information regarding the federal income tax consequences of investing in the Class A and Class M Certificates, see "Material Federal Income
Tax Consequences" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

                                      S-14

                                  RISK FACTORS

          The Class A and Class M Certificates are not suitable investments for all investors. In particular, you should not purchase the Class A and Class M
Certificates unless you understand the prepayment, credit, liquidity and market risks associated with the Class A and Class M Certificates.

          The Class A and Class M Certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

          You should carefully consider, among other things, the following factors in connection with the purchase of the Class A and Class M Certificates:

RISKS ASSOCIATED WITH THE MORTGAGE LOANS

SOME OF THE MORTGAGE LOANS       As of the cut-off date, approximately 36.95% of
HAVE AN INITIAL INTEREST ONLY    the mortgage loans require the related
PERIOD, WHICH MAY INCREASE THE   borrowers to make monthly payments of accrued
RISK OF LOSS AND DELINQUENCY     interest, but not principal, for up to the
ON THESE MORTGAGE LOANS.         first five years following origination. After
                                 such interest-only period, the borrower's
                                 monthly payment will be recalculated to cover
                                 both interest and principal so that the
                                 mortgage loan will amortize fully on its final
                                 payment date. The interest-only feature may
                                 reduce the likelihood of prepayment for such
                                 mortgage loans during the interest-only period
                                 due to the smaller monthly payments relative to
                                 a fully-amortizing mortgage loan. Because the
                                 monthly payment increases following the
                                 interest-only period, there is a greater
                                 likelihood that the related borrower may not be
                                 able to pay the increased amount and may
                                 default or may refinance the related mortgage
                                 loan to avoid the higher payment. In addition,
                                 because it is expected that no principal
                                 payments will be made on such mortgage loans
                                 for an extended period following origination,
                                 certificateholders will receive smaller
                                 principal distributions during such period than
                                 they would have received if the related
                                 borrowers were required to make monthly
                                 payments of interest and principal for the
                                 entire lives of such mortgage loans. This
                                 slower rate of principal distributions may
                                 reduce the return on an investment in the Class
                                 A and Class M Certificates that are purchased
                                 at a discount.

THE RETURN ON YOUR               Losses on the mortgage loans may occur due to a
CERTIFICATES MAY BE AFFECTED     wide variety of causes, including the increase
BY REALIZED LOSSES ON THE        in the monthly payment amount described above
MORTGAGE LOANS, WHICH COULD      or a decline in real estate values and adverse
OCCUR DUE TO A VARIETY OF        changes in the borrower's financial condition.
CAUSES.                          A decline in real estate values or economic
                                 conditions nationally or in the regions where
                                 the mortgaged properties are located may
                                 increase the risk of realized losses on the
                                 mortgage loans.

                                      S-15

THE MORTGAGE LOANS               The originator's underwriting standards are
WERE UNDERWRITTEN TO STANDARDS   intended to assess the value of the mortgaged
WHICH DO NOT CONFORM TO THE      property and to evaluate the adequacy of the
CREDIT STANDARDS OF FANNIE MAE   property as collateral for the mortgage loan
OR FREDDIE MAC WHICH MAY         and consider, among other things, a mortgagor's
RESULT IN LOSSES ON THE          credit history, repayment ability and debt
MORTGAGE LOANS.                  service-to-income ratio, as well as the type
                                 and use of the mortgaged property. The
                                 originator provides loans primarily to
                                 borrowers who do not qualify for loans
                                 conforming to Fannie Mae and Freddie Mac credit
                                 guidelines. The originator's underwriting
                                 standards do not prohibit a mortgagor from
                                 obtaining, at the time of origination of the
                                 originator's first lien, additional financing
                                 which is subordinate to that first lien, which
                                 subordinate financing would reduce the equity
                                 the mortgagor would otherwise have in the
                                 related mortgaged property as indicated in the
                                 originator's loan-to-value ratio determination
                                 for the originator's first lien.

                                 As a result of the originator's underwriting
                                 standards, the mortgage loans in the mortgage
                                 pool are likely to experience rates of
                                 delinquency, foreclosure and bankruptcy that
                                 are higher, and that may be substantially
                                 higher, than those experienced by mortgage
                                 loans underwritten in a more traditional
                                 manner.

                                 Furthermore, changes in the values of mortgaged
                                 properties may have a greater effect on the
                                 delinquency, foreclosure, bankruptcy and loss
                                 experience of the mortgage loans in the
                                 mortgage pool than on mortgage loans originated
                                 in a more traditional manner. No assurance can
                                 be given that the values of the related
                                 mortgaged properties have remained or will
                                 remain at the levels in effect on the dates of
                                 origination of the related mortgage loans.

                                 See "Description of the Mortgage
                                 Loans--Underwriting Standards" in this
                                 prospectus supplement.

MORTGAGE LOANS WITH HIGH         Mortgage loans with a loan-to-value ratio (or
LOAN-TO-VALUE RATIOS LEAVE THE   combined loan-to-value ratio in the case of a
RELATED BORROWER WITH LITTLE     second lien mortgage loan) of greater than
OR NO EQUITY IN THE RELATED      80.00% may present a greater risk of loss than
MORTGAGED PROPERTY, WHICH MAY    mortgage loans with loan-to-value ratios of
RESULT IN LOSSES WITH RESPECT    80.00% or below. Approximately 27.11% of the
TO THESE MORTGAGE LOANS.         mortgage loans (by aggregate principal balance
                                 of the mortgage loans as of the cut-off date)
                                 had a loan-to-value ratio at origination in
                                 excess of 80.00% and are not covered by any
                                 primary mortgage insurance. No mortgage loan
                                 had a loan-to-value ratio (or combined
                                 loan-to-value ratio in the case of a second
                                 lien mortgage loan) at origination exceeding
                                 100.00% as of the cut-off date. In addition,
                                 the originator's underwriting standards do not
                                 prohibit the borrower from obtaining a second
                                 lien mortgage either at the time of origination

                                      S-16

                                 of the originator's loan or any time
                                 thereafter, which would decrease the borrower's
                                 equity in the related mortgaged property.

                                 An overall decline in the residential real
                                 estate market, a rise in interest rates over a
                                 period of time and the condition of a mortgaged
                                 property, as well as other factors, may have
                                 the effect of reducing the value of the
                                 mortgaged property from the appraised value at
                                 the time the mortgage loan was originated and,
                                 therefore, increasing the loan-to-value ratio
                                 (or combined loan-to-value ratio in the case of
                                 a second lien mortgage loan) of the related
                                 mortgage loan. An increase of this kind may
                                 reduce the likelihood of liquidation or other
                                 proceeds being sufficient to satisfy the
                                 mortgage loan, and any losses to the extent not
                                 covered by the credit enhancement may affect
                                 the yield to maturity of your certificates.
                                 There can be no assurance that the value of a
                                 mortgaged property estimated in any appraisal
                                 or review is equal to the actual value of that
                                 mortgaged property at the time of that
                                 appraisal or review. Investors should note that
                                 the values of the mortgaged properties may be
                                 insufficient to cover the outstanding principal
                                 balance of the mortgage loans. There can be no
                                 assurance that the loan-to-value ratio (or
                                 combined loan-to-value ratio in the case of a
                                 second lien mortgage loan) of any mortgage loan
                                 determined at any time after origination is
                                 less than or equal to its loan-to-value ratio
                                 (or combined loan-to-value ratio in the case of
                                 a second lien mortgage loan) at origination.

THE RETURN ON YOUR               The rate of delinquency and default of second
CERTIFICATES MAY BE REDUCED BY   lien mortgage loans and the severity of loss
LOSSES, WHICH ARE MORE LIKELY    may be greater than that of mortgage loans
BECAUSE SOME OF THE MORTGAGE     secured by first liens on comparable
LOANS ARE SECOND LIENS.          properties. Based upon the cut-off date
                                 principal balance, approximately 1.36% of the
                                 mortgage loans included in the mortgage loan
                                 pool are secured by second liens. Proceeds from
                                 liquidation of the property will be available
                                 to satisfy the mortgage loans only if the
                                 claims of any senior liens (including mortgages
                                 or deeds of trust) have been satisfied in full.
                                 When it is uneconomical to foreclose on the
                                 mortgaged property or engage in other loss
                                 mitigation procedures, the servicer may write
                                 off the entire outstanding balance of the
                                 mortgage loan as a bad debt. The foregoing
                                 risks are particularly applicable to mortgage
                                 loans secured by second liens that have high
                                 combined loan-to-value ratios because it is
                                 comparatively more likely that the servicer
                                 would determine foreclosure to be uneconomical
                                 if the servicer believes that there is little,
                                 if any, equity available in the mortgaged
                                 property.

THE RETURN ON THE CLASS A AND    One risk associated with investing in
CLASS M CERTIFICATES MAY BE      mortgage-backed securities is created by any
PARTICULARLY                     concentration of the related properties in one
                                 or more specific geographic regions.
                                 Approximately 32.94% of the

                                      S-17

SENSITIVE TO CHANGES IN REAL     mortgage loans (by aggregate principal balance
ESTATE MARKETS IN SPECIFIC       of the mortgage loans as of the cut-off date)
REGIONS.                         are located in California. If the regional
                                 economy or housing market weakens in California
                                 or in any other region having a significant
                                 concentration of properties underlying the
                                 mortgage loans, the mortgage loans in that
                                 region may experience high rates of loss and
                                 delinquency resulting in realized losses to the
                                 holders of the Class A and Class M
                                 Certificates. A region's economic condition and
                                 housing market may be adversely affected by a
                                 variety of events, including natural disasters
                                 such as earthquakes, hurricanes, floods and
                                 eruptions, civil disturbances such as riots,
                                 disruptions such as ongoing power outages, or
                                 hostilities such as terrorist actions or acts
                                 of war.

                                 Hurricane Wilma, which has struck the west
                                 coast of Florida during the month of October
                                 2005, may have adversely affected any mortgaged
                                 properties located in the area. The originator
                                 will make a representation and warranty that
                                 each mortgaged property is free of damage as of
                                 the closing date. In the event that a mortgaged
                                 property is damaged as of the closing date due
                                 to Hurricane Wilma and such damage adversely
                                 effects the value of or the interests of the
                                 certificateholders in the related mortgage
                                 loan, the originator will be required to
                                 repurchase the related mortgage loan from the
                                 trust. We do not know how many mortgaged
                                 properties have been or may be affected by
                                 Hurricane Wilma and therefore whether the
                                 payment experience on any mortgage loan may be
                                 affected.

VIOLATION OF CONSUMER            Applicable state laws generally regulate
PROTECTION LAWS MAY RESULT IN    interest rates and other charges, require
LOSSES ON THE MORTGAGE LOANS     certain disclosure, and require licensing of
AND YOUR CERTIFICATES.           the originator. In addition, other state laws,
                                 public policy and general principles of equity
                                 relating to the protection of consumers, unfair
                                 and deceptive practices and debt collection
                                 practices may apply to the origination,
                                 servicing and collection of the mortgage loans.

                                 The mortgage loans are also subject to federal
                                 laws, including:

                                 o    the Federal Truth-in-Lending Act and
                                      Regulation Z promulgated thereunder, which
                                      require certain disclosures to the
                                      mortgagors regarding the terms of the
                                      mortgage loans;

                                 o    the Equal Credit Opportunity Act and
                                      Regulation B promulgated thereunder, which
                                      prohibit discrimination on the basis of
                                      age, race, color, sex, religion, marital
                                      status, national origin, receipt of public
                                      assistance or the exercise of any right
                                      under the Consumer Credit Protection Act,
                                      in the extension of credit; and

                                      S-18

                                 o    the Fair Credit Reporting Act, which
                                      regulates the use and reporting of
                                      information related to the borrower's
                                      credit experience.

                                 Violations of certain provisions of these
                                 federal laws may limit the ability of the
                                 servicer to collect all or part of the
                                 principal of or interest on the mortgage loans
                                 and in addition could subject the trust to
                                 damages and administrative enforcement and
                                 could result in the borrowers rescinding such
                                 mortgage loans against either the trust or
                                 subsequent holders of the mortgage loans.

                                 The originator will represent that as of the
                                 closing date each mortgage loan is in
                                 compliance with applicable federal and state
                                 laws and regulations. In the event of a breach
                                 of such representation, the originator will be
                                 obligated to cure such breach or repurchase or
                                 replace the affected mortgage loan in the
                                 manner set forth in the pooling and servicing
                                 agreement.

                                 High Cost Loans

                                 None of the mortgage loans are "High Cost
                                 Loans" within the meaning of the Homeownership
                                 Act or any state or local law, ordinance or
                                 regulation similar to the Homeowner Act. See
                                 "Certain Legal Aspects of Mortgage Loans and
                                 Contracts--The Mortgage Loans--Anti-Deficiency
                                 Legislation and Other Limitations on Lenders"
                                 in the prospectus.

                                 In addition to the Homeownership Act, however,
                                 a number of legislative proposals have been
                                 introduced at both the federal and state level
                                 that are designed to discourage predatory
                                 lending practices. Some states have enacted, or
                                 may enact, laws or regulations that prohibit
                                 inclusion of some provisions in mortgage loans
                                 that have mortgage rates or origination costs
                                 in excess of prescribed levels, and require
                                 that borrowers be given certain disclosures
                                 prior to the consummation of such mortgage
                                 loans. In some cases, state law may impose
                                 requirements and restrictions greater than
                                 those in the Homeownership Act. The failure of
                                 the originator to comply with these laws could
                                 subject the trust, and other assignees of the
                                 mortgage loan, to monetary penalties and could
                                 result in the borrowers rescinding such
                                 mortgage loans against either the trust or
                                 subsequent holders of the mortgage loans.
                                 Lawsuits have been brought in various states
                                 making claims against assignees of high costs
                                 loans for violations of state law. Named
                                 defendants in these cases include numerous
                                 participants within the secondary mortgage
                                 market, including some securitization trusts.

                                      S-19

                                 Under the anti-predatory lending laws of some
                                 states, the borrower is required to meet a net
                                 tangible benefits test in connection with the
                                 origination of the related mortgage loan. This
                                 test may be highly subjective and open to
                                 interpretation. As a result, a court may
                                 determine that a mortgage loan does not meet
                                 the test even if an originator reasonably
                                 believed that the test was satisfied. Any
                                 determination by a court that a mortgage loan
                                 does not meet the test will result in a
                                 violation of that state anti-predatory lending
                                 law, in which case the originator will be
                                 required to purchase such mortgage loan from
                                 the trust.

LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE LOANS   The only credit enhancement for the Class A and
AND THE OTHER ASSETS OF THE      Class M Certificates will be excess cash flow,
TRUST ARE THE SOLE SOURCE OF     overcollaterization, the swap agreement and,
DISTRIBUTIONS ON YOUR            with respect to the Class A Certificates, the
CERTIFICATES.                    subordination provided by the Class M
                                 Certificates, and with respect to the Class M
                                 Certificates, the subordination provided by any
                                 Class M Certificates with a lower payment
                                 priority, in each case as described in this
                                 prospectus supplement. Therefore, if there is
                                 no excess cash flow, the amount of
                                 overcollateralization is reduced to zero and
                                 there are no amounts available under the swap
                                 agreement, then subsequent realized losses
                                 generally will be allocated to the most
                                 subordinate class of Class M Certificates, in
                                 each case until the certificate principal
                                 balance of such class has been reduced to zero,
                                 and then to the Class A Certificates, on a pro
                                 rata basis based on the certificate principal
                                 balance of each such class, until their
                                 respective certificate principal balances have
                                 been reduced to zero.

                                 None of the depositor, the servicer or any of
                                 their affiliates will have any obligation to
                                 replace or supplement the credit enhancement,
                                 or to take any other action to maintain any
                                 rating of the Class A and Class M Certificates.
                                 If any realized losses are incurred on the
                                 mortgage loans that are not covered by the
                                 credit enhancement, the holders of the Class A
                                 and Class M Certificates will bear the risk of
                                 these realized losses.

                                 See "Description of the
                                 Certificates--Allocation of Losses" in this
                                 prospectus supplement.

AMOUNTS AVAILABLE UNDER THE      Any amounts payable to the trust by the swap
SWAP AGREEMENT FROM THE SWAP     counterparty under the swap agreement will be
COUNTERPARTY MAY BE LIMITED.     available as described in this prospectus
                                 supplement to cover certain interest
                                 shortfalls, realized losses and any net WAC
                                 rate carryover amounts. However, no net amounts
                                 will be payable by the swap counterparty unless
                                 the floating amount owed by the swap
                                 counterparty on a distribution

                                      S-20

                                 date exceeds the fixed amount owed to the swap
                                 counterparty on such distribution date. This
                                 will not occur except in periods when one-month
                                 LIBOR (as determined pursuant to the swap
                                 agreement) generally exceeds 4.5935% per annum.
                                 No assurance can be made that any amounts will
                                 be received under the swap agreement, or that
                                 any such amounts that are received will be
                                 sufficient to cover interest shortfalls, net
                                 WAC rate carryover amounts or losses as
                                 described in this prospectus supplement. Any
                                 net swap payment payable to the swap
                                 counterparty under the terms of the swap
                                 agreement will reduce amounts available for
                                 distribution to certificateholders, and may
                                 reduce the pass-through rates of the Class A
                                 and Class M Certificates. In addition, any swap
                                 termination payment payable to the swap
                                 counterparty in the event of early termination
                                 of the swap agreement (other than certain swap
                                 termination payments resulting from an event of
                                 default by or certain termination events with
                                 respect to the swap counterparty, as described
                                 in this prospectus supplement) will reduce
                                 amounts available for distribution to the Class
                                 A and Class M Certificates.

                                 Upon early termination of the swap agreement,
                                 the trustee, on behalf of the trust, or the
                                 swap counterparty may be liable to make a swap
                                 termination payment to the other party
                                 (regardless of which party caused the
                                 termination). The swap termination payment will
                                 be computed in accordance with the procedures
                                 set forth in the swap agreement. In the event
                                 that the trustee, on behalf of the trust, is
                                 required to make a swap termination payment to
                                 the swap counterparty, that amount will be paid
                                 on the related distribution date, and on any
                                 subsequent distribution dates until paid in
                                 full, prior to distributions to the Class A and
                                 Class M Certificates (other than certain swap
                                 termination payments resulting from an event of
                                 default or certain termination events with
                                 respect to the swap counterparty as described
                                 in this prospectus supplement, which swap
                                 termination payments will be subordinated to
                                 distributions to the Class A and Class M
                                 Certificates). This feature may result in
                                 losses on the certificates. Due to the priority
                                 of the applications of the available funds, the
                                 Class M Certificates will bear the effects of
                                 any shortfalls resulting from a net swap
                                 payment or swap termination payment by the
                                 trust before such effects are borne by the
                                 Class A Certificates and one or more classes of
                                 Class M Certificates may suffer a loss as a
                                 result of such payment. Investors should note
                                 that the level of one-month LIBOR as of October
                                 31, 2005 is approximately 4.09% per annum which
                                 means the trust will make a net swap payment to
                                 the swap counterparty unless and until
                                 one-month LIBOR equals or exceeds approximately
                                 4.5935% per annum. Payments owed by the
                                 trustee, on behalf of the trust, to

                                      S-21

                                 the swap counterparty will reduce the amount of
                                 excess cash flow available to cover losses on
                                 the mortgage loans, interest shortfalls and net
                                 WAC rate carryover amounts, and to maintain
                                 overcollateralization.

                                 Net swap payments payable to the trustee, on
                                 behalf of the trust, by the swap counterparty
                                 under the swap agreement will be used to cover
                                 certain losses, as described in this prospectus
                                 supplement, certain interest shortfalls and net
                                 WAC rate carryover amounts. However, if the
                                 swap counterparty defaults on its obligations
                                 under the swap agreement and the trustee is
                                 unable to enter into a replacement swap
                                 agreement on behalf of the trust, then there
                                 may be insufficient funds to cover such
                                 amounts, and the amount of excess cashflow may
                                 be reduced. To the extent that distributions on
                                 the Class A and Class M Certificates depend in
                                 part on payments to be received by the trust
                                 under the swap agreement, the ability of the
                                 trustee to make such distributions on such
                                 certificates will be subject to the credit risk
                                 of the swap counterparty to the swap agreement.

PAYMENTS TO THE TRUST UNDER      The assets of the trust include the swap
THE SWAP AGREEMENT ARE           agreement which will require the counterparty
SUBJECT TO COUNTERPARTY RISK.    thereunder to make certain payments to the
                                 trust for the benefit of the holders of the
                                 Class A and Class M Certificates. To the extent
                                 that distributions on the Class A and Class M
                                 Certificates depend in part on payments to be
                                 received by the trustee under the swap
                                 agreement, the ability of the trustee to make
                                 such distributions on the Class A and Class M
                                 Certificates will be subject to the credit risk
                                 of the counterparty to the swap agreement.
                                 Although there is a mechanism in place to
                                 facilitate replacement of the swap agreement
                                 upon the default or credit impairment of the
                                 counterparty thereunder, there can be no
                                 assurance that any such mechanism will result
                                 in the ability to obtain suitable replacement
                                 swap agreement.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR        A secondary market for your certificates may
CERTIFICATES TO MATURITY IF      not develop. Even if a secondary market does
THEIR MARKETABILITY IS           develop, it may not continue, or it may be
LIMITED.                         illiquid. Neither the underwriter nor any other
                                 person will have any obligation to make a
                                 secondary market in your certificates.
                                 Illiquidity means you may not be able to find a
                                 buyer to buy your certificates readily or at
                                 prices that will enable you to realize a
                                 desired yield. Illiquidity can have an adverse
                                 effect on the market value of the Class A and
                                 Class M Certificates.

                                 Any class of Class A and Class M Certificates
                                 may experience illiquidity, although generally
                                 illiquidity is more likely for classes

                                      S-22

                                 that are especially sensitive to prepayment,
                                 credit or interest rate risk, or that have been
                                 structured to meet the investment requirements
                                 of limited categories of investors.

WITHDRAWAL OR DOWNGRADING OF     A security rating is not a recommendation to
INITIAL RATINGS WILL LIKELY      buy, sell or hold securities. Similar ratings
REDUCE THE PRICES FOR            on different types of securities do not
CERTIFICATES.                    necessarily mean the same thing. We recommend
                                 that you analyze the significance of each
                                 rating independently from any other rating. Any
                                 rating agency may change its rating of the
                                 offered certificates after the offered
                                 certificates are issued if that rating agency
                                 believes that circumstances have changed. Any
                                 subsequent withdrawal or downgrade in rating
                                 will likely reduce the price that a subsequent
                                 purchaser will be willing to pay for the
                                 offered certificates.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD TO MATURITY ON YOUR    The yield to maturity on your certificates will
CERTIFICATES WILL VARY           depend on a variety of factors, including:
DEPENDING ON VARIOUS FACTORS.
                                      o    the rate and timing of principal
                                           payments on the mortgage loans,
                                           including prepayments, defaults and
                                           liquidations and repurchases due to
                                           breaches of representations and
                                           warranties,

                                      o    the rate and timing of realized
                                           losses and interest shortfalls on the
                                           mortgage loans,

                                      o    the pass-through rate for your
                                           certificates,

                                      o    the purchase price you paid for your
                                           certificates, and

                                      o    the timing of the exercise of the
                                           optional termination by the holder of
                                           the Class CE Certificates.

                                 The rates of prepayments and defaults are two
                                 of the most important and least predictable of
                                 these factors.

                                 In general, if you purchase a certificate at a
                                 price higher than its outstanding certificate
                                 principal balance and principal distributions
                                 occur faster than you assumed at the time of
                                 purchase, your yield will be lower than
                                 anticipated. Conversely, if you purchase a
                                 certificate at a price lower than its
                                 outstanding certificate principal balance and
                                 principal distributions occur more slowly than
                                 you assumed at the time of purchase, your yield
                                 will be lower than anticipated.

                                      S-23

THE RATE OF PREPAYMENTS ON THE   Since mortgagors can generally prepay their
MORTGAGE LOANS WILL VARY         mortgage loans at any time, the rate and timing
DEPENDING ON FUTURE MARKET       of principal distributions on the Class A and
CONDITIONS AND OTHER FACTORS.    Class M Certificates are highly uncertain.
                                 Generally, when market interest rates increase,
                                 mortgagors are less likely to prepay their
                                 mortgage loans. This could result in a slower
                                 return of principal to you at a time when you
                                 might have been able to reinvest those funds at
                                 a higher rate of interest than the applicable
                                 pass-through rate. On the other hand, when
                                 market interest rates decrease, borrowers are
                                 generally more likely to prepay their mortgage
                                 loans. This could result in a faster return of
                                 principal to you at a time when you might not
                                 be able to reinvest those funds at an interest
                                 rate as high as the applicable pass-through
                                 rate.

                                 Refinancing programs, which may involve
                                 soliciting all or some of the mortgagors to
                                 refinance their mortgage loans, may increase
                                 the rate of prepayments on the mortgage loans.
                                 These programs may be conducted by the servicer
                                 or any of its affiliates or a third party.

                                 Approximately 79.87% of the mortgage loans (by
                                 aggregate principal balance of the mortgage
                                 loans as of the cut-off date) provide for
                                 payment of a prepayment charge. Prepayment
                                 charges may reduce the rate of prepayment on
                                 the mortgage loans until the end of the period
                                 during which these prepayment charges apply.
                                 Prepayment charges received on the mortgage
                                 loans may be waived and in any case will not be
                                 available for distribution on the Class A and
                                 Class M Certificates. See "Description of The
                                 Mortgage Pool" and "Yield and Prepayment
                                 Considerations" in this prospectus supplement
                                 and "Maturity and Prepayment Considerations" in
                                 the prospectus.

THE RETURN ON YOUR               The Servicemembers Civil Relief Act, formerly
CERTIFICATES COULD BE REDUCED    known as the Soldiers' and Sailors' Civil
BY SHORTFALLS DUE TO THE         Relief Act of 1940, or Relief Act, provides
SERVICEMEMBERS CIVIL RELIEF      relief to borrowers who enter active military
ACT.                             service and to borrowers in reserve status who
                                 are called to active duty after the origination
                                 of their mortgage loan. Current or future
                                 military operations of the United States may
                                 increase the number of citizens who may be in
                                 active military service, including persons in
                                 reserve status who may be called to active
                                 duty. The Relief Act provides generally that a
                                 borrower who is covered by the Relief Act may
                                 not be charged interest on a mortgage loan in
                                 excess of 6% per annum during the period of the
                                 borrower's active duty. These shortfalls are
                                 not required to be paid by the borrower at any
                                 future time. The servicer is not required to
                                 advance these shortfalls. These shortfalls will
                                 reduce the amount of interest payable on the
                                 Class A and Class M Certificates. Interest
                                 reductions on the mortgage loans due to the
                                 application of the Relief Act or similar
                                 legislation or regulations will not be covered

                                      S-24

                                 by any source except that interest shortfalls
                                 arising under the Relief Act or similar
                                 legislation or regulations in an interest
                                 accrual period may be covered by net monthly
                                 excess cash flow in that interest accrual
                                 period in the manner and priority described
                                 under "Description of the Certificates--The
                                 Swap Agreement" and "--Net Monthly Excess Cash
                                 Flow and Overcollateralization" in this
                                 prospectus supplement.

                                 The Relief Act also limits the ability of the
                                 servicer to foreclose on a mortgage loan during
                                 the borrower's period of active duty and, in
                                 some cases, during an additional three month
                                 period thereafter. As a result, there may be
                                 delays in payment and increased realized losses
                                 on the mortgage loans.

                                 We do not know how many mortgage loans have
                                 been or may be affected by the application of
                                 the Relief Act or similar legislation or
                                 regulations.

                                 See "Certain Legal Aspects of Mortgage Loans
                                 and Contracts--Soldiers' and Sailors' Civil
                                 Relief Act of 1940" in the prospectus.

THE CLASS A AND CLASS M          The Class A and Class M Certificates are each
CERTIFICATES ARE EACH SUBJECT    subject to various priorities for payment of
TO DIFFERENT PAYMENT             principal as described in this prospectus
PRIORITIES.                      supplement. Distributions of principal on the
                                 Class A and Class M Certificates having an
                                 earlier priority of payment will be affected by
                                 the rates of prepayment of the related mortgage
                                 loans early in the life of the mortgage pool.
                                 Those classes of Class A and Class M
                                 Certificates with a later priority of payment
                                 will be affected by the rates of prepayment of
                                 the related mortgage loans experienced both
                                 before and after the commencement of principal
                                 distributions on such classes.

THE PASS-THROUGH RATES ON THE    The pass-through rate on each class of Class A
CLASS A AND CLASS M              and Class M Certificates is subject to a net
CERTIFICATES ARE SUBJECT TO A    WAC pass-through rate, as described in this
NET WAC PASS-THROUGH RATE AND    prospectus supplement. Therefore, the
THEREFORE MAY NOT ALWAYS         prepayment of mortgage loans with higher
RECEIVE INTEREST BASED ON        mortgage rates may result in a lower
ONE-MONTH LIBOR PLUS THE         pass-through rate on any class of Class A and
RELATED MARGIN.                  Class M Certificates if the net WAC
                                 pass-through rate is reduced to less than
                                 one-month LIBOR plus the related margin.

                                 To the extent the pass-through rate on any
                                 class of Class A and Class M Certificates is
                                 based upon the net WAC pass-through rate, the
                                 difference between that net WAC pass-through
                                 rate and one-month LIBOR plus the related
                                 margin will create a shortfall that will carry
                                 forward with interest thereon. The shortfalls
                                 described above will only be payable from any
                                 net monthly excess cash flow available for that
                                 purpose or from the swap agreement as

                                      S-25

                                 described in this prospectus supplement. These
                                 shortfalls may remain unpaid on the optional
                                 termination date, if the optional termination
                                 is exercised, or, if the optional termination
                                 is not exercised, on the final distribution
                                 date.

                                 In addition, because the initial mortgage rates
                                 on the adjustable-rate loans may be lower than
                                 the related minimum mortgage rates, the net WAC
                                 pass-through rate will initially be less than
                                 it will be once the adjustable-rate loans have
                                 all adjusted to their fully-indexed rate.
                                 Therefore, prior to the month in which all of
                                 the adjustable-rate loans have adjusted to
                                 their fully-indexed rate, there is a greater
                                 risk that the pass-through rate on any class of
                                 Class A and Class M Certificates will be
                                 limited by the net WAC pass-through rate.

THE CLASS M CERTIFICATES HAVE    The yields to investors in the Class M
DIFFERENT YIELD AND PAYMENT      Certificates will be sensitive to the rate and
CONSIDERATIONS.                  timing of realized losses on the mortgage
                                 loans, to the extent not covered by net monthly
                                 excess cash flow, overcollateralization or the
                                 swap agreement. Losses, to the extent not
                                 covered by net monthly excess cash flow,
                                 overcollateralization or the swap agreement
                                 will be allocated to the most subordinate class
                                 of Class M Certificates outstanding. The
                                 principal portion of any losses previously
                                 allocated to the Class M Certificates that
                                 remain unreimbursed may be covered by excess
                                 cash flow and the swap agreement as and to the
                                 extent described in this prospectus supplement.

                                 See "Summary--Credit Enhancement" and
                                 "Description of the Certificates--Allocation of
                                 Losses" in this prospectus supplement.

                                 Unless the Class A Certificates are reduced to
                                 zero, it is not expected that the Class M
                                 Certificates will receive any distributions of
                                 principal until the later of the distribution
                                 date in December 2008 and the first
                                 distribution date on which the sum of the
                                 overcollateralization amount and the aggregate
                                 certificate principal balance of the Class M
                                 Certificates is greater than or equal to
                                 approximately 51.40% of the aggregate principal
                                 balance of the mortgage loans after giving
                                 effect to principal payments on that
                                 distribution date. As a result, the weighted
                                 average lives of the Class M Certificates may
                                 be longer than would otherwise be the case. In
                                 addition, after the Class M Certificates
                                 commence receiving principal distributions, the
                                 most senior class of Class M Certificates may
                                 be retired before the more subordinate classes
                                 of Class M Certificates.

                                      S-26

                                 See "Description of the Certificates--Principal
                                 Distributions" in this prospectus supplement.

YOU SHOULD NOTE THE ADDITIONAL   Pursuant to the pooling and servicing
RIGHTS OF THE HOLDER OF THE      agreement, the servicer will provide the holder
CLASS CE CERTIFICATES.           of the Class CE Certificates (in such capacity,
                                 the "CE Holder") with reports regarding
                                 liquidated mortgage loans, loan modifications
                                 and delinquent mortgage loans and will make its
                                 servicing personnel available to respond to
                                 inquiries from the CE Holder and will make
                                 underwriting files for defaulted mortgage loans
                                 available to the CE Holder. In addition, the CE
                                 Holder will have the right to direct the
                                 servicer in performing certain of the
                                 servicer's duties under the pooling and
                                 servicing agreement, including, but not limited
                                 to, the right to consent to any sub-servicer
                                 and the right to direct the servicer regarding
                                 the management of specific defaulted mortgage
                                 loans. The servicer will be required to accept
                                 any such directions from the CE Holder.

                                 Investors in the Class A and Class M
                                 Certificates should note that:

                                      o    the rights to be granted to the CE
                                           Holder may be inconsistent with, and
                                           adverse to the interests of the
                                           holders of the Class A and Class M
                                           Certificates and the CE Holder has no
                                           obligation or duty to consider the
                                           interests of the Class A and Class M
                                           Certificates in connection with the
                                           exercise or nonexercise of such CE
                                           Holder's rights; and

                                      o    such CE Holder's exercise of the
                                           rights and consents set forth above
                                           may negatively affect the Class A and
                                           Class M Certificates and the
                                           existence of such CE Holder's rights,
                                           whether or not exercised, may
                                           adversely affect the liquidity of the
                                           Class A and Class M Certificates
                                           relative to other asset-backed
                                           certificates backed by comparable
                                           mortgage loans and with comparable
                                           distribution priorities and ratings.

BANKRUPTCY RISKS

BANKRUPTCY PROCEEDINGS COULD     The transfer of the mortgage loans from
DELAY OR REDUCE DISTRIBUTIONS    Carrington Securities, LP to the depositor is
ON THE CLASS A AND CLASS M       intended by the parties to be and has been
CERTIFICATES.                    documented as a sale. However, if Carrington
                                 Securities, LP were to become bankrupt, a
                                 trustee in bankruptcy could attempt to
                                 recharacterize the sale of the mortgage loans
                                 as a loan secured by the mortgage loans or to
                                 consolidate the mortgage loans with the assets
                                 of Carrington Securities, LP. Any such attempt
                                 could result in a delay in or reduction of
                                 collections on the mortgage loans available to
                                 make distributions on the certificates.

                                      S-27

                                  INTRODUCTION

          The depositor will establish a trust with respect to Series 2005-FRE1 on the closing date, under a pooling and servicing agreement, dated as of
October 31, 2005, among the depositor, the servicer and the trustee. On the closing date, the depositor will deposit into the trust a mortgage pool of mortgage loans secured by first and second liens on one to four family residential properties.

          Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms"
or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The mortgage pool will consist of 3,892 adjustable-rate and fixed-rate, interest-only and fully-amortizing, first lien and second lien mortgage loans with an aggregate unpaid principal balance of approximately
$925,824,492 as of the cut-off date after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans are secured by first liens and second liens on fee simple interests in one to four family residential properties.

          All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by outstanding principal balance determined as of the cut-off date after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5% of the cut-off date, unless otherwise indicated.

          Investors should note that the mortgage pool as described in this prospectus supplement has an aggregate principal balance of approximately
$925,824,492. However, on the closing date the depositor will deliver mortgage loans with an aggregate principal balance of approximately $908,418,414. It is not anticipated that the mortgage loans delivered on the closing date will differ in any material respect other that the aggregate principal balance thereof. All calculations and percentages shown in this prospectus supplement are based on the mortgage pool as described herein.

          The mortgage loans are secured by mortgages or deeds of trust or other similar security instruments creating first liens or second liens on residential properties. The mortgaged properties consist of attached or detached, one to four family dwelling units and individual condominium units. The mortgage loans will be acquired by the depositor from Carrington Securities, LP in the manner described in this prospectus supplement. Fremont Investment & Loan will act as the servicer under the pooling and servicing agreement.

          Each mortgage loan will accrue interest at the fixed-rate or adjustable-rate calculated as specified under the terms of the related mortgage note. As of the cut-off date, approximately 92.29% of the mortgage loans are adjustable-rate mortgage loans and approximately 7.71% of the mortgage loans are fixed-rate mortgage loans.

                                      S-28

          Each fixed-rate mortgage loan has a mortgage rate that is fixed for the life of such mortgage loan.

          Some of the adjustable-rate mortgage loans provide for semi-annual adjustment to their mortgage rates; provided, however, that in the case of approximately 96.75%, approximately 2.77% and approximately 0.48% of the adjustable-rate mortgage loans, the first adjustment will not occur until after the initial period of approximately two years, three years and five years, respectively, from the date of origination. Such mortgage loans are referred to in this prospectus supplement as "delayed first adjustment mortgage loans." In connection with each such mortgage rate adjustment, the mortgage loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date. On each adjustment date, the mortgage rate on each adjustable-rate mortgage loan will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the index and a fixed percentage amount, or gross margin, for that mortgage loan specified in the related mortgage note. However, the mortgage rate on each adjustable-rate mortgage loan will not increase or decrease, initially, by more than 3.000% per annum, and thereafter, by more than
1.500% per annum, on any related adjustment date and will not exceed a specified maximum mortgage rate over the life of the adjustable-rate mortgage loan or be less than a specified minimum mortgage rate over the life of the mortgage loan.
Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of that mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index, calculated as described in this prospectus supplement, and the related gross margin. See "--The Index" in this prospectus supplement. None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

          Approximately 36.95% of the mortgage loans provide that for a period of 60 months after origination, the required monthly payments are limited to accrued interest. At the end of such period, the monthly payments on each such mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate.

          The mortgage loans have scheduled monthly payments due on the first day of the month and that day is referred to in this prospectus supplement as the "due date." Each mortgage loan will contain a customary due-on-sale clause which provides that the mortgage loan must be repaid at the time of a sale of the related mortgaged property or, in the case of an adjustable-rate mortgage loan, assumed by a creditworthy purchaser of the related mortgage property.

          Approximately 79.87% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related mortgage note. These mortgage loans provide for payment of a prepayment charge on some partial prepayments and all prepayments in full made within a specified period not in excess of three years from the date of origination of the mortgage loan, as provided in the related mortgage note. The amount of the prepayment charge is as provided in the related mortgage note, but, in most cases, is equal to six months' interest on any amounts prepaid in excess of 20% of the original

                                      S-29

principal balance of the related mortgage loan in any 12 month period, as permitted by law. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the Class A and Class M Certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver of the prepayment charges, may have on the prepayment performance of the mortgage loans. See "Certain Legal Aspects of the Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments" in the prospectus.

          None of the mortgage loans are buydown mortgage loans.

THE INDEX

          As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable-rate mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available as specified in the related mortgage note either as of the first business day 45 days prior to that adjustment date or as of the first business day of the month preceding the month of the adjustment date.

          In the event that the index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

                                      S-30

MORTGAGE LOAN CHARACTERISTICS

          The mortgage loans will have the following characteristics as of the cut-off date, as adjusted for scheduled principal payments due on or before the cut-off date whether or not received:

Number of Mortgage Loans...................   3,892
Net Mortgage Rates:
   Weighted average........................   6.713%
   Range...................................   12.746% to 4.496%
Mortgage Rates:
   Weighted average........................   7.217%
   Range...................................   13.250% to 5.000%
Note Margins of the
Adjustable Rate Mortgage Loans:
   Weighted average........................   6.260%
   Range...................................   4.410% to 7.000%
Minimum Mortgage Rates of the
Adjustable Rate Mortgage Loans:
   Weighted average........................   7.185%
   Range...................................   5.150% to 12.300%
Minimum Net Mortgage Rates of the
Adjustable Rate Mortgage Loans:
   Weighted average........................   6.681%
   Range...................................   4.646% to 11.796%
Maximum Mortgage Rates of the
Adjustable Rate Mortgage Loans:
   Weighted average........................   13.239%
   Range...................................   11.150% to 19.250%
Maximum Net Mortgage Rates of the
Adjustable Rate Mortgage Loans:
   Weighted average........................   12.735%
   Range...................................   10.646% to 18.746%
Periodic Caps of the
Adjustable Rate Mortgage Loans:
   Weighted average........................   1.500%
   Range...................................   1.500% to 1.500%

                                      S-31

Weighted average months to next interest
rate adjustment date of the Adjustable Rate
Mortgage Loans after November 1, 2005......   20

          The mortgage loans will have the following additional characteristics:

          o    The mortgage loans have an aggregate principal balance as of the cut-off date, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5% of approximately
               $925,824,492.

          o    The mortgage loans had individual principal balances at
               origination of at least $7,000 but not more than $1,000,000 with an average principal balance at origination of approximately
               $241,643.

          o    None of the mortgage loans will have been originated prior to
               December 23, 2004 or will have a maturity date later than
               November 1, 2035.

          o    No mortgage loans will have a remaining term to stated maturity as of the cut-off date of less than 116 months.

          o    The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately 355 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 360 months.

          o    As of October 31, 2005, none of the mortgage loans are currently
               30 to 59 days delinquent in the payment of principal and/or interest. As of October 31, 2005, none of the mortgage loans are currently 60 or more days delinquent in the payment of principal and/or interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and
               Servicing Agreement--The Servicer" in this prospectus supplement.

          o    None of the mortgage loans are Buy-Down Loans.

          o    None of the mortgage loans are subject to the Homeownership Act.

          o    Approximately 98.64% of the mortgage loans are secured by first liens on fee simple interests in one to four family residential properties, and approximately 1.36% of the mortgage loans are secured by second liens on fee simple interests in one to four family residential properties.

          o    No mortgage loan provides for deferred interest or negative amortization.

          o    No mortgage loan provides for conversion from an adjustable rate to a fixed rate.

          o    None of the mortgage loans are balloon mortgage loans.

                                      S-32

          o    Approximately 36.95% of the mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period of up to five years.

          The mortgage loans which are adjustable-rate loans are generally assumable in accordance with the terms of the related mortgage note. See
"Maturity and Prepayment Considerations" in the prospectus.

          Set forth below is a description of additional characteristics of the mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance of the mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%, and are rounded to the nearest dollar.

                                      S-33

                       PRODUCT TYPE OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
PRODUCT TYPE                       LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

2Y/6M Arms ...................     2,166      $498,756,989.28       53.87%    $230,266.38      586      85.22%      7.559%
2Y/6M Arms -IO ...............     1,131       327,963,385.16       35.42      289,976.47      630      95.12       6.630
3Y/6M Arms ...................        39         9,483,320.87        1.02      243,162.07      614      85.55       7.425
3Y/6M Arms -IO ...............        45        14,147,057.04        1.53      314,379.05      644      94.36       6.329
5Y/6M Arms ...................        16         4,105,891.95        0.44      256,618.25      630      85.54       6.947
Fixed ........................       279        58,766,887.58        6.35      210,634.01      620      79.61       7.146
Fixed 2nds ...................       216        12,600,960.02        1.36       58,337.78      631      99.29      10.188
                                   -----      ---------------      ------     -----------      ---      -----      ------
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%      7.217%
                                   =====      ===============      ======

                CURRENT GROSS MORTGAGE RATE OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
CURRENT GROSS MORTGAGE            MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
RATE (%)                           LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

5.000 - 5.499 ................        33      $ 11,890,368.73        1.28%    $360,314.20      648      91.68%      5.341%
5.500 - 5.999 ................       235        85,457,995.92        9.23      363,651.05      641      91.33       5.828
6.000 - 6.499 ................       389       123,106,149.12       13.30      316,468.25      637      90.11       6.254
6.500 - 6.999 ................       878       246,727,787.49       26.65      281,011.15      621      91.73       6.763
7.000 - 7.499 ................       623       146,555,495.86       15.83      235,241.57      599      90.09       7.238
7.500 - 7.999 ................       691       152,837,194.02       16.51      221,182.63      588      87.39       7.726
8.000 - 8.499 ................       296        54,654,155.52        5.90      184,642.42      575      86.15       8.226
8.500 - 8.999 ................       269        47,846,260.49        5.17      177,867.14      554      81.34       8.699
9.000 - 9.499 ................        91        14,762,807.57        1.59      162,228.65      534      77.74       9.213
9.500 - 9.999 ................       125        14,236,322.95        1.54      113,890.58      561      79.02       9.767
10.000 - 10.499 ..............       130        11,162,232.70        1.21       85,863.33      579      83.91      10.268
10.500 - 10.999 ..............        83         9,323,523.26        1.01      112,331.61      553      70.87      10.758
11.000 - 11.499 ..............        19         3,876,169.92        0.42      204,008.94      538      66.15      11.257
11.500 - 11.999 ..............        19         2,327,083.70        0.25      122,478.09      529      62.93      11.723
12.000 - 12.499 ..............         9         1,032,265.69        0.11      114,696.19      525      66.62      12.217
12.500 - 12.999 ..............         1             6,900.00        0.00        6,900.00      620      94.68      12.500
13.000 - 13.499 ..............         1            21,778.96        0.00       21,778.96      676      95.00      13.250
                                   -----      ---------------      ------     -----------      ---      -----      ------
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%      7.217%
                                   =====      ===============      ======

                                      S-34

          CURRENT MORTGAGE LOAN PRINCIPAL BALANCE OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
CURRENT UNPAID PRINCIPAL          MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
BALANCE ($)                        LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0.01 - 25,000.00 .............        37      $    656,388.11        0.07%    $ 17,740.22      626      98.53%     10.733%
25,000.01 - 50,000.00 ........        91         3,340,492.60        0.36       36,708.71      616      92.55      10.129
50,000.01 - 75,000.00 ........       157        10,031,415.10        1.08       63,894.36      588      89.15       9.151
75,000.01 - 100,000.00 .......       267        23,754,387.47        2.57       88,967.74      590      86.79       8.235
100,000.01 - 125,000.00 ......       401        44,987,768.41        4.86      112,188.95      591      91.08       7.784
125,000.01 - 150,000.00 ......       336        46,173,642.67        4.99      137,421.56      595      89.10       7.786
150,000.01 - 175,000.00 ......       352        56,933,030.29        6.15      161,741.56      594      88.87       7.512
175,000.01 - 200,000.00 ......       307        57,611,359.96        6.22      187,659.15      592      86.29       7.491
200,000.01 - 225,000.00 ......       312        66,289,250.28        7.16      212,465.55      598      87.09       7.334
225,000.01 - 250,000.00 ......       213        50,555,147.76        5.46      237,348.11      595      87.55       7.364
250,000.01 - 275,000.00 ......       205        53,858,636.31        5.82      262,725.06      601      87.25       7.145
275,000.01 - 300,000.00 ......       193        55,503,182.73        6.00      287,581.26      607      89.18       7.072
300,000.01 - 333,700.00 ......       195        61,596,446.04        6.65      315,879.21      602      88.21       7.148
333,700.01 - 350,000.00 ......        71        24,207,080.63        2.61      340,944.80      602      89.63       6.934
350,000.01 - 500,000.00 ......       476       198,204,887.53       21.41      416,396.82      618      90.23       6.896
500,000.01 - 600,000.00 ......       150        82,260,220.98        8.89      548,401.47      621      90.48       6.900
600,000.01 - 700,000.00 ......        71        45,887,182.86        4.96      646,298.35      615      88.67       6.942
700,000.01 - 800,000.00 ......        49        35,782,266.04        3.86      730,250.33      623      86.76       6.568
800,000.01 - 900,000.00 ......         4         3,353,388.17        0.36      838,347.04      643      75.27       6.198
900,000.01 - 1,000,000.00 ....         5         4,838,317.96        0.52      967,663.59      610      72.36       6.498
                                   -----      ---------------      ------     -----------      ---      -----      ------
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%      7.217%
                                   =====      ===============      ======

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL PRINCIPAL BALANCE ($)     LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0.01 - 25,000.00 .............        34      $    582,215.68        0.06%    $ 17,123.99      624      98.34%     10.784%
25,000.01 - 50,000.00 ........        87         3,075,533.66        0.33       35,350.96      620      94.68      10.195
50,000.01 - 75,000.00 ........       142         8,740,883.73        0.94       61,555.52      587      88.12       9.234
75,000.01 - 100,000.00 .......       264        22,906,553.07        2.47       86,767.25      591      87.03       8.266
100,000.01 - 125,000.00 ......       389        42,895,279.51        4.63      110,270.64      592      91.11       7.770
125,000.01 - 150,000.00 ......       342        46,151,935.42        4.98      134,947.18      594      89.17       7.851
150,000.01 - 175,000.00 ......       344        54,791,961.45        5.92      159,278.96      595      89.21       7.470
175,000.01 - 200,000.00 ......       305        56,221,983.35        6.07      184,334.37      593      86.68       7.480
200,000.01 - 225,000.00 ......       315        65,979,254.07        7.13      209,457.95      597      87.29       7.335
225,000.01 - 250,000.00 ......       220        51,323,569.78        5.54      233,288.95      597      87.52       7.388
250,000.01 - 275,000.00 ......       193        49,811,782.67        5.38      258,092.14      599      87.86       7.198
275,000.01 - 300,000.00 ......       206        58,303,708.34        6.30      283,027.71      603      87.67       7.082
300,000.01 - 333,700.00 ......       192        59,630,139.96        6.44      310,573.65      606      88.59       7.110
333,700.01 - 350,000.00 ......        83        27,819,927.50        3.00      335,179.85      599      88.79       7.054
350,000.01 - 500,000.00 ......       485       199,527,022.12       21.55      411,395.92      618      90.33       6.898
500,000.01 - 600,000.00 ......       157        85,237,589.95        9.21      542,914.59      622      90.28       6.891
600,000.01 - 700,000.00 ......        73        46,780,143.50        5.05      640,823.88      610      88.23       6.992
700,000.01 - 800,000.00 ......        52        37,853,302.01        4.09      727,948.12      622      86.83       6.616
800,000.01 - 900,000.00 ......         4         3,353,388.17        0.36      838,347.04      643      75.27       6.198
900,000.01 - 1,000,000.00 ....         5         4,838,317.96        0.52      967,663.59      610      72.36       6.498
                                   -----      ---------------      ------     -----------      ---      -----      ------
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%      7.217%
                                   =====      ===============      ======

                                      S-35

                REMAINING TERM TO MATURITY OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL TERM (MONTHS)             LOANS     PRINCIPAL BALANCE     LOANS        BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

61 - 120 .....................         9      $    121,053.55        0.01%    $ 13,450.39      636      95.96%     11.310%
121 - 180 ....................        19         1,169,942.18        0.13       61,575.90      613      72.22       7.872
181 - 240 ....................        22         1,166,586.14        0.13       53,026.64      637      72.05       7.930
301 - 365 ....................     3,842       923,366,910.03       99.73      240,334.96      606      88.75       7.214
                                   -----      ---------------     -------     -----------      ---      -----      ------
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%      7.217%
                                   =====      ===============      ======

                 ORIGINAL TERM TO MATURITY OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL TERM (MONTHS)             LOANS     PRINCIPAL BALANCE     LOANS        BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

60 - 180 .....................        28      $  1,290,995.73        0.14%    $ 46,106.99      615      74.44%      8.194%
181 - 240 ....................        22         1,166,586.14        0.13       53,026.64      637      72.05       7.930
241 - 365 ....................     3,842       923,366,910.03       99.73      240,334.96      606      88.75       7.214
                                   -----      ---------------     -------     -----------      ---      -----      ------
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%      7.217%
                                   =====      ===============      ======

               COMBINED LOAN-TO-VALUE RATIO OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
COMBINED LTV (%)                   LOANS     PRINCIPAL BALANCE     LOANS        BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0.01 - 25.00 .................         8      $    646,078.44        0.07%    $ 80,759.81      573      18.91%      7.550%
25.01 - 30.00 ................         7           703,812.78        0.08      100,544.68      601      28.79       7.629
30.01 - 35.00 ................         7           819,575.70        0.09      117,082.24      565      32.84       8.121
35.01 - 40.00 ................        19         3,425,197.17        0.37      180,273.54      608      37.11       7.671
40.01 - 45.00 ................        25         5,775,711.00        0.62      231,028.44      589      42.76       7.416
45.01 - 50.00 ................        42         7,659,635.92        0.83      182,372.28      575      47.75       7.513
50.01 - 55.00 ................        39         7,967,053.33        0.86      204,283.42      563      52.73       8.064
55.01 - 60.00 ................        59        14,125,526.52        1.53      239,415.70      581      58.04       7.770
60.01 - 65.00 ................       106        25,158,597.46        2.72      237,345.26      558      63.61       8.447
65.01 - 70.00 ................       155        36,073,189.14        3.90      232,730.25      559      68.92       8.183
70.01 - 75.00 ................       189        47,865,389.78        5.17      253,256.03      563      74.09       7.738
75.01 - 80.00 ................       511       138,113,270.11       14.92      270,280.37      582      79.54       7.395
80.01 - 85.00 ................       183        49,580,007.07        5.36      270,929.00      591      84.44       7.046
85.01 - 90.00 ................       336        95,483,921.24       10.31      284,178.34      613      89.71       7.025
90.01 - 95.00 ................       388        95,522,996.34       10.32      246,193.29      610      94.75       7.176
95.01 - 100.00 ...............     1,818       396,904,529.90       42.87      218,319.32      628      99.93       6.951
                                   -----      ---------------     -------     -----------      ---      -----      ------
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%      7.217%
                                   =====      ===============      ======

                                      S-36

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
ORIGINAL LOAN-TO-VALUE RATIO      MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
(%)                                LOANS     PRINCIPAL BALANCE     LOANS        BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0.01 - 25.00 .................       224      $ 13,247,038.46        1.43%    $ 59,138.56      628      95.37%     10.059%
25.01 - 30.00 ................         7           703,812.78        0.08      100,544.68      601      28.79       7.629
30.01 - 35.00 ................         7           819,575.70        0.09      117,082.24      565      32.84       8.121
35.01 - 40.00 ................        19         3,425,197.17        0.37      180,273.54      608      37.11       7.671
40.01 - 45.00 ................        26         5,880,016.93        0.64      226,154.50      588      43.78       7.420
45.01 - 50.00 ................        42         7,659,635.92        0.83      182,372.28      575      47.75       7.513
50.01 - 55.00 ................        40         8,408,072.10        0.91      210,201.80      566      52.99       7.985
55.01 - 60.00 ................        60        14,291,952.41        1.54      238,199.21      579      58.48       7.792
60.01 - 65.00 ................       107        25,259,438.81        2.73      236,069.52      558      63.75       8.460
65.01 - 70.00 ................       159        36,129,035.46        3.90      227,226.64      560      69.30       8.222
70.01 - 75.00 ................       195        49,764,291.10        5.38      255,201.49      564      74.93       7.680
75.01 - 80.00 ................     1,965       509,284,352.81       55.01      259,177.79      618      93.87       6.928
80.01 - 85.00 ................       276        67,084,562.04        7.25      243,060.01      593      88.26       7.066
85.01 - 90.00 ................       674       159,588,841.87       17.24      236,778.70      605      93.18       7.234
90.01 - 95.00 ................        60        16,593,425.98        1.79      276,557.10      636      94.80       7.242
95.01 - 100.00 ...............        31         7,685,242.36        0.83      247,911.04      650      99.87       7.853
                                   -----      ---------------     -------     -----------      ---      -----      ------
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%      7.217%
                                   =====      ===============      ======

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
STATE                              LOANS     PRINCIPAL BALANCE     LOANS        BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

California ...................       899      $299,864,567.01       32.39%    $333,553.47      614      87.99%      6.866%
New York .....................       285        91,722,945.04        9.91      321,834.89      611      84.85       7.183
Florida ......................       442        83,902,458.56        9.06      189,824.57      599      87.98       7.480
New Jersey ...................       226        59,435,193.22        6.42      262,987.58      595      84.80       7.486
Maryland .....................       200        49,582,943.00        5.36      247,914.72      600      87.79       7.392
Virginia .....................       164        43,350,735.45        4.68      264,333.75      605      90.39       7.350
Illinois .....................       231        40,948,122.27        4.42      177,264.60      604      91.71       7.377
Massachusetts ................       154        39,522,239.87        4.27      256,637.92      592      85.99       7.572
Georgia ......................       220        33,678,633.24        3.64      153,084.70      605      96.12       7.445
Minnesota ....................        87        15,257,177.56        1.65      175,369.86      606      95.89       7.077
Colorado .....................        90        15,159,923.18        1.64      168,443.59      608      93.16       7.184
Arizona ......................        72        14,752,658.77        1.59      204,898.04      599      90.17       7.300
Hawaii .......................        43        13,753,091.83        1.49      319,839.34      633      89.55       6.707
Nevada .......................        56        13,724,625.20        1.48      245,082.59      611      89.32       7.204
Connecticut ..................        60        11,879,439.55        1.28      197,990.66      605      92.41       7.244
North Carolina ...............        65        10,073,262.65        1.09      154,973.27      595      93.31       7.401
Michigan .....................        82         9,647,846.26        1.04      117,656.66      584      94.83       7.919
Washington ...................        37         9,423,660.57        1.02      254,693.53      611      91.30       7.286
Other ........................       479        70,144,968.67        7.58      146,440.44      594      91.23       7.591
                                   -----      ---------------     -------     -----------      ---      -----      ------
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%      7.217%
                                   =====      ===============      ======

                                      S-37

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE     GROSS
OCCUPANCY                          LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Investor .....................       225      $ 43,223,397.08        4.67%    $192,103.99      627      84.66%     7.592%
Owner Occupied ...............     3,639       875,578,451.78       94.57      240,609.63      605      88.99      7.200
Second Home ..................        28         7,022,643.04        0.76      250,808.68      622      77.99      7.025
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%     7.217%
                                   =====      ===============      ======

                  MORTGAGE PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE     GROSS
PROPERTY TYPE                      LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

2-4 Unit .....................       332      $ 93,082,024.17       10.05%    $280,367.54      610      86.77%     7.313%
Condo ........................       218        46,831,966.71        5.06      214,825.54      615      91.70      7.185
One Family ...................     3,342       785,910,501.02       84.89      235,161.73      605      88.76      7.207
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%     7.217%
                                   =====      ===============      ======

                   MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                         MORTGAGE    PRINCIPAL     CREDIT      VALUE      GROSS
LOAN PURPOSE                       LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Cash Out Refinance ...........     1,342      $342,465,763.01       36.99%    $255,190.58      591      81.33%     7.351%
Debt-Consolidation ...........       305        78,684,002.56        8.50      257,980.34      586      79.92      7.333
Home Improvement .............        66        19,100,479.01        2.06      289,401.20      597      81.83      6.914
Purchase .....................     2,162       481,773,295.46       52.04      222,836.86      620      95.72      7.112
Rate/Term Refinance ..........        17         3,800,951.86        0.41      223,585.40      596      79.89      7.430
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%     7.217%
                                   =====      ===============      ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
DOCUMENTATION TYPE                 LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Full Documentation ...........     2,548      $560,915,154.53       60.59%    $220,139.39      605      90.65%     7.044%
Limited Documentation ........        64        20,961,695.12        2.26      327,526.49      597      84.17      7.116
Stated Documentation .........     1,280       343,947,642.25       37.15      268,709.10      609      85.81      7.504
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%     7.217%
                                   =====      ===============      ======

                                      S-38

                 CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
CREDIT SCORE RANGE                 LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

500 - 525 ....................       280      $ 58,963,868.98        6.37%    $210,585.25      513      73.24%     8.743%
526 - 550 ....................       356        84,841,528.27        9.16      238,318.90      537      75.10      8.120
551 - 575 ....................       461        99,295,158.11       10.73      215,390.80      563      83.66      7.708
576 - 600 ....................       841       166,646,999.42       18.00      198,153.39      589      90.50      7.230
601 - 625 ....................       762       183,303,653.83       19.80      240,555.98      613      91.72      6.947
626 - 650 ....................       619       158,747,926.94       17.15      256,458.69      637      93.47      6.845
651 - 675 ....................       362       112,370,162.08       12.14      310,414.81      663      95.18      6.620
676 - 700 ....................       140        40,322,915.60        4.36      288,020.83      687      94.59      6.527
701 - 725 ....................        38        11,429,985.38        1.23      300,789.09      712      89.13      6.547
726 - 750 ....................        19         5,213,037.37        0.56      274,370.39      737      94.68      6.470
751 - 775 ....................        10         3,291,324.20        0.36      329,132.42      759      77.28      6.639
776 - 800 ....................         2           545,912.39        0.06      272,956.20      786      91.03      6.664
801 - 825 ....................         2           852,019.33        0.09      426,009.67      811      80.00      6.355
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%     7.217%
                                   =====      ===============      ======

                 PREPAYMENT PENALTY TERMS OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
PREPAYMENT PENALTY TERM           MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
(MONTHS)                           LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0 ............................       862      $186,325,475.08       20.13%    $216,154.84      601      88.52%     7.584%
12 ...........................       473       122,978,543.79       13.28      259,996.92      610      87.74      7.349
24 ...........................     2,186       532,997,264.88       57.57      243,823.09      606      89.51      7.106
30 ...........................         2           351,444.69        0.04      175,722.35      651      80.00      6.567
36 ...........................       369        83,171,763.46        8.98      225,397.73      613      85.40      6.909
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%     7.217%
                                   =====      ===============      ======

                        LIEN TYPES OF THE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
LIEN TYPE                          LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   -------    --------

First Lien ...................     3,676      $913,223,531.88       98.64%    $248,428.60      606      88.56%      7.176%
Second Lien ..................       216        12,600,960.02        1.36       58,337.78      631      99.29      10.188
                                   -----      ---------------      ------     -----------      ---      -----      ------
TOTAL: .......................     3,892      $925,824,491.90      100.00%    $237,878.85      606      88.70%      7.217%
                                   =====      ===============      ======

                                      S-39

                 PRODUCT TYPES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
PRODUCT TYPE                       LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Fixed ........................      279        $58,766,887.58       82.34%    $210,634.01      620      79.61%      7.146%
Fixed 2nds ...................      216         12,600,960.02       17.66       58,337.78      631      99.29      10.188
                                    ---        --------------      ------     -----------      ---      -----      ------
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%      7.683%
                                    ===        ==============      ======

          CURRENT GROSS MORTGAGE RATE OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
CURRENT GROSS MORTGAGE            MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
RATE (%)                           LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

5.500 - 5.999 ................       16        $ 5,047,548.84        7.07%    $315,471.80      662       80.70%     5.990%
6.000 - 6.499 ................       36         10,741,422.08       15.05      298,372.84      662       76.34      6.308
6.500 - 6.999 ................       56         13,727,451.00       19.23      245,133.05      624       80.21      6.736
7.000 - 7.499 ................       45         10,076,261.48       14.12      223,916.92      607       79.73      7.221
7.500 - 7.999 ................       60         10,485,677.23       14.69      174,761.29      593       81.72      7.731
8.000 - 8.499 ................       23          3,791,831.46        5.31      164,862.24      606       74.73      8.220
8.500 - 8.999 ................       30          3,238,121.70        4.54      107,937.39      596       88.40      8.683
9.000 - 9.499 ................       10            990,505.54        1.39       99,050.55      579       86.27      9.353
9.500 - 9.999 ................       63          4,694,917.49        6.58       74,522.50      625       95.58      9.804
10.000 - 10.499 ..............       99          5,774,111.43        8.09       58,324.36      626       99.01     10.255
10.500 - 10.999 ..............       46          2,485,910.45        3.48       54,041.53      604       94.48     10.675
11.000 - 11.499 ..............        1            163,273.91        0.23      163,273.91      633      100.00     11.375
11.500 - 11.999 ..............        5             86,234.46        0.12       17,246.89      639       95.00     11.844
12.000 - 12.499 ..............        3             35,901.57        0.05       11,967.19      643       93.74     12.250
12.500 - 12.999 ..............        1              6,900.00        0.01        6,900.00      620       94.68     12.500
13.000 - 13.499 ..............        1             21,778.96        0.03       21,778.96      676       95.00     13.250
                                    ---        --------------      ------     -----------      ---      ------     ------
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622       83.09%     7.683%
                                    ===        ==============      ======

                                      S-40

    CURRENT MORTGAGE LOAN PRINCIPAL BALANCE OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
CURRENT UNPAID PRINCIPAL          MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
BALANCE ($)                        LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0.01 - 25,000.00 .............       37        $   656,388.11        0.92%    $ 17,740.22      626      98.53%     10.733%
25,000.01 - 50,000.00 ........       81          2,859,512.35        4.01       35,302.62      626      97.21      10.142
50,000.01 - 75,000.00 ........       56          3,570,807.02        5.00       63,764.41      617      92.67       9.796
75,000.01 - 100,000.00 .......       63          5,563,393.80        7.80       88,307.84      607      88.48       9.024
100,000.01 - 125,000.00 ......       35          3,893,788.20        5.46      111,251.09      621      91.80       8.645
125,000.01 - 150,000.00 ......       39          5,347,804.52        7.49      137,123.19      618      82.45       8.211
150,000.01 - 175,000.00 ......       47          7,537,285.93       10.56      160,367.79      610      79.42       7.812
175,000.01 - 200,000.00 ......       27          5,024,391.90        7.04      186,088.59      611      78.01       7.354
200,000.01 - 225,000.00 ......       18          3,781,656.69        5.30      210,092.04      631      79.04       7.067
225,000.01 - 250,000.00 ......       10          2,356,968.17        3.30      235,696.82      608      77.33       6.899
250,000.01 - 275,000.00 ......       13          3,389,278.89        4.75      260,713.76      610      79.90       6.950
275,000.01 - 300,000.00 ......       21          6,020,335.69        8.44      286,682.65      633      82.09       6.849
300,000.01 - 333,700.00 ......        9          2,851,270.17        4.00      316,807.80      607      82.94       6.978
333,700.01 - 350,000.00 ......        2            687,529.51        0.96      343,764.76      587      77.46       7.422
350,000.01 - 500,000.00 ......       27         11,611,729.04       16.27      430,064.04      634      82.31       6.866
500,000.01 - 600,000.00 ......        6          3,282,137.94        4.60      547,022.99      642      75.56       6.859
600,000.01 - 700,000.00 ......        1            637,144.35        0.89      637,144.35      755      36.73       6.450
700,000.01 - 800,000.00 ......        2          1,434,637.14        2.01      717,318.57      627      99.67       6.277
800,000.01 - 900,000.00 ......        1            861,788.18        1.21      861,788.18      645      80.00       6.450
                                    ---        --------------      ------     -----------      ---      -----      ------
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%      7.683%
                                    ===        ==============      ======

                                      S-41

    ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCE OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                          OF          AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL PRINCIPAL BALANCE ($)     LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0.01 - 25,000.00 .............       34        $   582,215.68        0.82%    $ 17,123.99      624      98.34%     10.784%
25,000.01 - 50,000.00 ........       81          2,784,733.75        3.90       34,379.43      627      97.13      10.180
50,000.01 - 75,000.00 ........       51          3,125,807.21        4.38       61,290.34      620      93.86       9.814
75,000.01 - 100,000.00 .......       66          5,662,627.14        7.93       85,797.38      606      88.01       9.037
100,000.01 - 125,000.00 ......       36          3,893,835.36        5.46      108,162.09      617      91.50       8.864
125,000.01 - 150,000.00 ......       39          5,250,909.52        7.36      134,638.71      622      84.03       8.239
150,000.01 - 175,000.00 ......       47          7,439,074.70       10.42      158,278.19      609      78.53       7.748
175,000.01 - 200,000.00 ......       27          4,918,363.10        6.89      182,161.60      610      79.94       7.570
200,000.01 - 225,000.00 ......       20          4,135,456.84        5.79      206,772.84      618      78.35       7.050
225,000.01 - 250,000.00 ......       10          2,304,339.44        3.23      230,433.94      646      79.60       6.865
250,000.01 - 275,000.00 ......       13          3,336,219.48        4.67      256,632.27      600      79.18       7.009
275,000.01 - 300,000.00 ......       20          5,682,521.49        7.96      284,126.07      628      81.96       6.812
300,000.01 - 333,700.00 ......       10          3,081,465.53        4.32      308,146.55      625      81.11       6.951
333,700.01 - 350,000.00 ......        3            993,229.45        1.39      331,076.48      584      83.23       7.303
350,000.01 - 500,000.00 ......       27         11,467,552.40       16.07      424,724.16      637      82.63       6.839
500,000.01 - 600,000.00 ......        7          3,775,926.84        5.29      539,418.12      630      74.79       6.975
600,000.01 - 700,000.00 ......        1            637,144.35        0.89      637,144.35      755      36.73       6.450
700,000.01 - 800,000.00 ......        2          1,434,637.14        2.01      717,318.57      627      99.67       6.277
800,000.01 - 900,000.00 ......        1            861,788.18        1.21      861,788.18      645      80.00       6.450
                                    ---        --------------      ------     -----------      ---      -----      ------
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%      7.683%
                                    ===        ==============      ======

           REMAINING TERM TO MATURITY OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                          OF          AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
REMAINING TERM (MONTHS)            LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

061 - 120 ....................        9        $   121,053.55        0.17%    $ 13,450.39      636      95.96%     11.310%
121 - 180 ....................       19          1,169,942.18        1.64       61,575.90      613      72.22       7.872
181 - 240 ....................       22          1,166,586.14        1.63       53,026.64      637      72.05       7.930
301 - 365 ....................      445         68,910,265.73       96.56      154,854.53      622      83.44       7.669
                                    ---        --------------      ------     -----------      ---      -----      ------
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%      7.683%
                                    ===        ==============      ======

                                      S-42

           ORIGINAL TERM TO MATURITY OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL TERM (MONTHS)             LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

60 - 180 .....................        28       $ 1,290,995.73        1.81%    $ 46,106.99      615      74.44%      8.194%
181 - 240 ....................        22         1,166,586.14        1.63       53,026.64      637      72.05       7.930
241 - 365 ....................       445        68,910,265.73       96.56      154,854.53      622      83.44       7.669
                                     ---       --------------      ------     -----------      ---      -----       -----
TOTAL: .......................       495       $71,367,847.60      100.00%    $144,177.47      622      83.09%      7.683%
                                     ===       ==============      ======

         COMBINED LOAN-TO-VALUE RATIOS OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
COMBINED LTV (%)                   LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0.01 - 25.00 .................        1        $    83,136.65        0.12%    $ 83,136.65      586      22.98%      7.600%
25.01 - 30.00 ................        3            229,897.99        0.32       76,632.66      680      28.19       7.444
30.01 - 35.00 ................        1             83,012.18        0.12       83,012.18      505      30.91       8.350
35.01 - 40.00 ................        7          1,547,775.30        2.17      221,110.76      656      37.13       6.999
40.01 - 45.00 ................        8          1,313,437.92        1.84      164,179.74      636      42.94       7.248
45.01 - 50.00 ................       10          1,688,649.93        2.37      168,864.99      623      48.61       6.841
50.01 - 55.00 ................        6          1,552,955.00        2.18      258,825.83      597      52.57       7.040
55.01 - 60.00 ................       16          3,024,014.89        4.24      189,000.93      601      57.86       6.924
60.01 - 65.00 ................       18          4,139,266.80        5.80      229,959.27      595      62.96       6.913
65.01 - 70.00 ................       22          5,516,143.87        7.73      250,733.81      588      69.12       7.310
70.01 - 75.00 ................       19          4,164,250.04        5.83      219,171.05      602      73.88       7.503
75.01 - 80.00 ................       37          8,078,566.33       11.32      218,339.63      631      79.19       7.042
80.01 - 85.00 ................       12          2,100,727.10        2.94      175,060.59      599      84.52       7.275
85.01 - 90.00 ................       26          5,780,219.38        8.10      222,316.13      626      89.94       7.389
90.01 - 95.00 ................       40          4,232,633.82        5.93      105,815.85      626      94.85       8.373
95.01 - 100.00 ...............      269         27,833,160.40       39.00      103,469.00      635      99.81       8.299
                                    ---        --------------      ------     -----------      ---      -----       -----
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%      7.683%
                                    ===        ==============      ======

                                      S-43

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL LTV (%)                   LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0.01 - 25.00 .................      217        $12,684,096.67       17.77%    $ 58,452.06      630       98.79%    10.171%
25.01 - 30.00 ................        3            229,897.99        0.32       76,632.66      680       28.19      7.444
30.01 - 35.00 ................        1             83,012.18        0.12       83,012.18      505       30.91      8.350
35.01 - 40.00 ................        7          1,547,775.30        2.17      221,110.76      656       37.13      6.999
40.01 - 45.00 ................        8          1,313,437.92        1.84      164,179.74      636       42.94      7.248
45.01 - 50.00 ................       10          1,688,649.93        2.37      168,864.99      623       48.61      6.841
50.01 - 55.00 ................        7          1,993,973.77        2.79      284,853.40      603       53.72      6.931
55.01 - 60.00 ................       15          2,582,996.12        3.62      172,199.74      597       57.87      6.988
60.01 - 65.00 ................       18          4,139,266.80        5.80      229,959.27      595       62.96      6.913
65.01 - 70.00 ................       22          5,516,143.87        7.73      250,733.81      588       69.12      7.310
70.01 - 75.00 ................       20          4,246,444.38        5.95      212,322.22      600       74.38      7.529
75.01 - 80.00 ................      111         23,652,905.76       33.14      213,089.24      638       92.61      7.020
80.01 - 85.00 ................       15          2,702,431.31        3.79      180,162.09      606       87.86      7.148
85.01 - 90.00 ................       34          7,303,770.17       10.23      214,816.77      615       91.42      7.492
90.01 - 95.00 ................        5          1,316,193.66        1.84      263,238.73      659       94.97      7.060
95.01 - 100.00 ...............        2            366,851.77        0.51      183,425.89      636      100.00      7.732
                                    ---        --------------      ------     -----------      ---      ------      -----
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622       83.09%     7.683%
                                    ===        ==============      ======

                                      S-44

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
STATE                              LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

California ...................      111       $18,391,297.88        25.77%    $165,687.37      621      79.73%     8.001%
New York .....................       46        11,137,369.49        15.61      242,116.73      633      77.07      7.171
Florida ......................       56         7,303,168.94        10.23      130,413.73      627      84.13      7.617
New Jersey ...................       29         5,271,215.28         7.39      181,766.04      604      76.41      7.481
Hawaii .......................       13         3,967,051.01         5.56      305,157.77      650      75.50      6.747
Maryland .....................       20         3,149,419.54         4.41      157,470.98      627      90.68      7.510
Georgia ......................       29         2,878,931.75         4.03       99,273.51      628      97.54      8.053
Illinois .....................       32         2,604,532.22         3.65       81,391.63      614      89.01      8.148
Virginia .....................       19         2,032,019.04         2.85      106,948.37      596      92.89      7.812
Massachusetts ................       10         1,247,798.58         1.75      124,779.86      572      82.14      8.476
Texas ........................       12         1,179,472.25         1.65       98,289.35      589      94.31      8.642
North Carolina ...............        8         1,117,969.57         1.57      139,746.20      603      80.94      7.423
Arizona ......................        9         1,065,871.68         1.49      118,430.19      609      83.96      7.935
Colorado .....................       19         1,048,089.55         1.47       55,162.61      632      96.43      8.819
Minnesota ....................        8         1,033,568.94         1.45      129,196.12      613      93.04      7.310
Washington ...................        2           822,995.57         1.15      411,497.79      670      86.41      6.076
Nevada .......................        7           768,868.93         1.08      109,838.42      611      90.42      7.932
New Mexico ...................        3           766,889.76         1.07      255,629.92      630      88.59      7.970
Other ........................       62         5,581,317.62         7.82       90,021.25      621      89.93      7.882
                                    ---       --------------       ------     -----------      ---      -----      -----
TOTAL: .......................      495       $71,367,847.60       100.00%    $144,177.47      622      83.09%     7.683%
                                    ===       ==============       ======

                 OCCUPANCY TYPE OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
OCCUPANCY TYPE                     LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Investor .....................       23        $ 2,203,416.97        3.09%    $ 95,800.74      636      78.93%     7.708%
Owner Occupied ...............      469         68,640,641.81       96.18      146,355.31      622      83.45      7.684
Second Home ..................        3            523,788.82        0.73      174,596.27      627      53.03      7.374
                                    ---        --------------      ------     -----------      ---      -----      -----
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%     7.683%
                                    ===        ==============      ======

                                      S-45

            MORTGAGED PROPERTY TYPES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
PROPERTY TYPE                      LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

2-4 Unit .....................       38        $ 6,753,157.41        9.46%    $177,714.67      631      78.03%     7.460%
Condo ........................       20          1,786,316.37        2.50       89,315.82      646      87.49      8.659
One Family ...................      437         62,828,373.82       88.03      143,772.02      621      83.50      7.679
                                    ---        --------------      ------     -----------      ---      -----      -----
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%     7.683%
                                    ===        ==============      ======

             MORTGAGE LOAN PURPOSE OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
LOAN PURPOSE                       LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Cash Out Refinance ...........      182        $37,480,974.40       52.52%    $205,939.42      620      77.20%     7.200%
Debt-Consolidation ...........       39          7,520,608.87       10.54      192,836.12      602      75.33      7.146
Home Improvement .............       12          2,538,175.86        3.56      211,514.66      618      82.43      7.034
Purchase .....................      260         23,462,209.35       32.88       90,239.27      632      94.96      8.707
Rate/Term Refinance ..........        2            365,879.12        0.51      182,939.56      656      88.71      7.006
                                    ---        --------------      ------     -----------      ---      -----      -----
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%     7.683%
                                    ===        ==============      ======

       MORTGAGE LOAN DOCUMENTATION TYPES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
DOCUMENTATION  TYPE                LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Full Documentation ...........      380        $50,735,718.93       71.09%    $133,515.05      622      86.48%     7.622%
Limited Documentation ........        6          2,207,997.17        3.09      367,999.53      576      74.17      7.120
Stated Documentation .........      109         18,424,131.50       25.82      169,028.73      628      74.81      7.917
                                    ---        --------------      ------     -----------      ---      -----      -----
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%     7.683%
                                    ===        ==============      ======

                                      S-46

           CREDIT SCORE DISTRIBUTION OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
CREDIT SCORE                       LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

500 - 525 ....................        8        $ 1,082,103.30        1.52%    $135,262.91      510      66.79%     8.796%
526 - 550 ....................       17          3,185,626.17        4.46      187,389.77      535      70.19      7.774
551 - 575 ....................       41          7,970,624.39       11.17      194,405.47      560      73.34      7.712
576 - 600 ....................       87         11,420,028.24       16.00      131,264.69      588      81.34      7.577
601 - 625 ....................      116         13,182,477.13       18.47      113,642.04      613      84.63      8.129
626 - 650 ....................      143         18,165,661.74       25.45      127,032.60      636      87.60      7.997
651 - 675 ....................       39          7,424,664.92       10.40      190,376.02      666      95.27      7.117
676 - 700 ....................       23          3,955,166.79        5.54      171,963.77      688      83.76      7.162
701 - 725 ....................        9          2,201,478.12        3.08      244,608.68      713      78.77      6.546
726 - 750 ....................        8          1,353,870.40        1.90      169,233.80      737      83.74      6.710
751 - 775 ....................        2            860,212.81        1.21      430,106.41      759      53.14      6.398
776 - 800 ....................        1             97,912.39        0.14       97,912.39      787      50.00      6.500
801 - 820 ....................        1            468,021.20        0.66      468,021.20      810      80.00      5.990
                                    ---        --------------      ------     -----------      ---      -----      -----
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%     7.683%
                                    ===        ==============      ======

            PREPAYMENT PENALTY TERMS OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
PREPAYMENT PENALTY TERM           MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
(MONTHS)                           LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0 ............................      127        $13,429,258.40       18.82%    $105,742.19      612      87.02%     8.271%
12 ...........................       70         12,678,539.73       17.77      181,122.00      632      79.46      7.403
24 ...........................      123         10,820,504.39       15.16       87,971.58      629      93.61      9.069
30 ...........................        2            351,444.69        0.49      175,722.35      651      80.00      6.567
36 ...........................      173         34,088,100.39       47.76      197,041.04      620      79.58      7.127
                                    ---        --------------      ------     -----------      ---      -----      -----
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%     7.683%
                                    ===        ==============      ======

                   LIEN TYPES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
LIEN TYPE                          LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

First Lien ...................      279        $58,766,887.58       82.34%    $210,634.01      620      79.61%      7.146%
Second Lien ..................      216         12,600,960.02       17.66       58,337.78      631      99.29      10.188
                                    ---        --------------      ------     -----------      ---      -----      -----
TOTAL: .......................      495        $71,367,847.60      100.00%    $144,177.47      622      83.09%      7.683%
                                    ===        ==============      ======

                                      S-47

               PRODUCT TYPES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
PRODUCT TYPE                       LOANS     PRINCIPAL BALANCE     LOANS        BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

2Y/6M Arms ...................     2,166      $498,756,989.28       58.37%    $230,266.38      586      85.22%     7.559%
2Y/6M Arms -IO ...............     1,131       327,963,385.16       38.38      289,976.47      630      95.12      6.630
3Y/6M Arms ...................        39         9,483,320.87        1.11      243,162.07      614      85.55      7.425
3Y/6M Arms -IO ...............        45        14,147,057.04        1.66      314,379.05      644      94.36      6.329
5Y/6M Arms ...................        16         4,105,891.95        0.48      256,618.25      630      85.54      6.947
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

     CURRENT GROSS MORTGAGE RATE OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
CURRENT GROSS  MORTGAGE           MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
RATE (%)                           LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

5.000 - 5.499 ................        33      $ 11,890,368.73        1.39%    $360,314.20      648      91.68%      5.341%
5.500 - 5.999 ................       219        80,410,447.08        9.41      367,170.99      640      91.99       5.818
6.000 - 6.499 ................       353       112,364,727.04       13.15      318,313.67      634      91.43       6.249
6.500 - 6.999 ................       822       233,000,336.49       27.27      283,455.40      620      92.41       6.765
7.000 - 7.499 ................       578       136,479,234.38       15.97      236,123.24      598      90.86       7.239
7.500 - 7.999 ................       631       142,351,516.79       16.66      225,596.70      588      87.80       7.725
8.000 - 8.499 ................       273        50,862,324.06        5.95      186,308.88      573      87.00       8.227
8.500 - 8.999 ................       239        44,608,138.79        5.22      186,644.93      551      80.83       8.700
9.000 - 9.499 ................        81        13,772,302.03        1.61      170,028.42      531      77.12       9.203
9.500 - 9.999 ................        62         9,541,405.46        1.12      153,893.64      530      70.86       9.748
10.000 - 10.499 ..............        31         5,388,121.27        0.63      173,810.36      529      67.72      10.281
10.500 - 10.999 ..............        37         6,837,612.81        0.80      184,800.35      535      62.29      10.789
11.000 - 11.499 ..............        18         3,712,896.01        0.43      206,272.00      534      64.66      11.252
11.500 - 11.999 ..............        14         2,240,849.24        0.26      160,060.66      524      61.70      11.718
12.000 - 12.499 ..............         6           996,364.12        0.12      166,060.69      521      65.64      12.216
                                   -----      ---------------      ------     -----------      ---      -----      ------
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%      7.178%
                                   =====      ===============      ======

                                      S-48

  CURRENT MORTGAGE LOAN PRINCIPAL BALANCE OF THE ADJUSTABLE RATE MORTGAGE RATE
                                      LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
CURRENT UNPAID PRINCIPAL          MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
BALANCE ($)                        LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

25,000.01 - 50,000.00 ........        10      $    480,980.25        0.06%    $ 48,098.03      556      64.89%     10.049%
50,000.01 - 75,000.00 ........       101         6,460,608.08        0.76       63,966.42      571      87.20       8.795
75,000.01 - 100,000.00 .......       204        18,190,993.67        2.13       89,171.54      585      86.28       7.993
100,000.01 - 125,000.00 ......       366        41,093,980.21        4.81      112,278.63      588      91.01       7.703
125,000.01 - 150,000.00 ......       297        40,825,838.15        4.78      137,460.73      592      89.97       7.730
150,000.01 - 175,000.00 ......       305        49,395,744.36        5.78      161,953.26      591      90.32       7.466
175,000.01 - 200,000.00 ......       280        52,586,968.06        6.15      187,810.60      590      87.08       7.504
200,000.01 - 225,000.00 ......       294        62,507,593.59        7.32      212,610.86      596      87.57       7.350
225,000.01 - 250,000.00 ......       203        48,198,179.59        5.64      237,429.46      595      88.05       7.387
250,000.01 - 275,000.00 ......       192        50,469,357.42        5.91      262,861.24      601      87.74       7.158
275,000.01 - 300,000.00 ......       172        49,482,847.04        5.79      287,690.97      603      90.04       7.099
300,000.01 - 333,700.00 ......       186        58,745,175.87        6.88      315,834.28      601      88.47       7.156
333,700.01 - 350,000.00 ......        69        23,519,551.12        2.75      340,863.06      603      89.98       6.920
350,000.01 - 500,000.00 ......       449       186,593,158.49       21.84      415,574.96      617      90.72       6.898
500,000.01 - 600,000.00 ......       144        78,978,083.04        9.24      548,458.91      620      91.10       6.902
600,000.01 - 700,000.00 ......        70        45,250,038.51        5.30      646,429.12      613      89.40       6.949
700,000.01 - 800,000.00 ......        47        34,347,628.90        4.02      730,800.61      623      86.22       6.580
800,000.01 - 900,000.00 ......         3         2,491,599.99        0.29      830,533.33      643      73.64       6.111
900,000.01 - 1,000,000.00 ....         5         4,838,317.96        0.57      967,663.59      610      72.36       6.498
                                   -----      ---------------      ------     -----------      ---      -----      ------
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%      7.178%
                                   =====      ===============      ======

                                      S-49

  ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCE OF THE ADJUSTABLE RATE MORTGAGE RATE
                                      LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL PRINCIPAL BALANCE ($)     LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

25,000.01 - 50,000.00 ........         6      $    290,799.91        0.03%    $ 48,466.65      553      71.20%     10.341%
50,000.01 - 75,000.00 ........        91         5,615,076.52        0.66       61,704.14      568      84.93       8.911
75,000.01 - 100,000.00 .......       198        17,243,925.93        2.02       87,090.53      586      86.71       8.013
100,000.01 - 125,000.00 ......       353        39,001,444.15        4.56      110,485.68      589      91.07       7.660
125,000.01 - 150,000.00 ......       303        40,901,025.90        4.79      134,986.88      590      89.83       7.802
150,000.01 - 175,000.00 ......       297        47,352,886.75        5.54      159,437.33      593      90.88       7.426
175,000.01 - 200,000.00 ......       278        51,303,620.25        6.00      184,545.40      591      87.32       7.472
200,000.01 - 225,000.00 ......       295        61,843,797.23        7.24      209,639.99      596      87.89       7.354
225,000.01 - 250,000.00 ......       210        49,019,230.34        5.74      233,424.91      595      87.89       7.412
250,000.01 - 275,000.00 ......       180        46,475,563.19        5.44      258,197.57      599      88.48       7.212
275,000.01 - 300,000.00 ......       186        52,621,186.85        6.16      282,909.61      600      88.29       7.111
300,000.01 - 333,700.00 ......       182        56,548,674.43        6.62      310,707.00      605      88.99       7.119
333,700.01 - 350,000.00 ......        80        26,826,698.05        3.14      335,333.73      600      89.00       7.045
350,000.01 - 500,000.00 ......       458       188,059,469.72       22.01      410,610.20      617      90.80       6.901
500,000.01 - 600,000.00 ......       150        81,461,663.11        9.53      543,077.75      622      91.00       6.887
600,000.01 - 700,000.00 ......        72        46,142,999.15        5.40      640,874.99      608      88.94       7.000
700,000.01 - 800,000.00 ......        50        36,418,664.87        4.26      728,373.30      622      86.33       6.629
800,000.01 - 900,000.00 ......         3         2,491,599.99        0.29      830,533.33      643      73.64       6.111
900,000.01 - 1,000,000.00 ....         5         4,838,317.96        0.57      967,663.59      610      72.36       6.498
                                   -----      ---------------      ------     -----------      ---      -----      ------
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%      7.178%
                                   =====      ===============      ======

      REMAINING TERM TO MATURITY OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
REMAINING TERM (MONTHS)            LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

241 - 365 ....................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

                                      S-50

      ORIGINAL TERM TO MATURITY OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL TERM (MONTHS)             LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

301 - 365 ....................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

    COMBINED LOAN-TO-VALUE RATIOS OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
COMBINED LTV (%)                   LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0.01 - 25.00 .................         7      $    562,941.79        0.07%    $ 80,420.26      571       18.31%    7.542%
25.01 - 30.00 ................         4           473,914.79        0.06      118,478.70      563       29.09     7.718
30.01 - 35.00 ................         6           736,563.52        0.09      122,760.59      571       33.06     8.095
35.01 - 40.00 ................        12         1,877,421.87        0.22      156,451.82      569       37.10     8.225
40.01 - 45.00 ................        17         4,462,273.08        0.52      262,486.65      575       42.71     7.466
45.01 - 50.00 ................        32         5,970,985.99        0.70      186,593.31      562       47.51     7.704
50.01 - 55.00 ................        33         6,414,098.33        0.75      194,366.62      555       52.76     8.312
55.01 - 60.00 ................        43        11,101,511.63        1.30      258,174.69      575       58.09     8.001
60.01 - 65.00 ................        88        21,019,330.66        2.46      238,856.03      551       63.73     8.750
65.01 - 70.00 ................       133        30,557,045.27        3.58      229,752.22      554       68.89     8.341
70.01 - 75.00 ................       170        43,701,139.74        5.11      257,065.53      560       74.12     7.760
75.01 - 80.00 ................       474       130,034,703.78       15.22      274,334.82      579       79.57     7.417
80.01 - 85.00 ................       171        47,479,279.97        5.56      277,656.61      591       84.44     7.036
85.01 - 90.00 ................       310        89,703,701.86       10.50      289,366.78      612       89.69     7.002
90.01 - 95.00 ................       348        91,290,362.52       10.68      262,328.63      609       94.75     7.121
95.01 - 100.00 ...............     1,549       369,071,369.50       43.19      238,264.28      628       99.94     6.849
                                   -----      ---------------      ------     -----------      ---       -----     -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605       89.17%    7.178%
                                   =====      ===============      ======

                                      S-51

    ORIGINAL LOAN-TO-VALUE RATIOS OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL LTV (%)                   LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0.01 - 25.00 .................         7      $    562,941.79        0.07%    $ 80,420.26      571      18.31%     7.542%
25.01 - 30.00 ................         4           473,914.79        0.06      118,478.70      563      29.09      7.718
30.01 - 35.00 ................         6           736,563.52        0.09      122,760.59      571      33.06      8.095
35.01 - 40.00 ................        12         1,877,421.87        0.22      156,451.82      569      37.10      8.225
40.01 - 45.00 ................        18         4,566,579.01        0.53      253,698.83      573      44.01      7.469
45.01 - 50.00 ................        32         5,970,985.99        0.70      186,593.31      562      47.51      7.704
50.01 - 55.00 ................        33         6,414,098.33        0.75      194,366.62      555      52.76      8.312
55.01 - 60.00 ................        45        11,708,956.29        1.37      260,199.03      575      58.61      7.969
60.01 - 65.00 ................        89        21,120,172.01        2.47      237,305.30      551      63.91      8.763
65.01 - 70.00 ................       137        30,612,891.59        3.58      223,451.76      555      69.33      8.386
70.01 - 75.00 ................       175        45,517,846.72        5.33      260,101.98      561      74.98      7.694
75.01 - 80.00 ................     1,854       485,631,447.05       56.84      261,937.13      617      93.93      6.923
80.01 - 85.00 ................       261        64,382,130.73        7.53      246,674.83      593      88.28      7.062
85.01 - 90.00 ................       640       152,285,071.70       17.82      237,945.42      604      93.27      7.222
90.01 - 95.00 ................        55        15,277,232.32        1.79      277,767.86      634      94.79      7.257
95.01 - 100.00 ...............        29         7,318,390.59        0.86      252,358.30      650      99.87      7.859
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

                                      S-52

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE ADJUSTABLE RATE
                               MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
STATE                              LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

California ...................       788      $281,473,269.13       32.94%    $357,199.58      614      88.52%     6.792%
New York .....................       239        80,585,575.55        9.43      337,178.14      608      85.92      7.185
Florida ......................       386        76,599,289.62        8.96      198,443.76      597      88.34      7.466
New Jersey ...................       197        54,163,977.94        6.34      274,944.05      594      85.62      7.486
Maryland .....................       180        46,433,523.46        5.43      257,964.02      598      87.60      7.384
Virginia .....................       145        41,318,716.41        4.84      284,956.66      606      90.26      7.328
Illinois .....................       199        38,343,590.05        4.49      192,681.36      604      91.89      7.325
Massachusetts ................       144        38,274,441.29        4.48      265,794.73      592      86.11      7.543
Georgia ......................       191        30,799,701.49        3.60      161,254.98      603      95.98      7.388
Minnesota ....................        79        14,223,608.62        1.66      180,045.68      606      96.10      7.060
Colorado .....................        71        14,111,833.63        1.65      198,758.22      606      92.92      7.063
Arizona ......................        63        13,686,787.09        1.60      217,250.59      598      90.65      7.251
Nevada .......................        49        12,955,756.27        1.52      264,403.19      611      89.25      7.161
Connecticut ..................        53        11,322,710.32        1.33      213,636.04      604      92.15      7.179
Hawaii .......................        30         9,786,040.82        1.15      326,201.36      626      95.24      6.691
Michigan .....................        78         9,399,595.86        1.10      120,507.64      582      94.71      7.912
North Carolina ...............        57         8,955,293.08        1.05      157,110.40      594      94.85      7.398
Washington ...................        35         8,600,665.00        1.01      245,733.29      606      91.77      7.402
Other ........................       413        63,422,268.67        7.42      153,564.82      592      91.41      7.552
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

           OCCUPANCY TYPES OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
OCCUPANCY TYPE                     LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Investor .....................       202     $ 41,019,980.11         4.80%    $203,069.21      627      84.97%      7.586%
Owner Occupied ...............     3,170      806,937,809.97        94.44      254,554.51      603      89.46       7.158
Second Home ..................        25        6,498,854.22         0.76      259,954.17      622      80.00       6.997
                                   -----     ---------------       ------     -----------      ---      -----       -----
TOTAL: .......................     3,397     $854,456,644.30       100.00%    $251,532.72      605      89.17%      7.178%
                                   =====     ===============       ======

                                      S-53

       MORTGAGED PROPERTY TYPES OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
PROPERTY TYPE                      LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

2-4 Unit .....................       294      $ 86,328,866.76       10.10%    $293,635.60      609      87.45%     7.301%
Condo ........................       198        45,045,650.34        5.27      227,503.28      614      91.87      7.126
One Family ...................     2,905       723,082,127.20       84.62      248,909.51      604      89.21      7.166
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

        MORTGAGE LOAN PURPOSE OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
LOAN PURPOSE                       LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Cash Out Refinance ...........     1,160      $304,984,788.61       35.69%    $262,917.92      587      81.84%     7.370%
Debt-Consolidation ...........       266        71,163,393.69        8.33      267,531.56      585      80.40      7.353
Home Improvement .............        54        16,562,303.15        1.94      306,709.32      593      81.73      6.896
Purchase .....................     1,902       458,311,086.11       53.64      240,962.72      620      95.76      7.031
Rate/Term Refinance ..........        15         3,435,072.74        0.40      229,004.85      590      78.95      7.475
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

  MORTGAGE LOAN DOCUMENTATION TYPES OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
DOCUMENTATION TYPE                 LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Full Documentation ...........     2,168      $510,179,435.60       59.71%    $235,322.62      603      91.07%     6.987%
Limited Documentation ........        58        18,753,697.95        2.19      323,339.62      600      85.35      7.116
Stated Documentation .........     1,171       325,523,510.75       38.10      277,987.63      608      86.43      7.481
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

                                      S-54

      CREDIT SCORE DISTRIBUTION OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
CREDIT SCORE                       LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

500 - 525 ....................       272      $ 57,881,765.68        6.77%    $212,800.61      513       73.36%    8.742%
526 - 550 ....................       339        81,655,902.10        9.56      240,872.87      537       75.29     8.133
551 - 575 ....................       420        91,324,533.72       10.69      217,439.37      563       84.56     7.707
576 - 600 ....................       754       155,226,971.18       18.17      205,871.31      589       91.18     7.205
601 - 625 ....................       646       170,121,176.70       19.91      263,345.47      613       92.27     6.856
626 - 650 ....................       476       140,582,265.20       16.45      295,340.89      637       94.23     6.696
651 - 675 ....................       323       104,945,497.16       12.28      324,908.66      663       95.17     6.585
676 - 700 ....................       117        36,367,748.81        4.26      310,835.46      687       95.77     6.457
701 - 725 ....................        29         9,228,507.26        1.08      318,224.39      711       91.60     6.547
726 - 750 ....................        11         3,859,166.97        0.45      350,833.36      736       98.51     6.385
751 - 775 ....................         8         2,431,111.39        0.28      303,888.92      759       85.82     6.724
776 - 800 ....................         1           448,000.00        0.05      448,000.00      786      100.00     6.700
801 - 825 ....................         1           383,998.13        0.04      383,998.13      813       80.00     6.800
                                   -----      ---------------      ------     -----------      ---      ------     -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605       89.17%    7.178%
                                   =====      ===============      ======

       PREPAYMENT PENALTY TERMS OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
PREPAYMENT PENALTY TERM           MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
(MONTHS)                           LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0 ............................       735      $172,896,216.68       20.23%    $235,232.95      600      88.63%     7.530%
12 ...........................       403       110,300,004.06       12.91      273,697.28      608      88.70      7.343
24 ...........................     2,063       522,176,760.49       61.11      253,115.25      605      89.43      7.066
36 ...........................       196        49,083,663.07        5.74      250,426.85      609      89.45      6.757
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

                                      S-55

              LIEN TYPES OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
LIEN TYPE                          LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

First Lien ...................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

      INITIAL INTEREST RATE CAP OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
INITIAL RATE CAP (%)               LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

2.000 ........................     3,184      $802,828,697.57       93.96%    $252,144.69      606      89.52%     7.173%
3.000 ........................       213        51,627,946.73        6.04      242,384.73      588      83.74      7.256
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

        DISTRIBUTION BY PERIODIC INTEREST RATE CAP OF THE ADJUSTABLE RATE
                               MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
PERIODIC RATE CAP (%)              LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

1.500 ........................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

                                      S-56

             GROSS MARGIN OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
GROSS MARGIN (%)                   LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

4.000 - 4.499 ................         3      $  1,123,997.33        0.13%    $374,665.78      667      99.36%     5.169%
4.500 - 4.999 ................        72        25,650,413.72        3.00      356,255.75      645      93.13      5.499
5.000 - 5.499 ................       278       100,682,330.08       11.78      362,166.65      639      90.97      5.965
5.500 - 5.999 ................       521       152,723,313.73       17.87      293,134.96      632      93.06      6.457
6.000 - 6.499 ................       725       196,371,358.91       22.98      270,857.05      613      92.11      6.916
6.500 - 6.999 ................     1,797       377,529,980.53       44.18      210,089.03      577      85.29      8.049
7.000 - 7.499 ................         1           375,250.00        0.04      375,250.00      640      95.00      7.000
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%     7.178%
                                   =====      ===============      ======

                                      S-57

        MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
MAXIMUM MORTGAGE RATES (%)         LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

11.000 - 11.499 ..............        30      $ 11,076,788.16        1.30%    $369,226.27      649      91.07%      5.350%
11.500 - 11.999 ..............       200        72,089,144.67        8.44      360,445.72      641      92.32       5.820
12.000 - 12.499 ..............       331       105,570,371.16       12.36      318,943.72      636      92.01       6.239
12.500 - 12.999 ..............       815       234,344,285.39       27.43      287,539.00      621      92.44       6.731
13.000 - 13.499 ..............       567       134,876,090.33       15.79      237,876.70      600      90.88       7.189
13.500 - 13.999 ..............       621       140,992,233.64       16.50      227,040.63      591      88.08       7.674
14.000 - 14.499 ..............       286        56,000,972.34        6.55      195,807.60      575      86.77       8.053
14.500 - 14.999 ..............       261        51,032,389.31        5.97      195,526.40      553      81.46       8.545
15.000 - 15.499 ..............        90        15,594,707.21        1.83      173,274.52      540      79.81       8.942
15.500 - 15.999 ..............        71        10,568,559.71        1.24      148,852.95      535      71.88       9.567
16.000 - 16.499 ..............        43         7,443,936.60        0.87      173,114.80      529      69.78       9.973
16.500 - 16.999 ..............        36         6,809,862.72        0.80      189,162.85      533      62.68      10.670
17.000 - 17.499 ..............        19         3,842,709.83        0.45      202,247.89      534      64.37      11.196
17.500 - 17.999 ..............        18         2,893,230.92        0.34      160,735.05      527      61.90      11.445
18.000 - 18.499 ..............         5           678,295.98        0.08      135,659.20      515      66.54      12.161
18.500 - 18.999 ..............         2           260,600.30        0.03      130,300.15      514      58.61      11.500
19.000 - 19.499 ..............         2           382,466.03        0.04      191,233.02      529      66.46      12.177
                                   -----      ---------------      ------     -----------      ---      -----      ------
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%      7.178%
                                   =====      ===============      ======

                                      S-58

        MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
MINIMUM MORTGAGE RATES (%)         LOANS     PRINCIPAL BALANCE     LOANS        BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

5.000 - 5.499 ................        31      $ 11,238,141.73        1.32%    $362,520.70      648      91.20%      5.349%
5.500 - 5.999 ................       212        77,557,018.50        9.08      365,834.99      641      92.26       5.817
6.000 - 6.499 ................       346       110,146,149.57       12.89      318,341.47      635      91.65       6.247
6.500 - 6.999 ................       837       238,308,569.54       27.89      284,717.53      620      92.22       6.747
7.000 - 7.499 ................       579       136,895,234.38       16.02      236,433.91      598      90.87       7.236
7.500 - 7.999 ................       631       142,351,516.79       16.66      225,596.70      588      87.80       7.725
8.000 - 8.499 ................       273        50,862,324.06        5.95      186,308.88      573      87.00       8.227
8.500 - 8.999 ................       239        44,608,138.79        5.22      186,644.93      551      80.83       8.700
9.000 - 9.499 ................        81        13,772,302.03        1.61      170,028.42      531      77.12       9.203
9.500 - 9.999 ................        62         9,541,405.46        1.12      153,893.64      530      70.86       9.748
10.000 - 10.499 ..............        31         5,388,121.27        0.63      173,810.36      529      67.72      10.281
10.500 - 10.999 ..............        37         6,837,612.81        0.80      184,800.35      535      62.29      10.789
11.000 - 11.499 ..............        18         3,712,896.01        0.43      206,272.00      534      64.66      11.252
11.500 - 11.999 ..............        14         2,240,849.24        0.26      160,060.66      524      61.70      11.718
12.000 - 12.499 ..............         6           996,364.12        0.12      166,060.69      521      65.64      12.216
                                   -----      ---------------      ------     -----------      ---      -----      ------
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605      89.17%      7.178%
                                   =====      ===============      ======

 NEXT INTEREST RATE ADJUSTMENT DATES OF THE ADJUSTABLE RATE MORTGAGE RATE LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
NEXT RATE ADJUSTMENT DATE          LOANS     PRINCIPAL BALANCE     LOANS        BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

January 1, 2007 ..............         1      $     83,223.07        0.01%    $ 83,223.07      525       69.08%     9.050%
February 1, 2007 .............         2           511,179.73        0.06      255,589.87      607       95.54      6.321
March 1, 2007 ................         5         1,506,170.96        0.18      301,234.19      521       74.45      7.612
April 1, 2007 ................        22         5,103,185.97        0.60      231,963.00      577       83.31      6.995
May 1, 2007 ..................       134        32,213,166.33        3.77      240,396.76      597       86.39      7.134
June 1, 2007 .................       220        55,468,039.85        6.49      252,127.45      589       85.94      7.366
July 1, 2007 .................     2,913       731,835,408.53       85.65      251,230.83      605       89.58      7.181
March 1, 2008 ................         1           114,319.06        0.01      114,319.06      571       85.00      7.990
June 1, 2008 .................         3           596,547.76        0.07      198,849.25      584       90.03      7.602
July 1, 2008 .................        80        22,919,511.09        2.68      286,493.89      634       90.87      6.741
May 1, 2010 ..................         1           494,567.83        0.06      494,567.83      747       95.00      5.650
June 1, 2010 .................         1           139,826.94        0.02      139,826.94      613      100.00      7.300
July 1, 2010 .................        14         3,471,497.18        0.41      247,964.08      615       83.61      7.117
                                   -----      ---------------      ------     -----------      ---      ------      -----
TOTAL: .......................     3,397      $854,456,644.30      100.00%    $251,532.72      605       89.17%     7.178%
                                   =====      ===============      ======

                                      S-59

                    PRODUCT TYPES OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
PRODUCT TYPE                       LOANS     PRINCIPAL BALANCE     LOANS        BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

2Y/6M Arms -IO ...............     1,131      $327,963,385.16       95.86%    $289,976.47      630      95.12%      6.630%
3Y/6M Arms -IO ...............        45        14,147,057.04        4.14      314,379.05      644      94.36       6.329
                                   -----      ---------------      ------     -----------      ---      -----       -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%      6.618%
                                   =====      ===============      ======

             CURRENT GROSS MORTGAGE RATE OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
CURRENT GROSS MORTGAGE            MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
RATE (%)                           LOANS     PRINCIPAL BALANCE     LOANS        BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

5.000 - 5.499 ................        23      $  8,660,141.73        2.53%    $376,527.90      650       94.82%     5.328%
5.500 - 5.999 ................       155        58,120,528.31       16.99      374,971.15      643       93.01      5.814
6.000 - 6.499 ................       217        70,037,463.61       20.47      322,753.29      636       93.38      6.243
6.500 - 6.999 ................       417       123,072,966.79       35.97      295,139.01      630       95.52      6.748
7.000 - 7.499 ................       203        50,405,889.74       14.73      248,304.88      619       96.93      7.194
7.500 - 7.999 ................       117        23,451,381.04        6.85      200,439.15      612       98.15      7.695
8.000 - 8.499 ................        36         6,960,361.00        2.03      193,343.36      601       97.71      8.166
8.500 - 8.999 ................         7         1,028,209.99        0.30      146,887.14      626       99.23      8.613
9.000 - 9.499 ................         1           373,499.99        0.11      373,499.99      607      100.00      9.100
                                   -----      ---------------      ------     -----------      ---      ------      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630       95.08%     6.618%
                                   =====      ===============      ======

                                      S-60

       CURRENT MORTGAGE LOAN PRINCIPAL BALANCE OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
CURRENT UNPAID PRINCIPAL          MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
BALANCE ($)                        LOANS     PRINCIPAL BALANCE     LOANS        BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

50,000.01 - 75,000.00 ........         6      $    395,079.99        0.12%    $ 65,846.67      616      100.00%     7.959%
75,000.01 - 100,000.00 .......        29         2,635,469.24        0.77       90,878.25      620       97.94      7.169
100,000.01 - 125,000.00 ......       118        13,210,354.27        3.86      111,952.15      610       96.92      7.147
125,000.01 - 150,000.00 ......        96        13,149,356.54        3.84      136,972.46      619       98.71      7.079
150,000.01 - 175,000.00 ......       104        16,825,083.43        4.92      161,779.65      619       98.23      6.926
175,000.01 - 200,000.00 ......        79        14,836,044.27        4.34      187,798.03      617       96.46      6.909
200,000.01 - 225,000.00 ......        93        19,798,336.85        5.79      212,885.34      625       94.87      6.620
225,000.01 - 250,000.00 ......        72        17,110,944.42        5.00      237,652.01      627       95.28      6.695
250,000.01 - 275,000.00 ......        68        17,833,924.55        5.21      262,263.60      622       96.01      6.697
275,000.01 - 300,000.00 ......        69        19,842,931.50        5.80      287,578.72      626       96.86      6.530
300,000.01 - 333,700.00 ......        69        21,716,544.65        6.35      314,732.53      625       94.99      6.583
333,700.01 - 350,000.00 ......        21         7,167,194.99        2.09      341,295.00      620       94.13      6.404
350,000.01 - 500,000.00 ......       209        87,517,779.74       25.58      418,745.36      640       95.54      6.475
500,000.01 - 600,000.00 ......        72        39,680,466.99       11.60      551,117.60      637       95.47      6.620
600,000.01 - 700,000.00 ......        35        22,799,387.00        6.66      651,411.06      641       93.35      6.610
700,000.01 - 800,000.00 ......        29        21,225,043.79        6.20      731,898.06      635       91.36      6.242
800,000.01 - 900,000.00 ......         3         2,491,599.99        0.73      830,533.33      643       73.64      6.111
900,000.01 - 1,000,000.00 ....         4         3,874,899.99        1.13      968,725.00      628       74.55      6.224
                                   -----      ---------------      ------     -----------      ---      ------      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630       95.08%     6.618%
                                   =====      ===============      ======

                                      S-61

       ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCE OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL PRINCIPAL BALANCE ($)     LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

50,000.01 - 75,000.00 ........         6      $    395,079.99        0.12%    $ 65,846.67      616      100.00%    7.959%
75,000.01 - 100,000.00 .......        29         2,635,469.24        0.77       90,878.25      620       97.94     7.169
100,000.01 - 125,000.00 ......       118        13,210,354.27        3.86      111,952.15      610       96.92     7.147
125,000.01 - 150,000.00 ......        96        13,149,356.54        3.84      136,972.46      619       98.71     7.079
150,000.01 - 175,000.00 ......       104        16,825,083.43        4.92      161,779.65      619       98.23     6.926
175,000.01 - 200,000.00 ......        79        14,836,044.27        4.34      187,798.03      617       96.46     6.909
200,000.01 - 225,000.00 ......        93        19,798,336.85        5.79      212,885.34      625       94.87     6.620
225,000.01 - 250,000.00 ......        72        17,110,944.42        5.00      237,652.01      627       95.28     6.695
250,000.01 - 275,000.00 ......        68        17,833,924.55        5.21      262,263.60      622       96.01     6.697
275,000.01 - 300,000.00 ......        69        19,842,931.50        5.80      287,578.72      626       96.86     6.530
300,000.01 - 333,700.00 ......        69        21,716,544.65        6.35      314,732.53      625       94.99     6.583
333,700.01 - 350,000.00 ......        21         7,167,194.99        2.09      341,295.00      620       94.13     6.404
350,000.01 - 500,000.00 ......       209        87,517,779.74       25.58      418,745.36      640       95.54     6.475
500,000.01 - 600,000.00 ......        72        39,680,466.99       11.60      551,117.60      637       95.47     6.620
600,000.01 - 700,000.00 ......        35        22,799,387.00        6.66      651,411.06      641       93.35     6.610
700,000.01 - 800,000.00 ......        29        21,225,043.79        6.20      731,898.06      635       91.36     6.242
800,000.01 - 900,000.00 ......         3         2,491,599.99        0.73      830,533.33      643       73.64     6.111
900,000.01 -1,000,000.00 .....         4         3,874,899.99        1.13      968,725.00      628       74.55     6.224
                                   -----      ---------------      ------     -----------      ---      ------     -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630       95.08%    6.618%
                                   =====      ===============      ======

              REMAINING TERM TO MATURITY OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
REMAINING TERM (MONTHS)            LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

301 - 360 ....................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

                                      S-62

              ORIGINAL TERM TO MATURITY OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL TERM (MONTHS)             LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

241 - 360 ....................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

            COMBINED LOAN-TO-VALUE RATIOS OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
COMBINED LTV (%)                   LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

40.01 - 45.00 ................         1      $    840,600.00        0.25%    $840,600.00      621      42.03%     6.100%
45.01 - 50.00 ................         2           484,000.00        0.14      242,000.00      581      47.22      6.620
50.01 - 55.00 ................         4           588,311.00        0.17      147,077.75      636      51.57      6.168
55.01 - 60.00 ................         3         1,315,000.00        0.38      438,333.33      627      58.60      6.173
60.01 - 65.00 ................         2           784,100.00        0.23      392,050.00      613      61.90      6.720
65.01 - 70.00 ................         7         2,075,281.25        0.61      296,468.75      645      68.55      5.881
70.01 - 75.00 ................        13         6,377,999.98        1.86      490,615.38      625      73.81      6.256
75.01 - 80.00 ................        61        20,980,613.68        6.13      343,944.49      636      79.43      6.328
80.01 - 85.00 ................        47        16,204,527.42        4.74      344,777.18      621      84.20      6.399
85.01 - 90.00 ................        96        36,018,780.26       10.53      375,195.63      626      89.65      6.671
90.01 - 95.00 ................        95        34,472,740.32       10.08      362,870.95      629      94.56      6.609
95.01 - 100.00 ...............       845       221,968,488.29       64.88      262,684.60      632      99.93      6.676
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

                                      S-63

            ORIGINAL LOAN-TO-VALUE RATIOS OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
ORIGINAL LTV (%)                   LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

40.01 - 45.00 ................         1      $    840,600.00        0.25%    $840,600.00      621      42.03%     6.100%
45.01 - 50.00 ................         2           484,000.00        0.14      242,000.00      581      47.22      6.620
50.01 - 55.00 ................         4           588,311.00        0.17      147,077.75      636      51.57      6.168
55.01 - 60.00 ................         3         1,315,000.00        0.38      438,333.33      627      58.60      6.173
60.01 - 65.00 ................         2           784,100.00        0.23      392,050.00      613      61.90      6.720
65.01 - 70.00 ................         7         2,075,281.25        0.61      296,468.75      645      68.55      5.881
70.01 - 75.00 ................        15         7,454,249.98        2.18      496,950.00      624      76.30      6.231
75.01 - 80.00 ................       861       242,576,028.38       70.91      281,737.55      634      97.51      6.567
80.01 - 85.00 ................        90        24,501,140.63        7.16      272,234.90      620      89.71      6.539
85.01 - 90.00 ................       162        51,499,138.37       15.05      317,895.92      620      93.04      6.873
90.01 - 95.00 ................        20         7,378,192.61        2.16      368,909.63      641      94.71      7.071
95.01 - 100.00 ...............         9         2,614,399.98        0.76      290,488.89      624      99.89      7.858
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

   GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
STATE                              LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

California ...................       402      $159,024,090.17       46.48%    $395,582.31      636      94.20%     6.427%
Florida ......................        96        23,393,744.72        6.84      243,684.84      623      95.39      6.858
Maryland .....................        61        17,076,561.64        4.99      279,943.63      633      94.62      6.587
New York .....................        40        15,286,583.03        4.47      382,164.58      640      95.08      6.534
Virginia .....................        48        14,970,919.72        4.38      311,894.16      636      96.92      6.866
Georgia ......................        83        14,518,075.66        4.24      174,916.57      615      99.03      7.014
New Jersey ...................        40        14,229,500.98        4.16      355,737.52      626      91.68      6.592
Massachusetts ................        41        10,629,362.88        3.11      259,252.75      630      95.53      6.879
Colorado .....................        53         9,320,550.48        2.72      175,859.44      620      98.14      6.741
Illinois .....................        42         8,091,986.52        2.37      192,666.35      620      96.59      6.848
Arizona ......................        28         7,138,531.38        2.09      254,947.55      616      91.99      6.790
Minnesota ....................        40         6,946,173.82        2.03      173,654.35      625      99.26      6.739
Nevada .......................        23         6,302,300.80        1.84      274,013.08      627      93.43      6.693
Hawaii .......................        14         4,851,060.00        1.42      346,504.29      630      97.75      6.482
Connecticut ..................        16         4,084,620.00        1.19      255,288.75      614      94.82      6.751
North Carolina ...............        19         3,466,954.99        1.01      182,471.32      626      98.32      6.761
Other ........................       130        22,779,425.41        6.66      175,226.35      619      96.85      6.998
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

                                      S-64

                   OCCUPANCY TYPES OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
OCCUPANCY TYPE                     LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Owner Occupied ...............     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

               MORTGAGED PROPERTY TYPES OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
PROPERTY TYPE                      LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

2-4 Unit .....................        60      $ 19,714,109.94        5.76%    $328,568.50      638      97.32%     6.713%
Condo ........................        84        22,839,888.92        6.68      271,903.44      632      96.42      6.615
One Family ...................     1,032       299,556,443.34       87.56      290,267.87      630      94.84      6.612
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

                MORTGAGED LOAN PURPOSE OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
LOAN PURPOSE                       LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Cash Out Refinance ...........       285      $ 87,360,538.32       25.54%    $306,528.20      627      90.30%      6.550%
Debt-Consolidation ...........        78        28,222,338.86        8.25      361,824.86      626      88.07       6.465
Home Improvement .............        18         5,280,590.15        1.54      293,366.12      642      89.90       6.445
Purchase .....................       792       220,088,174.87       64.33      277,889.11      632      98.09       6.669
Rate/Term Refinance ..........         3         1,158,800.00        0.34      386,266.67      616      79.30       6.378
                                   -----      ---------------      ------     -----------      ---      -----       -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%      6.618%
                                   =====      ===============      ======

                                      S-65

          MORTGAGED LOAN DOCUMENTATION TYPES OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
DOCUMENTATION TYPE                 LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

Full Documentation ...........     1,009      $277,586,055.98       81.14%    $275,110.07      623      94.82%     6.565%
Limited Documentation ........        19         7,092,140.24        2.07      373,270.54      619      88.50      7.080
Stated Documentation .........       148        57,432,245.98       16.79      388,055.72      666      97.17      6.816
                                   -----      ---------------      ------     -----------      ---      -----     ------
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

              CREDIT SCORE DISTRIBUTION OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
CREDIT SCORE                       LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

551 - 575 ....................         8      $  2,601,530.00        0.76%    $325,191.25      567       91.37%    6.795%
576 - 600 ....................       303        70,101,883.70       20.49      231,359.35      590       95.17     6.979
601 - 625 ....................       347        96,782,598.43       28.29      278,912.39      612       94.31     6.627
626 - 650 ....................       242        76,174,123.61       22.27      314,769.11      638       94.80     6.552
651 - 675 ....................       192        67,847,324.73       19.83      353,371.48      663       96.00     6.445
676 - 700 ....................        60        20,098,449.74        5.87      334,974.16      687       96.27     6.253
701 - 725 ....................        14         4,486,519.99        1.31      320,465.71      714       95.86     6.405
726 - 750 ....................         6         2,390,512.00        0.70      398,418.67      734      100.00     6.055
751 - 775 ....................         3         1,179,500.00        0.34      393,166.67      758       92.49     6.270
776 - 800 ....................         1           448,000.00        0.13      448,000.00      786      100.00     6.700
                                   -----      ---------------      ------     -----------      ---       -----     -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630       95.08%    6.618%
                                   =====      ===============      ======

               PREPAYMENT PENALTY TERMS OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
PREPAYMENT PENALTY TERM           MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
(MONTHS)                           LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

0 ............................       229      $ 55,690,412.90       16.28%    $243,189.58      627      95.56%     6.924%
12 ...........................        95        30,259,061.37        8.84      318,516.44      632      94.33      6.767
24 ...........................       766       232,041,534.84       67.83      302,926.29      631      95.11      6.558
36 ...........................        86        24,119,433.09        7.05      280,458.52      634      94.70      6.297
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

                                      S-66

                      LIEN TYPES OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
LIEN TYPE                          LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

First Lien ...................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

                MAXIMUM MORTGAGE RATES OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
MAXIMUN MORTGAGE RATE (%)          LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

11.000 - 11.499 ..............        21      $  8,007,914.73        2.34%    $381,329.27      650      94.39%      5.339%
11.500 - 11.999 ..............       142        52,059,970.79       15.22      366,619.51      645      93.09       5.814
12.000 - 12.499 ..............       209        67,993,600.78       19.87      325,328.23      637      93.51       6.231
12.500 - 12.999 ..............       419       125,520,410.21       36.69      299,571.38      630      95.51       6.704
13.000 - 13.499 ..............       207        51,031,011.33       14.92      246,526.62      619      96.72       7.155
13.500 - 13.999 ..............       127        26,924,495.14        7.87      212,003.90      614      97.15       7.562
14.000 - 14.499 ..............        40         8,349,429.24        2.44      208,735.73      603      97.10       7.871
14.500 - 14.999 ..............         8         1,168,209.99        0.34      146,026.25      623      97.98       8.534
15.000 - 15.499 ..............         3         1,055,399.99        0.31      351,800.00      608      98.80       8.500
                                   -----      ---------------      ------     -----------      ---      -----       -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%      6.618%
                                   =====      ===============      ======

                MINIMUM MORTGAGE RATES OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
MINIMUM MORTGAGE RATE (%)          LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

5.000 - 5.499 ................        21      $  8,007,914.73        2.34%    $381,329.27      650       94.39%   5.339%
5.500 - 5.999 ................       151        56,516,853.34       16.52      374,283.80      644       93.26    5.812
6.000 - 6.499 ................       212        68,687,273.34       20.08      323,996.57      637       93.35    6.238
6.500 - 6.999 ................       427       126,263,059.03       36.91      295,698.03      630       95.39    6.728
7.000 - 7.499 ................       204        50,821,889.74       14.86      249,126.91      619       96.92    7.186
7.500 - 7.999 ................       117        23,451,381.04        6.85      200,439.15      612       98.15    7.695
8.000 - 8.499 ................        36         6,960,361.00        2.03      193,343.36      601       97.71    8.166
8.500 - 8.999 ................         7         1,028,209.99        0.30      146,887.14      626       99.23    8.613
9.000 - 9.499 ................         1           373,499.99        0.11      373,499.99      607      100.00     9.100
                                   -----      ---------------      ------     -----------      ---      ------     -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630       95.08%    6.618%
                                   =====      ===============      ======

                                      S-67

                     GROSS MARGIN OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
MARGIN (%)                         LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

4.000 - 4.499 ................         3      $  1,123,997.33        0.33%    $374,665.78      667      99.36%     5.169%
4.500 - 4.999 ................        49        18,320,162.40        5.36      373,880.87      649      95.88      5.497
5.000 - 5.499 ................       191        70,321,588.82       20.56      368,175.86      640      91.80      5.960
5.500 - 5.999 ................       307        93,098,671.18       27.21      303,253.00      634      94.53      6.452
6.000 - 6.499 ................       340        95,727,924.84       27.98      281,552.72      625      96.63      6.915
6.500 - 6.999 ................       285        63,142,847.63       18.46      221,553.85      615      96.92      7.491
7.000 - 7.499 ................         1           375,250.00        0.11      375,250.00      640      95.00      7.000
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

              INITIAL INTEREST RATE CAP OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
INITIAL RATE CAP (%)               LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

2.000 ........................     1,132      $326,611,585.51       95.47%    $288,526.14      631      95.20%     6.630%
3.000 ........................        44        15,498,856.69        4.53      352,246.74      625      92.63      6.350
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

              PERIODIC INTEREST RATE CAP OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
PERIODIC RATE CAP (%)              LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

1.500 ........................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   -----      ---------------      ------     -----------      ---      -----      -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630      95.08%     6.618%
                                   =====      ===============      ======

                                      S-68

              NEXT RATE ADJUSTMENT DATES OF THE INTEREST-ONLY LOANS

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                 PERCENTAGE                 WEIGHTED   COMBINED   WEIGHTED
                                 NUMBER OF                           OF         AVERAGE      AVERAGE   LOAN-TO-    AVERAGE
                                  MORTGAGE                        MORTGAGE     PRINCIPAL     CREDIT      VALUE      GROSS
NEXT RATE ADJUSTMENT DATE          LOANS     PRINCIPAL BALANCE      LOANS       BALANCE       SCORE      RATIO     COUPON
------------------------------   ---------   -----------------   ----------   -----------   --------   --------   --------

February 1, 2007 .............         1      $    420,000.00        0.12%    $420,000.00      628      100.00%    5.750%
April 1, 2007 ................         6         1,733,427.21        0.51      288,904.54      630       91.11     5.835
May 1, 2007 ..................        34        11,816,754.48        3.45      347,551.60      625       92.52     6.412
June 1, 2007 .................        53        16,872,898.74        4.93      318,356.58      620       90.88     6.751
July 1, 2007 .................     1,037       297,120,304.73       86.85      286,519.10      631       95.48     6.638
June 1, 2008 .................         2           358,672.22        0.10      179,336.11      641      100.00     7.073
July 1, 2008 .................        43        13,788,384.82        4.03      320,660.11      644       94.22     6.310
                                   -----      ---------------      ------     -----------      ---      ------     -----
TOTAL: .......................     1,176      $342,110,442.20      100.00%    $290,910.24      630       95.08%    6.618%
                                   =====      ===============      ======

                                      S-69

CREDIT SCORES

          Credit scores are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit scores are generated by models developed by third parties and are made available to lenders through three national credit bureaus.
The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. None of Carrington Securities, LP, the servicer, the originator, the trustee, the underwriters or the depositor make any representations or warranties as to the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

THE ORIGINATOR

          This information set forth in this section and the following section with regard to the originator and the originator's underwriting standards has been provided to the depositor by the originator. None of the depositor, the underwriters, the trustee nor any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

Fremont Investment & Loan

          Fremont is a California state-chartered industrial bank headquartered in Brea, California. Fremont currently operates wholesale residential real estate loan production offices located in Anaheim, California; Concord,
California; Downers Grove, Illinois; Westchester County, New York; and Tampa,
Florida. Fremont conducts business in 45 states and the District of Columbia and its primary source of originations is through licensed mortgage brokers.

          Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending.
Acquired in 1990, Fremont is an indirect subsidiary of Fremont General
Corporation, a financial services holding company listed on the New York Stock
Exchange. As of June 30, 2005, Fremont had approximately $10.83 billion in assets, approximately $9.41 billion in liabilities and approximately $1.42 billion in equity. Fremont's sub-prime residential originations totaled approximately $6.94 billion, $13.74

                                      S-70

billion and $23.91 billion for the years ended 2002, 2003 and 2004, respectively. For the first half of 2005, Fremont's sub-prime residential originations totaled approximately $17.01 billion.

Underwriting Guidelines

          All of the mortgage loans were originated or acquired by Fremont generally in accordance with the underwriting criteria described in this section. The following is a summary of the underwriting guidelines believed by the depositor to have been applied, with some variation, by Fremont. This summary does not purport to be a complete description of the underwriting guidelines of Fremont.

          Substantially all of the mortgage loans originated by Fremont are based on loan application packages submitted through licensed mortgage brokers.
These brokers must meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker agreement, and signed broker authorization. Licensed mortgage brokers may submit loan application packages and once approved, are eligible to have mortgage loans funded in compliance with the terms of a signed broker agreement.

          Mortgage loans are underwritten in accordance with Fremont's current underwriting programs, referred to as the Scored Programs ("SCORED PROGRAMS"), subject to various exceptions as described in this section. Fremont's underwriting guidelines are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs assess the risk of default by using Credit Scores obtained from third party credit repositories along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratios as an aid to, not a substitute for, the underwriter's judgment. All of the mortgage loans in the mortgage pool were underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market.

          The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower's Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower's likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon Fremont's Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont.

          Under the Scored Programs, Fremont requires credit reports for each borrower, using the Credit Score of the primary borrower (the borrower with the highest percentage of total income) to determine program eligibility. Credit
Scores must be requested from each national credit repository. For the purpose of determining program eligibility:

               o    If Credit Scores are available from all three credit
                    repositories, the middle of the three Credit Scores is used;

                                      S-71

               o    If Credit Scores are available from only two of the
                    repositories, the lower of the two Credit Scores is used;
                    and

               o    If a single Credit Score is available, the single Credit
                    Score will be used; however, potential borrowers with a
                    single Credit Score will not qualify for loan amounts in
                    excess of $750,000, loans with loan-to-value ratios in
                    excess of 90% or 80% (depending on type of program) and
                    second mortgage loans with loan-to-value-ratios in excess of
                    5%.

          Generally, the minimum applicable Credit Score allowed is 500.
However, borrowers with no Credit Scores are not automatically rejected and may be eligible for certain loan programs in appropriate circumstances.

          All of the mortgage loans were underwritten by Fremont's underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.

          There are three documentation types under which Fremont underwrites its mortgage loans, Full Documentation ("FULL DOCUMENTATION"), Easy
Documentation ("EASY DOCUMENTATION") and Stated Income ("STATED INCOME").
Fremont's underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application, dependent on credit profile; under
Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. While the income is not verified under the Stated Income program, the income stated must be reasonable and customary for the applicant's line of work.

          Fremont originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. Fremont's underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by
Fremont. In some cases, Fremont relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and,

                                      S-72

where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises.

          Fremont requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.

          Fremont conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by Fremont's senior management. Adverse findings are tracked monthly. This review procedure allows Fremont to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

          Second Lien Mortgage Loans. Fremont currently has two programs for the origination of second lien mortgage loans. Both are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien. The first program allows for loans with up to 5% loan to value and maximum combined loan to values of 95%. This program is limited to borrowers with Credit
Scores in excess of 550, credit grades of at least "C" and debt to income ratios not greater than 50%; however, eligible borrowers may not be participants in a consumer credit counseling or other debt repayment program. Permissible loan balances for this program are from $5,000 to $37,500. The maximum term on these loans is 10 or 15 years; provided, that a 15 year amortization term is available only for Full Documentation or Easy Documentation loans with an original loan balance in excess of $15,000. Loans under this program are available for "owner occupied" or "non-owner occupied" properties.

          The second program is for borrowers with Credit Scores in excess of
580. This program allows for loans of up to 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of "A+" and
"A" and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $187,500. Combined loan balances (first and second lien mortgage loans) of up to $937,500 are allowed to borrowers under Full
Documentation loans that have Credit Scores of 620 and greater. The limit on the combined loan balance is $500,000 for Stated Income loans; provided that no
Stated Income loan may have a borrower with a Credit Score of less than 620. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for a 20 or 30 year amortization term. Rural properties and properties in Alaska are not allowed under this program.

                                      S-73

          Fremont recently discontinued an additional second lien mortgage program that was a stand alone program for borrowers with Credit Scores in excess of 580. This program allowed for loans of 20% loan to value and 100%
maximum combined loan to values and was limited to borrowers in credit grades of
"A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program were from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 were allowed to borrowers under
Full Documentation loans that had Credit Scores of 620 and greater. The limit on the combined loan balance was $500,000 for Stated Income loans; provided that no
Stated Income loan may have been a borrower with a Credit Score of less than
620. The loans were available with amortization terms of 10, 15, 20 and 30 years, however loan balances must have been at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term.
Rural properties and properties in Alaska were not allowed under this program.

          Risk Categories. Fremont's underwriting guidelines under the Scored
Programs with respect to each rating category generally require:

     o    debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 90% or less, however, debt to income ratios of
          50% or less are required on loan-to-value ratios greater than 90%;

     o    applicants have a Credit Score of at least 500;

     o    that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan; and

     o    that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid in connection with closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than
          $2,500.

          In addition, the various risk categories generally have the following criteria for borrower eligibility:

          "A+." Under the "A+" category, an applicant must have no 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure.
The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

          "A." Under the "A" category, an applicant must have not more than one
30-day late mortgage payment within the last 12 months and it must be at least
24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

                                      S-74

          "A-." Under the "A-" category, an applicant must have not more than three 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

          "B." Under the "B" category, an applicant must have not more than one
60-day late mortgage payment within the last 12 months and it must be at least
18 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 85% with a Credit Score of 550.
The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

          "C." Under the "C" category, an applicant may not be more than 90-days
Delinquent with respect to its current mortgage payment and it must be at least
12 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 80% with a minimum
Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for:
reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

          "C-." Under the "C-" category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

          "D." Under the "D" category, an applicant must not be more than 180 days delinquent with respect to its current mortgage payment. Any Chapter 7 or
Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid in connection with closing. The maximum permitted loan-to-value ratio is 65% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced to 60% if the property is currently subject to foreclosure proceedings.

ADDITIONAL INFORMATION

          The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as of the cut-off date after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%, except as otherwise noted. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal is necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at

                                      S-75

the time the certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

          A Current Report on Form 8-K will be available to purchasers of the certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form
8-K.

                              THE SWAP COUNTERPARTY

          The swap counterparty has supplied the following information for inclusion in this prospectus supplement. No representation is made by the depositor, the servicer, the underwriters, or any of their respective affiliates as to the accuracy and completeness of this information.

          The swap counterparty under the swap agreement is Swiss Re Financial
Products Corporation ("SRFP"), a Delaware corporation and indirect, wholly owned subsidiary of Swiss Reinsurance Company ("Swiss Re"), a Swiss corporation. SRFP currently has a counterparty credit rating of "AA (negative CreditWatch)" and a short-term debt rating of "A-1+" from Standard & Poor's.

          The obligations of SRFP under the swap agreement are fully and unconditionally guaranteed by Swiss Re. Swiss Re currently has (i) a counterparty credit rating of "AA (negative CreditWatch)", an insurer financial strength rating of "AA (negative CreditWatch)", a senior unsecured debt rating of "AA (negative CreditWatch)" and a short-term debt rating of "A-1+" from
Standard & Poor's, (ii) an insurance financial strength rating of "Aa2 (stable outlook)", a senior unsecured rating of "Aa2" and a short-term rating of "P-1"
from Moody's, and (iii) an insurer financial strength rating (Fitch initiated)
of "AA+(stable)" and a senior unsecured rating of "AA+(stable)" from Fitch.

          Various regulatory authorities, including the U.S. Securities and
Exchange Commission and State Attorneys General in the United States, including the Attorney General of the State of New York, and more recently the U.K.
Financial Services Authority, as well as law enforcement agencies, are conducting investigations of non-traditional, or loss mitigation insurance, products. Swiss Re is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments.

          The information contained in the preceding three paragraphs has been provided by SRFP and Swiss Re for use in this prospectus supplement. SRFP and
Swiss Re have not been involved

                                      S-76

in the preparation of, and do not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

                                      S-77

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries describe provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.

          The Carrington Mortgage Loan Trust, Series 2005-FRE1 Asset-Backed
Pass-Through Certificates will consist of the following twenty-three classes:

          o    Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class
               A-6 Certificates, which together are sometimes referred to as the
               Class A Certificates;

          o    Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
               Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class
               M-12 and Class M-13 Certificates, which together are sometimes referred to as the Class M Certificates or the Mezzanine
               Certificates;

          o    Class P Certificates;

          o    Class CE Certificates; and

          o    Class R-I Certificates and Class R-II Certificates, which
               together are sometimes referred to as the Class R Certificates.

          Only the Class A Certificates and Class M Certificates (other than the
Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates and
Class M-13 Certificates) are offered by this prospectus supplement. See
"--Glossary of Terms" in this prospectus supplement for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

          The certificates in the aggregate will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

          o    the mortgage loans, excluding scheduled payments due on or before the cut-off date;

          o    the assets as from time to time are identified as deposited in respect of the mortgage loans in the custodial account and in the certificate account and belonging to the trust;

          o    property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

          o    any applicable primary insurance policies and standard hazard insurance policies;

                                      S-78

          o    the swap account;

          o    the swap agreement; and

          o    all proceeds of the foregoing.

          The offered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The Class A and Class M-1
Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class M-2, Class M-3, Class M-4, Class
M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class
M-12 and Class M-13 Certificates will be issued in minimum denominations of
$250,000 and integral multiples of $1 in excess thereof.

          The offered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a definitive certificate, except as set forth in the prospectus under "Description of the Certificates--Form of Certificates."
Investors in the offered certificates may elect to hold their offered certificates through DTC in the United States or Clearstream, Luxembourg, formerly known as Cedelbank SA, or Euroclear in Europe. Clearstream, Luxembourg
and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and
Euroclear's names on the books of their depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Unless and until definitive certificates are issued for the offered certificates under the limited circumstances described in this prospectus supplement,

          o    all references to actions by certificateholders with respect to the offered certificates shall refer to actions taken by DTC upon instructions from its participants, and

          o    all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the offered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

          GENERAL. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the offered certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the offered certificates, it is anticipated that the only registered certificateholder of the offered certificates will be Cede &
Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the servicer as certificateholders, as such term is used in the pooling and servicing agreement,

                                      S-79

and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants. Under the rules, regulations and procedures creating and affecting DTC and its operations,
DTC is required to make book-entry transfers of offered certificates among participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners.
Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the offered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the offered certificates. Transfers between participants will occur in accordance with DTC's rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          None of the depositor, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          DEFINITIVE CERTIFICATES. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under
"Description of the Certificates--Form of Certificates."

          Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates--Form of Certificates,"
the trustee is required to notify, through DTC, participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates for their offered certificates. Upon surrender by DTC of the definitive certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the offered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

          For additional information regarding DTC, Clearstream, Luxembourg and
Euroclear and the offered certificates, see "Description of the
Certificates--Form of Certificates" in the prospectus.

GLOSSARY OF TERMS

          The following terms are given the meanings shown below to help describe the cash flows on the certificates:

          ALLOCATED REALIZED LOSS AMOUNT--An Allocated Realized Loss Amount with respect to (x) any class of Class A and Class M Certificates and any distribution date will be an amount

                                      S-80

equal to the sum of any Realized Losses allocated to that class of certificates on the distribution date as described below in "--Allocation of Losses" and any
Allocated Realized Loss Amount for the class remaining undistributed from the previous distribution date minus (y) the amount of the increase in the related
Certificate Principal Balance due to the receipt of Subsequent Recoveries.

          AVAILABLE DISTRIBUTION AMOUNT--For any distribution date, an amount equal to the sum of the following amounts, net of (i) amounts reimbursable to the servicer and the trustee and (ii) any net swap payment to the swap counterparty and (iii) any Swap Termination Payment owed to the swap counterparty not due to a Swap Counterparty Trigger Event:

          o    the aggregate amount of scheduled payments on the mortgage loans due during the related Due Period and received on or prior to the related determination date, after deduction of the servicing fee and the trustee fee in respect of the mortgage loans for that distribution date;

          o    unscheduled payments in respect of the mortgage loans, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries from the mortgage loans, amounts received in respect of REO Property and proceeds from repurchases of and substitutions for the mortgage loans occurring during the related Prepayment Period;

          o    all payments of Compensating Interest made by the servicer with respect to the mortgage loans; and

          o    all Advances made for that distribution date in respect of the mortgage loans.

          BANKRUPTCY LOSS--A Bankruptcy Loss is a Realized Loss resulting from a
Deficient Valuation or a Debt Service Reduction.

          CERTIFICATE PRINCIPAL BALANCE--With respect to any class of Class A and Class M Certificates and any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that class of certificates and (b) with respect to any Class A and Class M Certificate, any reductions in its certificate principal balance in connection with the allocation of Realized Losses in the manner described in this prospectus supplement (taking into account any increases in the certificate principal balance thereof due to the receipt of Subsequent Recoveries).

          The Certificate Principal Balance of the Class CE Certificates as of
any date of determination is equal to the excess, if any, of the then aggregate principal balance of the mortgage loans over the then aggregate Certificate
Principal Balance of the Class A Certificates, the Mezzanine Certificates and
the Class P Certificates.

          CLASS A PRINCIPAL DISTRIBUTION AMOUNT--The Class A Principal
Distribution Amount is an amount equal to the excess of:

          o    the aggregate Certificate Principal Balance of the Class A
               Certificate immediately prior to the related distribution date over

                                      S-81

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any of, the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-1 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-2 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the
               Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-3 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificates after taking into account the distribution of the Class A Principal Amount on the related distribution date,
               (ii) the Certificate Principal Balance of the Class M-1
               Certificates after taking into account the distribution of the
               Class M-1 Principal Distribution Amount on the related
               distribution date, (iii) the Certificate Principal Balance of the
               Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the

                                      S-82

               related distribution date and (iv) the Certificate Principal
               Balance of the Class M-3 Certificates immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-4 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the
               Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the
               Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the
               Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date and (v) the Certificate Principal Balance of the Class M-4 Certificate immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-5 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the
               Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the
               Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the
               Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the
               Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date and

                                      S-83

               (vi) the Certificate Principal Balance of the Class M-5
               Certificates immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-6 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the
               Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the
               Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the
               Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the
               Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date, (vi) the Certificate Principal Balance of the
               Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-7 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related
               distribution date, (ii) the Certificate Principal Balance of the
               Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the
               Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the
               Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal

                                      S-84

               Distribution Amount on the related distribution date, (v) the
               Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal
               Distribution Amount on the related distribution date, (vi) the
               Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal
               Distribution Amount on the related distribution date, (vii) the
               Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal
               Distribution Amount on the related distribution date and (viii)
               the Certificate Principal Balance of the Class M-7 Certificates
               immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-8 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related
               distribution date, (ii) the Certificate Principal Balance of the
               Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the
               Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the
               Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the
               Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date, (vi) the Certificate Principal Balance of the
               Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date, (vii) the Certificate Principal Balance of the
               Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the
               distribution of the Class M-7 Principal Distribution Amount on
               the related distribution date and (ix) the Certificate Principal
               Balance of the Class M-8 Certificates immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

                                      S-85

          CLASS M-9 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-9 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related
               distribution date, (ii) the Certificate Principal Balance of the
               Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the
               Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the
               Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the
               Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date, (vi) the Certificate Principal Balance of the
               Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date, (vii) the Certificate Principal Balance of the
               Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the
               distribution of the Class M-7 Principal Distribution Amount on
               the related distribution date, (ix) the Certificate Principal
               Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date and (x) the Certificate
               Principal Balance of the Class M-9 Certificates immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-10 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-10 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related
               distribution date, (ii) the Certificate Principal Balance of the
               Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the
               Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the
               Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal

                                      S-86

               Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date, (vi) the Certificate Principal
               Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date, (vii) the Certificate Principal
               Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date, (viii) the Certificate
               Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution
               Amount on the related distribution date, (ix) the Certificate
               Principal Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution
               Amount on the related distribution date, (x) the Certificate
               Principal Balance of the Class M-9 Certificates after taking into account the distribution of the Class M-9 Principal Distribution
               Amount on the related distribution date and (xi) the Certificate
               Principal Balance of the Class M-10 Certificates immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-11 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-11 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related
               distribution date, (ii) the Certificate Principal Balance of the
               Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the
               Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the
               Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the
               Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date, (vi) the Certificate Principal Balance of the
               Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date, (vii) the Certificate Principal Balance of the
               Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the
               distribution of the Class M-7 Principal Distribution Amount on
               the related distribution date, (ix) the Certificate Principal
               Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal

                                      S-87

               Distribution Amount on the related distribution date, (x) the
               Certificate Principal Balance of the Class M-9 Certificates after taking into account the distribution of the Class M-9 Principal
               Distribution Amount on the related distribution date, (xi) the
               Certificate Principal Balance of the Class M-10 Certificates
               after taking into account the distribution of the Class M-10
               Principal Distribution Amount on the related distribution date and (xii) the Certificate Principal Balance of the Class M-11
               Certificates immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-12 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-12 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related
               distribution date, (ii) the Certificate Principal Balance of the
               Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the
               Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the
               Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the
               Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date, (vi) the Certificate Principal Balance of the
               Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date, (vii) the Certificate Principal Balance of the
               Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the
               distribution of the Class M-7 Principal Distribution Amount on
               the related distribution date, (ix) the Certificate Principal
               Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date, (x) the Certificate Principal
               Balance of the Class M-9 Certificates after taking into account the distribution of the Class M-9 Principal Distribution Amount on the related distribution date, (xi) the Certificate Principal
               Balance of the Class M-10 Certificates after taking into account the distribution of the Class M-10 Principal Distribution Amount on the related distribution date, (xii) the Certificate Principal
               Balance of the Class M-11 Certificates after taking into account the distribution of the Class M-11 Principal Distribution Amount on the related distribution date and (xiii) the Certificate

                                      S-88

               Principal Balance of the Class M-12 Certificates immediately prior to the related distribution date over

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M-13 PRINCIPAL DISTRIBUTION AMOUNT--The Class M-13 Principal
Distribution Amount is an amount equal to the excess of:

          o    the sum of (i) the aggregate Certificate Principal Balance of the
               Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related
               distribution date, (ii) the Certificate Principal Balance of the
               Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the
               Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the
               Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the
               Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date, (vi) the Certificate Principal Balance of the
               Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date, (vii) the Certificate Principal Balance of the
               Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the
               distribution of the Class M-7 Principal Distribution Amount on
               the related distribution date, (ix) the Certificate Principal
               Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date, (x) the Certificate Principal
               Balance of the Class M-9 Certificates after taking into account the distribution of the Class M-9 Principal Distribution Amount on the related distribution date, (xi) the Certificate Principal
               Balance of the Class M-10 Certificates after taking into account the distribution of the Class M-10 Principal Distribution Amount on the related distribution date, (xii) the Certificate Principal
               Balance of the Class M-11 Certificates after taking into account the distribution of the Class M-11 Principal Distribution Amount on the related distribution date, (xiii) the Certificate
               Principal Balance of the Class M-12 Certificates after taking into account the distribution of the Class M-12 Principal
               Distribution Amount on the related distribution date and (xiv)
               the Certificate Principal Balance of the Class M-13 Certificates
               immediately prior to the related distribution date over

                                      S-89

          o    the lesser of (A) the product of (i) the applicable Subordination
               Percentage and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
               (B) the excess if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

          CLASS M PRINCIPAL DISTRIBUTION AMOUNT--The Class M-1 Principal
Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3
Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the
Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution
Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal
Distribution Amount, the Class M-9 Principal Distribution Amount, the Class M-10
Principal Distribution Amount, the Class M-11 Principal Distribution Amount, the
Class M-12 Principal Distribution Amount or the Class M-13 Principal
Distribution Amount, as applicable.

          COMPENSATING INTEREST--With respect to any principal prepayments in full, any payments made by the servicer from its own funds to cover Prepayment
Interest Shortfalls, but only to the extent of its servicing fee for the related
Due Period.

          CREDIT ENHANCEMENT PERCENTAGE--The Credit Enhancement Percentage for
any distribution date is the percentage obtained by dividing (x) the aggregate
Certificate Principal Balance of the Class M Certificates and the Class CE
Certificates, calculated after taking into account payments of principal on the mortgage loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related distribution date, by (y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period.

          DEBT SERVICE REDUCTION--A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United
States Bankruptcy Code, other than a reduction attributable to a Deficient
Valuation.

          DEFICIENT VALUATION--A Deficient Valuation with respect to any mortgage loan is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

          DETERMINATION DATE--The Determination Date with respect to any distribution date will be the 15th day of the calendar month in which such distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

          DUE PERIOD--The Due Period with respect to any distribution date commences on the second day of the month immediately preceding the month which the distribution date occurs and ends on the first day of the month in which the distribution date occurs.

          EXPENSE ADJUSTED MORTGAGE RATE--The Expense Adjusted Mortgage Rate for
any mortgage loan and any distribution date will be a per annum rate equal to the then applicable

                                      S-90

mortgage rate for such mortgage loan as of the first day of the related Due
Period minus the sum of the Servicing Fee Rate and the Trustee Fee Rate.

          FIXED SWAP PAYMENT--With respect to any distribution date on or prior to the distribution date in November 2010, an amount equal to the product of (x)
a fixed rate equal to 4.5935% per annum, (y) the Swap Agreement Notional Balance for that distribution date and (z)(i) with respect to the initial distribution date, a fraction, the numerator of which is 52 and the denominator of which is
360 and (ii) with respect to each distribution date thereafter, a fraction, the numerator of which is 30 and the denominator of which is 360.

          FLOATING SWAP PAYMENT--With respect to any distribution date on or prior to the distribution date in November 2010, an amount equal to the product of (x) one-month LIBOR as determined pursuant to the swap agreement, (y) the
Swap Agreement Notional Balance for that distribution date and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the swap agreement and the denominator of which is 360.

          FORMULA RATE--The Formula Rate for any class of Class A and Class M
Certificates is One-Month LIBOR determined as described under "--Determination of One-Month LIBOR" in this prospectus supplement plus the related Margin.

          INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

          INTEREST ACCRUAL PERIOD--the Interest Accrual Period for any
distribution date and the Class A and Class M Certificates is the period commencing on the distribution date of the month immediately preceding the month in which the distribution date occurs or, in the case of the first distribution date, commencing on the closing date, and ending on the day preceding the distribution date.

          INTEREST CARRY FORWARD AMOUNT--The Interest Carry Forward Amount with respect to any class of Class A and Class M Certificates and any distribution date is equal to the amount, if any, by which the Interest Distribution Amount for the class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding distribution date, together with any
Interest Carry Forward Amount with respect to the class of certificates remaining unpaid from the previous distribution date, plus interest accrued thereon at the related pass-through rate on the certificates for the most recently ended Interest Accrual Period. The Interest Carry Forward Amount with respect to each class of Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each distribution date. The Interest
Carry Forward Amount with respect to each class of Class M Certificates, if any, may be carried forward to succeeding distribution dates and, subject to available funds, will be distributed in the manner set forth in "--Excess
Cashflow and Overcollateralization" in this prospectus supplement.

                                      S-91

          INTEREST DISTRIBUTION AMOUNT--The Interest Distribution Amount for the
Class A and Class M Certificate of any class on any distribution date is equal to interest accrued during the related Interest Accrual Period on the
Certificate Principal Balance of that class immediately prior to the distribution date at the Pass-Through Rate for that class, reduced (to not less than zero) by the allocable share, if any, for that class of Prepayment Interest
Shortfalls to the extent not covered by Compensating Interest paid by the servicer and shortfalls resulting from the application of the Relief Act.

          INTEREST REMITTANCE AMOUNT--The Interest Remittance Amount for any
distribution date is that portion of the Available Distribution Amount for that distribution date that represents interest received or advanced on the mortgage loans.

          LIQUIDATION PROCEEDS--Amounts collected by the servicer or any subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

          MARGIN--With respect to each class of Class A and Class M
Certificates, the related margins set forth in the table below:

    RELATED MARGIN

CLASS    (1)     (2)
-----   -----   -----
 A-1    0.120   0.240
 A-2    0.180   0.360
 A-3    0.250   0.500
 A-4    0.230   0.460
 A-5    0.280   0.560
 A-6    0.380   0.760
 M-1    0.470   0.705
 M-2    0.490   0.735
 M-3    0.510   0.765
 M-4    0.620   0.930
 M-5    0.660   0.990
 M-6    0.720   1.080
 M-7    1.250   1.875
 M-8    1.380   2.070
 M-9    1.800   2.700
 M-10   3.000   4.500
 M-11   3.000   4.500
 M-12   3.000   4.500
 M-13   3.000   4.500

----------
(1)  For the Interest Accrual Period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(2)  Each Interest Accrual Period thereafter.

          NET MONTHLY EXCESS CASH FLOW--The Net Monthly Excess Cash Flow for any
distribution date is equal to the sum of (a) any Overcollateralization Reduction
Amount and (b) the excess of:

          o    the Available Distribution Amount for the related distribution date over

                                      S-92

          o    the sum for the related distribution date of the aggregate of (a)
               the Senior Interest Distribution Amount distributable to the holders of the Class A Certificates, (b) the Interest
               Distribution Amount distributable to the holders of the Class M
               Certificates and (c) the Principal Remittance Amount.

          NET WAC PASS-THROUGH RATE-- The Net WAC Pass-Through Rate for any
distribution date and the Class A and Class M Certificates is a rate per annum
(adjusted for the actual number of days in the related Interest Accrual Period)
equal to the excess, if any, of (a) the weighted average of the Expense Adjusted
Mortgage Rates on the then outstanding mortgage loans, weighted based on their principal balance as of the first day of the related Due Period; over (b) the net swap payment owed to the swap counterparty or Swap Termination Payment owed to the swap counterparty not due to a Swap Counterparty Trigger Event, if any,
expressed as a percentage, equal to a fraction, the numerator of which is equal to such net swap payment owed to the swap counterparty or Swap Termination
Payment owed to the swap counterparty not due to a Swap Counterparty Trigger
Event and the denominator of which is equal to the aggregate principal balance of the outstanding mortgage loans multiplied by 12.

          NET WAC RATE CARRYOVER AMOUNT--For any distribution date and any class of Class A or Class M Certificates, an amount equal to the sum of:

          o    the excess of (x) the amount of interest that would have accrued on such class of certificates for such distribution date had the
               Pass-Through Rate been the related Formula Rate, over (y) the amount of interest accrued on such class of certificates for such distribution date at the Net WAC Pass-Through Rate and

          o    the unpaid portion of any related Net WAC Rate Carryover Amount from the prior distribution date together with interest accrued on such unpaid portion for the most recently ended Interest
               Accrual Period at the Formula Rate applicable for such class for such Interest Accrual Period.

          OVERCOLLATERALIZATION AMOUNT--The Overcollateralization Amount with respect to any distribution date is the excess, if any, of (a) the aggregate principal balance of the mortgage loans (including mortgage loans related to any
REO Property) as of the last day of the related Due Period over (b) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the
Class M Certificates and the Class P Certificates, after giving effect to distributions to be made on such distribution date.

          OVERCOLLATERALIZATION FLOOR AMOUNT--The Overcollateralization Floor
Amount with respect to any distribution date is equal to 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

          OVERCOLLATERALIZATION INCREASE AMOUNT--An Overcollateralization
Increase Amount with respect to any distribution date equals the lesser of (a)
the sum of (i) the Net Monthly Excess Cash Flow for such distribution date and
(ii) net swap payments made by the swap counterparty pursuant to clause third under "--The Swap Agreement" below for such distribution date and (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the
Overcollateralization Amount on such distribution date (calculated for this purpose

                                      S-93

only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed).

          OVERCOLLATERALIZATION REDUCTION AMOUNT--An Overcollateralization
Reduction Amount with respect to any distribution date is the lesser of (a) the
Principal Remittance Amount on such distribution date and (b) the excess, if any, of (i) the Overcollateralization Amount for such distribution date
(calculated for this purpose only after assuming that 100% of the Principal
Remittance Amount on such distribution date has been distributed) over (ii) the
Overcollateralization Target Amount for such distribution date.

          OVERCOLLATERALIZATION TARGET AMOUNT--The Overcollateralization Target
Amount with respect to any distribution date is (i) prior to the Stepdown Date, an amount equal to approximately 2.20% of the aggregate principal balance of the mortgage loans as of the cut-off date; (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (a) approximately
4.40% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period and (b) the
Overcollateralization Floor Amount; or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distributing date. Notwithstanding the foregoing, on and after any distribution date following the reduction of the aggregate Certificate
Principal Balance of the Class A Certificates, the Class P Certificates and the
Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

          PASS-THROUGH RATE--With respect to each class of Class A and Class M
Certificates and any distribution date, the lesser of (i) the Formula Rate and
(ii) the Net WAC Pass-Through Rate.

          PREPAYMENT INTEREST SHORTFALL--With respect to any principal prepayments on the mortgage loans and any distribution date, any interest shortfall resulting from principal prepayments occurring between the first day of the related Prepayment Period and the last day of the prior calendar month.

          PREPAYMENT PERIOD--The Prepayment Period with respect to any distribution date is the period beginning on the 16th day of the calendar month immediately preceding the month in which the distribution date occurs to the
15th day of the then current calendar month.

          PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for
any distribution date will be an amount, not less than zero, equal to the sum of
(i) the principal portion of all scheduled monthly payments on the mortgage loans actually received on or prior to the related Determination Date or advanced on or prior to the related distribution date; (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds, Subsequent
Recoveries and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursement, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the mortgage loans; and (iv) the amount of any Overcollateralization Increase
Amount for the distribution date; minus (v) the amount of any
Overcollateralization Reduction Amount for such distribution date and (vi) any

                                      S-94

net swap payment owed to the swap counterparty or Swap Termination Payment owed to the swap counterparty not due to a Swap Counterparty Trigger Event to the
extent not previously paid from interest or principal collections on the mortgage loans.

          PRINCIPAL REMITTANCE AMOUNT--The Principal Remittance Amount for any
distribution date is the sum of the amounts described in clauses (i) through
(iii) of the definition of Principal Distribution Amount.

          REALIZED LOSS--A Realized Loss is (a) a Bankruptcy Loss or (b) with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure)
or otherwise, is the amount of loss realized, if any, equal to the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the servicer for Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the mortgage loan.

          REO PROPERTY--A mortgaged property acquired by the servicer through foreclosure or deed-in-lieu of foreclosure.

          ROLLING THREE-MONTH DELINQUENCY AVERAGE--With respect to any distribution date, the average aggregate principal amount of the mortgage loans delinquent 60 days or more for each of the three (or one and two, in the case of the first and second distribution dates, respectively) immediately preceding months.

          SENIOR INTEREST DISTRIBUTION AMOUNT--The Senior Interest Distribution
Amount for any distribution date is equal to the sum of the Interest
Distribution Amount for that distribution date for the Class A Certificates and the Interest Carry Forward Amount, if any, for that distribution date for the
Class A Certificates.

          SERVICING FEE RATE--The Servicing Fee Rate for any distribution date is 0.50% per annum.

          STEPDOWN DATE--The Stepdown Date is the later to occur of (x) the distribution date occurring in December 2008 and (y) the first distribution date on which the Credit Enhancement Percentage (calculated for this purpose only prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related distribution date) is greater than or equal to approximately 51.40%.

          SUBSEQUENT RECOVERIES--Subsequent Recoveries are unanticipated amounts received on a liquidated mortgage loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following distribution date and distributed in accordance with the priorities described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, the amount of such Subsequent Recoveries will increase the
Certificate Principal Balance first, of the Class A Certificates then outstanding, if a Realized Loss had been allocated to the Class A Certificates, on a pro rata basis by the amount of such Subsequent Recoveries, and second, of

                                      S-95

the class of Class M Certificates then outstanding with the highest distribution priority to which a Realized Loss was allocated. Thereafter, such class of Class
A and Class M Certificates will accrue interest on the increased Certificate
Principal Balance.

          SUBORDINATION PERCENTAGE--With respect to each class of Class A and
Class M Certificates, the applicable approximate percentage set forth in the table below.

CLASS   PERCENTAGE
-----   ----------
  A       48.60%
 M-1      56.60%
 M-2      63.90%
 M-3      68.50%
 M-4      72.60%
 M-5      76.40%
 M-6      79.90%
 M-7      82.90%
 M-8      85.50%
 M-9      88.00%
 M-10     92.80%
 M-11     94.10%
 M-12     95.10%
 M-13     95.60%

          SWAP AGREEMENT NOTIONAL BALANCE--With respect to the swap agreement and each calculation period specified below, the related notional balance specified in the table below for such calculation period. The first calculation period will end on the day before the distribution date in November 2005 and the sixtieth calculation period will end on the day before the distribution date in
November 2010:

CALCULATION PERIOD   NOTIONAL BALANCE ($)
------------------   --------------------
1.................      925,824,491.90
2.................      905,927,757.78
3.................      882,421,914.15
4.................      855,385,474.67
5.................      824,938,073.19
6.................      791,241,307.34
7.................      754,498,879.29
8.................      714,955,931.62
9.................      672,902,383.67
10................      633,345,184.85
11................      596,135,243.19
12................      561,132,406.16
13................      528,204,923.28
14................      497,228,941.15
15................      468,088,028.95
16................      440,672,732.39
17................      414,880,154.51
18................      390,613,561.84
19................      367,782,013.99
20................      346,300,015.90
21................      326,087,190.68
22................      307,112,662.38
23................      289,255,434.10
24................      272,449,176.49
25................       37,433,091.82
26................       35,805,539.76
27................       34,251,223.98
28................       32,766,707.81
29................       31,348,723.48

                                      S-96

30................       29,994,163.38
31................       28,700,071.94
32................       27,463,637.72
33................       26,282,186.13
34................       25,153,590.48
35................       24,074,961.88
36................       23,044,000.19
37................       19,085,328.39
38................       18,322,849.00
39................       17,590,933.98
40................       16,888,348.22
41................       16,213,907.27
42................       15,566,475.13
43................       14,944,962.30
44................       14,348,323.81
45................       13,775,557.34
46................       13,225,701.48
47................       12,697,833.97
48................       12,191,070.21
49................       11,704,561.49
50................       11,237,493.70
51................       10,789,085.74
52................       10,358,588.30
53................        9,945,282.40
54................        9,548,478.27
55................        9,167,514.04
56................        8,801,754.71
57................        8,450,605.92
58................        8,113,501.39
59................        7,789,840.76
60................        7,479,086.11

          SWAP COUNTERPARTY TRIGGER EVENT--An event of default under the swap agreement with respect to which the swap counterparty is a defaulting party (as defined in the swap agreement), a termination event under the swap agreement with respect to which the swap counterparty is the sole affected party (as defined in the swap agreement) or an additional termination event under the swap agreement with respect to which the swap counterparty is the sole affected party.

          SWAP REPLACEMENT PROCEEDS--Any amounts received from a replacement swap counterparty in consideration for entering into a replacement swap agreement for a terminated swap agreement.

          TRIGGER EVENT--With respect to any distribution date on or after the
Stepdown Date, a Trigger Event is in effect if:

          (a) the percentage obtained by dividing (I) the aggregate principal amount of the Rolling Three-Month Delinquency Average plus the aggregate principal amount of the mortgage loans that, as of the last day of the previous calendar month, are in foreclosure, have been converted to REO Properties or have been discharged due to bankruptcy, by (II) the aggregate principal balance of the mortgage loans (including mortgage loans related to REO Property) as of

                                      S-97

the last day of the previous calendar month, exceeds 31.50% of the then Credit
Enhancement Percentage for the prior distribution date; or

          (b) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the cut-off date through the last day of the related Due Period) divided by the aggregate principal balance of the mortgage loans as of the cut-off date exceeds the applicable percentages set forth below with respect to such distribution date:

   DISTRIBUTION DATE OCCURRING IN     PERCENTAGE
-----------------------------------   ----------
December 2008 through November 2009      3.00%
December 2009 through November 2010      4.75%
December 2010 through November 2011      6.00%
   December 2011 and thereafter          6.75%

          TRUSTEE FEE RATE--The Trustee Fee Rate for any distribution date is
0.004% per annum.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

          Distributions on the offered certificates will be made by the trustee beginning in December 2005 on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a distribution date. Payments on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related record date. Payments will be made by check or money order mailed to the address of the person which appears on the certificate register, or upon the request of a holder owning certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry certificates, payments will be made by wire transfer to
DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final payment relating to the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California or
New York or the city in which the corporate trust office of the trustee is located are required or authorized by law to be closed.

INTEREST DISTRIBUTIONS

          On each distribution date, the Interest Remittance Amount will be distributed in the following order of priority:

          (i) to the holders of each class of Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest
Distribution Amount allocable to such class of the Class A Certificates; and

          (ii) sequentially, to the holders of the Class M-1 Certificates, Class
M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5
Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8
Certificates, Class M-9 Certificates, Class M-10 Certificates,

                                      S-98

Class M-11 Certificates, Class M-12 Certificates and Class M-13 Certificates, in
that order, the Interest Distribution Amount allocable to each such class.

          On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the
extent not covered by Compensating Interest paid by the servicer will be allocated first, to the Net Monthly Excess Cash Flow and thereafter, to the interest accrued on the Class A and Class M Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class A and Class M Certificates will not be entitled to reimbursement for any of these interest shortfalls.

DETERMINATION OF ONE-MONTH LIBOR

          On each interest determination date, which is the second LIBOR business day preceding the commencement of each Interest Accrual Period with respect to the Class A and Class M Certificates, the trustee will determine one-month LIBOR. One-month LIBOR is the London interbank offered rate for one-month United States dollar deposits as this rate appears on the Telerate
Page 3750, as of 11:00 a.m. London time on the LIBOR Determination Date. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate
Page 3750" means the display page currently so designated on the Telerate
Service or other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If that rate does not appear on that page, the trustee will determine one-month LIBOR, in the manner set forth in the pooling and servicing agreement, on the basis of the rates at which one month
United States dollar deposits are offered in the London interbank market as of
11:00 a.m. London time on the interest determination date.

          The establishment of one-month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the Class A and Class M Certificates for the related Interest
Accrual Period will, absent manifest error, be final and binding.

PRINCIPAL DISTRIBUTIONS

          I. On each distribution date (a) prior to a Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

          (i) to the holders of the Class A Certificates as follows:

               o first, to the Class A-1 Certificates, until the Certificate
          Principal Balance of the Class A-1 Certificates has been reduced to zero;

               o second, concurrently, to the Class A-2 Certificates, Class A-3
          Certificates and Class A-4 Certificates (on a pro rata basis based on the Certificate Principal Balance of the Class A-4 Certificates and
          the aggregate Certificate Principal Balance of the Class A-2
          Certificates and the Class A-3 Certificates) as follows:

                                      S-99

                    o    to the Class A-4 Certificates, until the Certificate
                         Principal Balance of such class is reduced to zero;

                    o    sequentially, to the Class A-2 Certificates and Class
                         A-3 Certificates, in that order, in each case until the
                         Certificate Principal Balance of each such class is
                         reduced to zero;

               o third, sequentially, to the holders of the Class A-5
          Certificates and Class A-6 Certificates, in that order, in each case until the Certificate Principal Balance of each such class is reduced to zero; and

          (ii) sequentially, to the holders of the Class M-1 Certificates, Class
M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5
Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8
Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11
Certificates, Class M-12 Certificates and Class M-13 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

          II. On each distribution date (a) on or after the Stepdown Date and
(b) on which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

          (i) to the holders of the Class A Certificates, up to an amount equal to the Class A Principal Distribution Amount, as follows:

               o first, to the Class A-1 Certificates, until the Certificate
          Principal Balance of the Class A-1 Certificates has been reduced to zero;

               o second, concurrently, to the Class A-2 Certificates, Class A-3
          Certificates and Class A-4 Certificates (on a pro rata basis based on the Certificate Principal Balance of the Class A-4 Certificates and
          the aggregate Certificate Principal Balance of the Class A-2
          Certificates and the Class A-3 Certificates) as follows:

                    o    to the Class A-4 Certificates, until the Certificate
                         Principal Balance of such class is reduced to zero;

                    o    sequentially, to the Class A-2 Certificates and Class
                         A-3 Certificates, in that order, in each case until the
                         Certificate Principal Balance of each such class is
                         reduced to zero;

               o third, sequentially, to the holders of the Class A-5
          Certificates and Class A-6 Certificates, in that order, in each case until the Certificate Principal Balance of each such class is reduced to zero; and

          (ii) sequentially, to the holders of the Class M-1 Certificates, Class
M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5
Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8
Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11
Certificates, Class M-12 Certificates and Class M-13 Certificates, in that order, up to

                                     S-100

an amount equal to the related Class M Principal Distribution Amount until the
Certificate Principal Balance of each such class has been reduced to zero.

          The allocation of distributions in respect of principal to the Class A
Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized
Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Class M Certificates and the Class CE
Certificates. Increasing the respective percentage interest in the trust of the
Class M Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by these certificates.

NET MONTHLY EXCESS CASH FLOW AND OVERCOLLATERALIZATION

          Net Monthly Excess Cash Flow, if any, will be applied on any distribution date as follows, in each case to the extent not covered by amounts from the swap agreement:

               o first, to the holders of the class or classes of Class A and
          Class M Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase
          Amount, distributable as part of the Principal Distribution Amount;

               o second, sequentially to the Class M-1 Certificates, Class M-2
          Certificates, Class M-3 Certificates, Class M-4 Certificates, Class
          M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates,
          Class M-8 Certificates, Class M-9 Certificates, Class M-10
          Certificates, Class M-11 Certificates, Class M-12 Certificates and the
          Class M-13 Certificates, in that order, in each case up to the related
          Interest Carry Forward Amount related to such certificates for such distribution date;

               o third, on a pro rata basis to the Class A-1 Certificates, Class
          A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates,
          Class A-5 Certificates and Class A-6 Certificates, and sequentially to the Class M-1 Certificates, Class M-2 Certificates, Class M-3
          Certificates, Class M-4 Certificates, Class M-5 Certificates, Class
          M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates,
          Class M-9 Certificates, Class M-10 Certificates, Class M-11
          Certificates, Class M-12 Certificates and the Class M-13 Certificates,
          in that order, in each case up to the related Allocated Realized Loss
          Amount for such class of certificates for such distribution date;

               o fourth, to the holders of the Class A and the Class M
          Certificates, any related unpaid Net WAC Rate Carryover Amount distributed to the Class A Certificates, on a pro rata basis based on the remaining Net WAC Rate Carryover Amount for each such class and then to the Mezzanine Certificates in their order of payment priority;

               o fifth, to pay any Swap Termination Payments owed to the swap counterparty due to a Swap Counterparty Trigger Event;

                                     S-101

               o sixth, to the holders of the Class CE Certificates as provided in the pooling and servicing agreement; and

               o seventh, to the holders of the Residual Certificates, any remaining amounts; provided that if such distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the
          Residual Certificates.

          On each distribution date, the trustee will withdraw from the certificate account all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

          In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since, in the absence of Net Monthly Excess Cash Flow applied pursuant to clause first above, the Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Certificate Principal
Balances of the Class A and Class M Certificates. In the event of an overcollateralization deficiency, Net Monthly Excess Cash Flow, subject to available funds, will be distributed in an amount equal to such overcollateralization deficiency (after taking into account any amounts received under the swap agreement), which will constitute a principal distribution of the
Class A and Class M Certificates in reduction of the Certificate Principal
Balances thereof. This will have the effect of accelerating the amortization of the Class A and Class M Certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralization Amount.

          In the event that the Overcollateralization Target Amount is permitted to step down on any distribution date, a portion of the principal which would otherwise be distributed to the holders of the Class A and Class M Certificates on the related distribution date will be part of the Net Monthly Excess Cash
Flow and distributed pursuant to the priorities set forth in this section. This has the effect of decelerating the amortization of the Class A and Class M
Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralization Amount. However, if on any distribution date a Trigger
Event is in effect, the required Overcollateralization Amount will not be permitted to step down on the related distribution date.

THE SWAP AGREEMENT

          The trustee, on behalf of the trust, will enter into an interest rate swap agreement with the swap counterparty. On each distribution date, the trustee will deposit into a swap account amounts, if any, received from the swap counterparty. From amounts on deposit in the swap account, to the extent such amounts constitute net swap payments (as described below), distributions to cover Allocated Realized Loss Amounts, distributions of amounts necessary to maintain the required level of overcollateralization, distributions in respect of Prepayment Interest Shortfalls and Net WAC Rate Carryover Amounts, and
distributions in respect of the principal portion of Allocated Realized Loss
Amount previously allocated to the certificates that

                                     S-102

remain unreimbursed, will be made as described in this prospectus supplement.
The swap account will not be an asset of any REMIC.

          Under the swap agreement, on each distribution date, the trustee, on behalf of the trust, will be obligated to pay to the swap counterparty the Fixed
Swap Payment and the swap counterparty will be obligated to pay to the trustee, on behalf of the trust, the Floating Swap Payment. A net swap payment will be required to be made on each distribution date (a) by the trustee to the swap counterparty, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment payable to the trust for such distribution date, or (b) by the swap counterparty to the trustee, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap
Payment for such distribution date.

          The swap agreement will terminate immediately following the distribution date in November 2010, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional
Termination Event.

          The respective obligations of the swap counterparty and the trustee, on behalf of the trust, to pay specified amounts due under the swap agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a
Swap Default shall have occurred and be continuing with respect to the swap agreement and (2) no "early termination date" (as defined in the ISDA Master
Agreement) has occurred or been effectively designated with respect to the swap agreement.

          "Events of Default" under the swap agreement (each a "Swap Default")
include the following standard events of default under the ISDA Master
Agreement:

          o "Failure to Pay or Deliver" (which generally relates to the failure of either party to the swap agreement to perform its payment obligations under the swap agreement),

          o "Bankruptcy" which generally relates to the insolvency of, or inability to pay debts as they become due, by either party to the swap agreement
(as amended in the swap agreement) and

          o "Merger without Assumption" which generally relates to the merger, consolidation or transfer of substantially all of the assets of the swap counterparty without the assumption of obligations under the swap agreement by the surviving entity, as further described in Sections 5(a)(i), 5(a)(vii) and
5(a)(viii) of the ISDA Master Agreement.

          "Early Termination Events" under the swap agreement (each an "Early
Termination Event") consist of the following standard events under the ISDA
Master Agreement:

          o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement),

          o "Tax Event" (which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes) and

                                     S-103

          o "Tax Event Upon Merger" (solely with respect to the swap counterparty) (which generally relates to the swap counterparty's receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger),

as further described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA
Master Agreement. In addition, there are "Additional Termination Events" (as defined in the swap agreement) including if the swap counterparty fails to comply with the Downgrade Provisions (as defined below).

          If the swap counterparty's credit ratings fall below the levels specified in the swap agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the swap counterparty will be required to either (1)
obtain a substitute swap counterparty with credit ratings at least equal to the specified levels that will assume the obligations of the swap counterparty under the swap agreement, (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the swap counterparty under the swap agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the swap agreement or (3) post collateral which will be sufficient to maintain or restore the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade (such provisions, the "Downgrade Provisions").

          Upon the occurrence of any Swap Default under the swap agreement, the non-defaulting party will have the right to designate an Early Termination Date.
With respect to Termination Events (including Additional Termination Events), an
Early Termination Date may be designated by one of the parties (as specified in the swap agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the swap agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the swap agreement. The occurrence of an Early Termination Date under the swap agreement will constitute a "Swap Early Termination."

          Upon any Swap Early Termination, the trustee, on behalf of the trust, or the swap counterparty may be liable to make a swap termination payment (the
"Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the swap agreement computed in accordance with the procedures set forth in the swap agreement taking into account the present value of the unpaid amounts that would have been owed to and by the swap counterparty under the remaining scheduled term of the swap agreement. In the event that the trustee, on behalf of the trust, is required to make a Swap Termination Payment to the swap counterparty, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap
Termination Payment triggered upon a Swap Counterparty Trigger Event. The trust's obligation to pay amounts in respect of a Swap Termination Payment resulting from a Swap Counterparty Trigger Event will be subordinated to distributions to the holders of the Class A and Class M Certificates.

                                     S-104

          In the event of any such Swap Early Termination, (i) the trustee shall establish and maintain in its name, in trust for the benefit of the Class A and
Class M Certificates, the Swap Termination Payment Account (the "Swap
Termination Payment Account") over which the trustee will have exclusive control and the sole right of withdrawal, and in which no person other than the trustee, the holders of the Class A and Class M Certificates and the holders of the Class
CE Certificates shall have any legal or beneficial interest, (ii) any Swap
Termination Payments received by the trustee from the swap counterparty will be remitted to the Swap Termination Payment Account and (iii) any Swap Replacement
Proceeds received from a replacement swap counterparty will be remitted directly to the terminated swap counterparty; provided, that any such remittance to a terminated swap counterparty will not exceed the amounts, if any, owed to such terminated swap counterparty under the terminated swap agreement; provided, further that the terminated swap counterparty will only receive Swap Replacement
Proceeds if all Swap Termination Payments due from the terminated swap counterparty to the trustee have been paid in full and if such amounts have not been paid in full then the amount of Swap Replacement Proceeds necessary to make up any deficiency shall be remitted to the Swap Termination Payment Account.

          The trustee shall promptly, following any Swap Early Termination due to an "Event of Default" or "Termination Event," in accordance with the terms of any related swap agreement and at the written direction of the holders of the
Class A and Class M Certificates entitled to at least 51% of the voting rights of such classes of certificates, or, if the trustee does not receive such direction from such certificateholders, then at the written direction of the holder of the Class CE Certificates, enter into a replacement swap agreement to the extent possible and practicable through application of funds available in the Swap Termination Payment Account unless entering into such replacement swap agreement would result in a downgrading of any Class A or Class M Certificates by either rating agency.

          To the extent that (i) the funds available in the Swap Termination
Payment Account exceed the costs of entering into a replacement swap agreement or (ii) the trustee, at the written direction of the holders of the Class A and
Class M Certificates entitled to at least 51% of the voting rights of such classes of certificates, or, if the trustee does not receive such direction from such certificateholders, then at the written direction of the holder of the
Class CE Certificates, determines not to replace the terminated swap agreement and such failure to replace the terminated swap agreement shall not result in a downgrading of any of the Class A or Class M Certificates by either rating agency, as evidenced by a letter from each rating agency, then on each distribution date after the creation of a Swap Termination Payment Account, the funds therein shall be transferred to the swap account to cover any shortfalls in the amounts payable as described in "--Payments under the Swap Agreement"
below, provided that in no event will the amount withdrawn from the Swap
Termination Payment Account and deposited into the swap account on such distribution date exceed the amount of net swap payments that would have been required to be paid on such distribution date under the terminated swap agreement had there been no termination of such swap agreement. Any amounts remaining in the Swap Termination Payment Account after payment in full of the
Class A and Class M Certificates shall be distributed to the holder of the Class
CE Certificates.

                                     S-105

Payments under the Swap Agreement

          Amounts payable by the trust in respect of net swap payments and Swap
Termination Payments (other than Swap Termination Payments resulting from a Swap
Counterparty Trigger Event) will be deducted from available funds before distributions to the holders of the Class A and Class M Certificates. On each distribution date, such amounts will be distributed by the trust to the swap counterparty, first to make any net swap payment owed to the swap counterparty pursuant to the swap agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the swap counterparty pursuant to the swap agreement. Payments by the trust to the swap counterparty in respect of any Swap Termination Payment triggered by a Swap Counterparty Trigger Event pursuant to the swap agreement will be subordinated to distributions to the holders of the Class A and Class M
Certificates and will be paid by the trust to the swap counterparty as set forth in the pooling and servicing agreement.

          Amounts payable by the swap counterparty to the trustee, on behalf of the trust, will be deposited by the trustee into the swap account. On each distribution date, to the extent required, the trustee will withdraw the following amounts from the swap account to the extent of net swap payments on deposit therein for distribution to the certificates in the following order of priority:

          first, to the holders of the Class A Certificates, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of the interest portion of Realized Losses or Prepayment Interest
Shortfalls (not covered by Compensating Interest) allocated to such Certificates on such Distribution Date, on a pro rata basis, based on the amount of such
Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed;

          second, to the holders of the Mezzanine Certificates, in their order of payment priority, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of the interest portion of
Realized Losses or Prepayment Interest Shortfalls (not covered by Compensating
Interest) allocated to such Certificates on such distribution date;

          third, to the holders of the class or classes of Class A and Class M
Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount, but only to the extent of the principal portion of Realized Losses for such distribution date;

          fourth, to the holders of the Class A Certificates, pro rata, and then to the holders of the Class M Certificates, in their order of payment priority, the principal portion of any Allocated Realized Loss Amount previously allocated thereto that remain unreimbursed;

          fifth, to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Net WAC Rate Carryover Amounts previously allocated thereto that remain unreimbursed, and then sequentially to the Class M
Certificates, in their order of payment priority, the amount of any Net WAC Rate
Carryover Amounts remaining unpaid as of that distribution date; and

          sixth, to the holders of the Class CE Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

                                     S-106

ALLOCATION OF LOSSES

          Any Realized Losses on the mortgage loans will be allocated or covered on any distribution date first, by any amounts available from the swap agreement for the related distribution date; second to Net Monthly Excess Cash Flow;
third, to the Class CE Certificates, until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero; fourth, to the Class M-13
Certificates, until the Certificate Principal Balance of the Class M-13
Certificates has been reduced to zero; fifth, to the Class M-12 Certificates, until the Certificate Principal Balance of the Class M-12 Certificates has been reduced to zero; sixth to the Class M-11 Certificates, until the Certificate
Principal Balance of the Class M-11 Certificates has been reduced to zero;
seventh, to the Class M-10 Certificates, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero; eighth, to the Class
M-9 Certificates, until the Certificate Principal Balance of the Class M-9
Certificates has been reduced to zero; ninth, to the Class M-8 Certificates, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero; tenth, to the Class M-7 Certificates, until the Certificate
Principal Balance of the Class M-7 Certificates has been reduced to zero;
eleventh, to the Class M-6 Certificates, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero; twelfth, to the Class
M-5 Certificates, until the Certificate Principal Balance of the Class M-5
Certificates has been reduced to zero; thirteenth, to the Class M-4
Certificates, until the Certificate Principal Balance of the Class M-4
Certificates has been reduced to zero; fourteenth, to the Class M-3
Certificates, until the Certificate Principal Balance of the Class M-3
Certificates has been reduced to zero; fifteenth, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero; sixteenth, to the Class M-1 Certificates, until the Certificate
Principal Balance of the Class M-1 Certificates has been reduced to zero; and
seventeenth, concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5 and Class A-6 Certificates on a pro rata basis based on the
Certificate Principal Balance of each such class, until their respective
Certificate Principal Balances have been reduced to zero.

          The pooling and servicing agreement will not permit the allocation of
Realized Losses to the Class P Certificates.

          Once Realized Losses have been allocated to the Class A and Class M
Certificates, such amounts with respect to such certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may
be distributed to the holders of the Class A and Class M Certificates from Net
Monthly Excess Cash Flow, according to the priorities set forth under "--Net
Monthly Excess Cash Flow and Overcollateralization" and "--The Swap
Agreement--Payments under the Swap Agreement" above.

          Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss was incurred.

          In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A
Certificates, on each distribution date, holders of each class of Class A
Certificates have a right to distributions of interest before

                                     S-107

distributions of interest to other classes of certificates and distributions of principal before distributions of principal to other classes of certificates. In addition, overcollateralization, the application of Net Monthly Excess Cash Flow and payments received from the swap agreement will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A
Certificates on each distribution date.

          The priority of distributions among the Class M Certificates, as described in this prospectus supplement, also has the effect during certain periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of Class M Certificates with a lower payment priority.

ADVANCES

          Prior to each distribution date, the servicer is required to make
Advances out of its own funds, or funds held in the Custodial Account that are not included in the Available Distribution Amount for the distribution date, with respect to any distributions of principal and interest, net of the related servicing fees, that were due on the mortgage loans during the related Due
Period on the mortgage loans and that were delinquent on the related
Determination Date, plus amounts representing assumed payments of interest not covered by any current net income on the mortgage properties acquired by foreclosure or deed in lieu of foreclosure. The advances are referred to in this prospectus supplement as Advances.

          Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance
Proceeds, or Liquidation Proceeds. The purpose of making Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the
Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement, in which case the trustee, as successor servicer, will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

          All Advances will be reimbursable to the servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation
Proceeds may be reimbursed to the servicer out of any funds in the Custodial
Account prior to distributions on the Class A and Class M Certificates. In the
event that the servicer fails in its obligation to make any required advance, the trustee, in its capacity as successor servicer, will be obligated to make the advance, to the extent required in the pooling and servicing agreement.

          The pooling and servicing agreement will provide that the servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly

                                     S-108

or indirectly fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the servicer's obligation to fund these Advances and/or servicing advances. No facility will require the consent of the certificateholders or the trustee. Any Advances and/or servicing advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the servicer if those advances were funded by the servicer, but on a priority basis in favor of the advancing person as opposed to the servicer or any successor servicer, and without being subject to any right of offset that the trustee or the trust might have against the servicer or any successor servicer.

          In addition, see "Description of the Certificates--Withdrawals from the Custodial Account" and "--Advances" in the prospectus.

REPORTS TO CERTIFICATEHOLDERS

          The trustee will be required to make the reports referred to in the prospectus under "Description of the Certificates--Reports to
Certificateholders" (and, at its option, any additional files containing the same information in an alternative format) available each month to the certificateholders and other parties referred to in the pooling and servicing agreement via the trustee's website, which can be obtained by calling the trustee at (800) 735-7777. Persons that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the trustee investor relations desk at (800) 735-7777. The trustee shall have the right to change the way the reports are distributed in order to make such distribution more convenient and/or more accessible to the other parties referred to in the pooling and servicing agreement and to the certificateholders. The trustee shall provide timely and adequate notification to all parties referred to in the pooling and servicing agreement and to the certificateholders regarding any such change.

RIGHTS OF THE HOLDERS OF THE CLASS CE CERTIFICATES

          Pursuant to the pooling and servicing agreement, the servicer will provide the holder of the Class CE Certificates (in such capacity, the "CE
Holder") with certain supplemental reporting and the CE Holder will have the right to direct the servicer's actions with respect to defaulted mortgage loans.
In addition, the CE Holder will have the right to consent to the appointment of any subservicer. The CE Holder will rely upon mortgage loan data that is provided to it by the servicer in performing its advisory and monitoring functions.

                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

          The yield to maturity on each class of Class A and Class M
Certificates will be primarily affected by the following factors:

          o    The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

                                     S-109

          o    The allocation of principal distributions among the various classes of certificates;

          o    The rate and timing of Realized Losses and interest shortfalls on the mortgage loans;

          o    The pass-through rate on that class of Class A and Class M
               Certificates;

          o    The purchase price paid for that class of Class A and Class M
               Certificates; and

          o    The timing of the exercise of the optional termination by the majority holder of the Class CE Certificates.

          For additional considerations relating to the yields on the Class A and Class M Certificates, see "Yield Considerations" and "Maturity and
Prepayment Considerations" in the prospectus.

          Approximately 36.95% of the mortgage loans require the related borrowers to make monthly payments of accrued interest, but not principal, for up to five years following origination. After the interest-only period, the related borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. As a result, because the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. In addition, because no scheduled principal payments are required to be made on these mortgage loans for a period of time, the Class A and Class M Certificates will receive smaller scheduled principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these mortgage loans.

PREPAYMENT CONSIDERATIONS

          The yield to maturity and the aggregate amount of distributions on each class of Class A and Class M Certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses on the mortgage loans. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations or modifications of defaulted mortgage loans and purchases of mortgage loans due to breaches of representations and warranties.
The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses on the mortgage loans will, significantly affect the yield to an investor in the Class A and Class M
Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal payments on the Class A and
Class M Certificates entitled to distributions in respect of principal.

                                     S-110

          The mortgage loans may be prepaid by the mortgagors at any time in full or in part, although approximately 79.87% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. See "Description of the Mortgage Pool" in this prospectus supplement Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.
In any case, these amounts will not be available for distribution on the Class A and Class M Certificates. See "Certain Legal Aspects of Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments" in the prospectus.
The Class P Certificateholders shall receive the amount of any payments or collections in the nature of prepayment charges on the mortgage loans received by the servicer in respect of the related Due Period.

          The adjustable-rate loans typically are assumable under some circumstances if, in the sole judgment of the servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

          Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the Class A and Class M Certificates of principal amounts which would otherwise be distributed over the remaining terms of those mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

          The rate of defaults on the mortgage loans will also affect the rate and timing of principal distributions on the Class A and Class M Certificates.
In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors" in this prospectus supplement.

          The servicer may allow the refinancing of a mortgage loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the servicer may, from time to time, implement programs designed to encourage refinancing.
These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or

                                     S-111

closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.

          The rate of default on mortgage loans that are refinances by the borrower, were originated with limited documentation, or are mortgage loans with high loan to value ratios, may be higher than for other types of mortgage loans.
As a result of the underwriting standards applicable to the mortgage loans, the mortgage loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and Freddie Mac first lien and second lien mortgage loan purchase programs. See "Description of the Mortgage
Pool--Underwriting Standards." In addition, because of these underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans, the mortgage loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event mortgage loan delinquencies and defaults occur, than would be the case if the mortgage loans were serviced in accordance with those other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the mortgaged properties are located. The risk of delinquencies and loss is greater, and prepayments are less likely, in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The servicer has a limited right, but not an obligation, to repurchase some defaulted mortgage loans at a price equal to the unpaid principal balance thereof plus accrued and unpaid interest, resulting in a payment of principal on the Class A and Class M Certificates earlier than might have been the case if foreclosure proceedings had been commenced. See
"Maturity and Prepayment Considerations" in the prospectus.

ALLOCATION OF PRINCIPAL DISTRIBUTIONS

          The yields to maturity of the Class A and Class M Certificates will be affected by the allocation of principal distributions among the Class A and
Class M Certificates and the extent of any Overcollateralization Reduction
Amount. The Class A and Class M Certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal and the weighted average lives of classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of those mortgage loans. The timing of commencement of principal distributions and the weighted average lives of the Class A and Class
M Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the rate and timing of principal distributions on and the weighted average lives of the Class A and
Class M Certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, realized losses, liquidations and purchases, on the mortgage loans.

          As described in this prospectus supplement, during certain periods all or a disproportionately large percentage of principal payments on the mortgage loans will be allocated among the Class A Certificates and, during certain periods, no principal distributions will be distributed to any class of Class M
Certificates. Unless the Certificate Principal Balances

                                     S-112

of the Class A Certificates have been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown
Date. Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal distributions are distributed on the Class M Certificates, the subordination afforded the Class A Certificates by the Class M Certificates, together with the overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

          As described under "Description of the Certificates--Allocation of
Losses" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Class A Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances.

          Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M
Certificates. In addition, a higher than expected rate of delinquencies or realized losses will also affect the rate of principal distributions on one or more classes of the Class M Certificates if delinquencies or realized losses cause a Trigger Event.

          The yields to maturity of the Class A and Class M Certificates may also be affected to the extent any Net Monthly Excess Cash Flow is used to accelerate distributions of principal on the Class A and Class M Certificates and to the extent any Overcollateralization Reduction Amount is used to decelerate principal on the Class A and Class M Certificates. In addition, the amount of the Overcollateralization Increase Amount paid to the Class A and
Class M Certificates on any payment date will be affected by, among other things, the level of delinquencies and realized losses on the mortgage loans, and the level of One-Month LIBOR and Six-Month LIBOR. See "Description of the
Certificates--Net Monthly Excess Cash Flow and Overcollateralization" in this prospectus supplement.

REALIZED LOSSES AND INTEREST SHORTFALLS

          The yield to maturity and the aggregate amount of distributions on each class of Class A and Class M Certificates will be affected by the timing of borrower defaults resulting in Realized Losses on the mortgage loans, to the extent such losses are not covered by credit support in the form of Net Monthly
Excess Cash Flow, overcollateralization, the swap agreement or subordination provided by any Class M Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class A and Class M Certificates may be adversely affected by Realized Losses or delinquencies on the related mortgage loans if those
Realized Losses or delinquencies result in a change in the Overcollateralization
Target Amount.

          The amount of interest otherwise payable to holders of each class of
Class A and Class M Certificates will be reduced by any interest shortfalls, including Prepayment Interest Shortfalls, on the mortgage loans to the extent not covered by the Net Monthly Excess Cash Flow or

                                     S-113

amounts on deposit in the swap account in respect of the swap agreement or by the servicer in each case as described in this prospectus supplement. These shortfalls will not be offset by a reduction in the servicing fees payable to the servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. Prepayment Interest Shortfalls
and Net WAC Rate Carryover Amounts will only be covered by Net Monthly Excess
Cash Flow and amounts on deposit in the swap account in respect of the swap agreement, in each case as and to the extent described in this prospectus supplement. See "Description of the Certificates--Interest Distributions" in
this prospectus supplement for a discussion of possible shortfalls in the collection of interest.

PASS-THROUGH RATES

          The yields to maturity on the Class A and Class M Certificates will be affected by their Pass-Through Rates.

          Each class of Class A and Class M Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If the Net
WAC Pass-Through Rate is less than One-Month LIBOR plus the related Margin for a class of Class A and Class M Certificates, the Pass-Through Rate on that class will be limited to the Net WAC Pass-Through Rate. Thus, the yield to investors in the Class A and Class M Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the
Net WAC Pass-Through Rate. Therefore, the prepayment of mortgage loans with higher mortgage rates may result in a lower Pass-Through Rate on the classes of
Class A and Class M Certificates. If on any distribution date the application of the Net WAC Pass-Through Rate results in an interest payment lower than
One-Month LIBOR plus the related Margin on any class of Class A and Class M
Certificates during the related Interest Accrual Period, the value of that class may be temporarily or permanently reduced.

          Investors in the Class A and Class M Certificates should be aware that approximately 92.29% of the mortgage loans have adjustable interest rates.
Consequently, the interest that becomes due on an adjustable-rate loan during the related Due Period may be less than interest that would accrue on the related certificates at the rate of One-Month LIBOR plus the related Margin. In a rising interest rate environment, any class of Class A and Class M
Certificates may receive interest at the Net WAC Pass-Through Rate for a protracted period of time. In addition, in this situation, there would be little or no Net Monthly Excess Cash Flow to cover realized losses and to maintain the required amount of overcollateralization. In addition, because the initial mortgage rates on the adjustable-rate loans may be lower than the related minimum mortgage rates, the Net WAC Pass-Through Rate will initially be less than it will be once the adjustable-rate loans have all adjusted to their fully-indexed rate. Therefore, prior to the month in which all of the adjustable-rate loans have adjusted to their fully-indexed rate, there is a greater risk that the Pass-Through Rate on any class of Class A and Class M
Certificates may be limited by the Net WAC Pass-Through Rate.

          To the extent the Net WAC Pass-Through Rate is paid on any class of
Class A and Class M Certificates the difference between the Net WAC Pass-Through
Rate and One-Month LIBOR plus the related Margin will create a shortfall that will carry forward with interest thereon. These shortfalls will be payable only from Net Monthly Excess Cash Flow and proceeds from the swap

                                     S-114

agreement, in each case to the extent described in this prospectus supplement, and may remain unpaid on the optional termination date and final distribution date.

PURCHASE PRICE

          The yield to maturity on a class of Class A and Class M Certificates will depend on the price paid by the holders of those certificates. The extent to which the yield to maturity of a Class A or Class M Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Class A or Class M Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.
Conversely, if a Class A or Class M Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

FINAL SCHEDULED DISTRIBUTION DATES

          The final scheduled distribution date with respect to the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates will be the distribution date in October 2025, July 2028, January 2034, January 2034,
May 2034 and July 2035, respectively, assuming (i) the mortgage loans prepay at a constant rate of 0% CPR and (ii) the structuring assumptions described under
"--Weighted Average Life" below. The final distribution date of each class of the Class M Certificates will be the distribution date in December 2035, which is the distribution date occurring in the month following the last scheduled monthly payment on any mortgage loan.

          Due to realized losses and prepayments on the mortgage loans, the actual final distribution date on any class of Class A and Class M Certificates may be substantially earlier. In addition, the actual final distribution date on any class of Class A and Class M Certificates may be later than the final scheduled distribution date therefor. No event of default under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Class
A and Class M Certificates on or before its final scheduled distribution date.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution of net reduction of principal balance of the security. The weighted average life of each class of Class A and Class M Certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

          The prepayment model used in this prospectus supplement, referred to in this prospectus supplement as PPC, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Class A and Class M Certificates were structured on the basis of, among other things, a PPC of 100% for the mortgage loans. 100% PPC prepayment assumption assumes, with respect to Adjustable Rate Mortgage Loans a

                                     S-115

per annum prepayment rate of 4.00% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans building to 35.00% per annum by the twelfth month. 100% PPC prepayment assumption assumes, with respect to Fixed-Rate Mortgage Loans, a per annum prepayment rate of 4.00% of the then outstanding principal balance of the mortgage loans building to 25.00% per annum by the twelfth month. No representation is made that the mortgage loans will prepay at that or any other rate.

          The tables set forth below have been prepared on the basis of assumptions as described below regarding the characteristics of the mortgage loans that are expected to be included in the trust as described under
"Description of the Mortgage Pool" in this prospectus supplement and their performance. The tables assume, among other things, the following structuring assumptions:

          o    as of the date of issuance of the Class A and Class M
               Certificates, the mortgage loans have the following
               characteristics:

                                      S-116

                                                    Original  Remaining
                                                     Term to   Term to    Months to
                 Aggregate      Mortgage   Expense  Maturity   Maturity   Next Rate   Gross
Loan Number  Principal Balance    Rate    Fee Rate  (Months)   (Months)  Adjustment  Margin
-----------  -----------------  --------  --------  --------  ---------  ----------  ------

1               78,127,042.85     7.573%   0.500%      360       356          20     6.503%
2              287,299,717.77     7.477%   0.500%      360       356          20     6.457%
3               20,334,577.05     7.141%   0.500%      360       356          20     6.216%
4              112,995,651.61     7.834%   0.500%      360       356          20     6.668%
5               28,680,811.37     6.792%   0.500%      360       356          20     6.072%
6              229,829,971.17     6.559%   0.500%      360       356          20     5.845%
7               15,728,469.71     6.327%   0.500%      360       356          20     5.668%
8               53,724,132.91     6.936%   0.500%      360       356          20     6.204%
9                1,913,899.84     7.041%   0.500%      360       356          32     6.305%
10               1,913,308.49     7.179%   0.500%      360       356          32     6.309%
11               3,482,963.68     7.633%   0.500%      360       356          32     6.552%
12               2,173,148.86     7.646%   0.500%      360       356          32     6.686%
13               1,578,250.00     6.311%   0.500%      360       356          32     5.580%
14               2,211,563.67     6.451%   0.500%      360       356          32     5.744%
15               8,390,963.38     6.241%   0.500%      360       356          32     5.513%
16               1,966,279.99     6.582%   0.500%      360       356          32     5.842%
17                 922,199.39     6.456%   0.500%      360       355          55     5.735%
18               1,146,689.25     6.975%   0.500%      360       356          56     6.133%
19               2,037,003.31     7.153%   0.500%      360       356          56     6.421%
20              11,319,375.07     7.060%   0.500%      360       356         N/A       N/A
21                 351,444.69     6.567%   0.500%      360       356         N/A       N/A
22               3,951,383.50     7.248%   0.500%      360       356         N/A       N/A
23              33,566,248.38     7.079%   0.500%      352       348         N/A       N/A
24               9,578,435.94     7.460%   0.500%      359       355         N/A       N/A
25               1,359,164.66    10.257%   0.500%      344       340         N/A       N/A
26               6,869,120.89    10.117%   0.500%      353       349         N/A       N/A
27                 521,852.01    10.200%   0.500%      342       338         N/A       N/A
28               3,850,822.46    10.288%   0.500%      350       346         N/A       N/A

                                           Gross     Gross     Remaining
                                         Lifetime  Lifetime  Interest Only
             Initial Periodic  Periodic   Minimum   Maximum      Period
Loan Number      Rate Cap      Rate Cap    Rate      Rate       (Months)
-----------  ----------------  --------  --------  --------  -------------

1                 2.036%        1.500%    7.579%    13.610%       N/A
2                 2.067%        1.500%    7.481%    13.545%       N/A
3                 2.053%        1.500%    7.156%    13.194%       N/A
4                 2.106%        1.500%    7.834%    13.940%       N/A
5                 2.097%        1.500%    6.806%    12.889%        56
6                 2.042%        1.500%    6.571%    12.603%        56
7                 2.045%        1.500%    6.360%    12.372%        56
8                 2.042%        1.500%    6.948%    12.979%        56
9                 2.000%        1.500%    7.041%    13.041%       N/A
10                2.000%        1.500%    7.179%    13.179%       N/A
11                2.033%        1.500%    7.633%    13.665%       N/A
12                2.000%        1.500%    7.646%    13.646%       N/A
13                2.000%        1.500%    6.311%    12.311%        56
14                2.000%        1.500%    6.451%    12.451%        56
15                2.000%        1.500%    6.241%    12.241%        56
16                2.000%        1.500%    6.582%    12.582%        56
17                2.808%        1.500%    6.456%    13.264%       N/A
18                2.000%        1.500%    6.975%    12.975%       N/A
19                2.000%        1.500%    7.153%    13.153%       N/A
20                  N/A           N/A       N/A       N/A         N/A
21                  N/A           N/A       N/A       N/A         N/A
22                  N/A           N/A       N/A       N/A         N/A
23                  N/A           N/A       N/A       N/A         N/A
24                  N/A           N/A       N/A       N/A         N/A
25                  N/A           N/A       N/A       N/A         N/A
26                  N/A           N/A       N/A       N/A         N/A
27                  N/A           N/A       N/A       N/A         N/A
28                  N/A           N/A       N/A       N/A         N/A

----------

                                      S-117

          o    the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity (after taking into account the interest-only period), so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity
               (after taking into account the interest-only period);

          o    the mortgage rate on each adjustable-rate loan will be adjusted on each adjustment date to a rate equal to the related index plus the applicable note margin, subject to a lifetime maximum
               mortgage rate, lifetime minimum mortgage rate and periodic rate caps, as applicable, with the scheduled monthly payment adjusted accordingly to fully amortize the mortgage loan;

          o    neither the originator nor the servicer will repurchase any mortgage loan, and the majority holder of the Class CE
               Certificates will not exercise its option to purchase the
               mortgage loans on the first distribution date when the aggregate principal balance of the mortgage loans remaining in the trust at the time of purchase and mortgage loans relating to the REO
               Property remaining in the trust at the time of purchase is less than 10% of the aggregate principal balance as of the cut-off date, except where indicated;

          o    all delinquencies of payments due on or prior to the cut-off date are brought current, and thereafter there are no delinquencies or
               Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with
               prepayments, if any, at the constant percentages of PPC set forth in the tables;

          o    there is no Prepayment Interest Shortfall, Relief Act Shortfall,
               Net WAC Carryover Amount or any other interest shortfall in any month;

          o    distributions on the Certificates will be received on the 25th day of each month, commencing in December 2005;

          o    payments on the mortgage loans earn no reinvestment return;

          o    the Certificate Principal Balance of the Class P Certificates is
               assumed to be $0;

          o    the expenses described under "Description of the
               Certificates--Interest Distributions" will be paid from trust assets, and there are no additional ongoing trust expenses payable out of the trust;

          o    One-Month LIBOR and Six-Month LIBOR remain constant at 3.86% per annum and 4.23% per annum, respectively;

          o    the swap rate used for modeling is 4.54%;

          o    the trustee fee is assumed to be 0% per annum;

                                      S-118

          o    prepayments representing payments in full of individual mortgage loans are received on the last day of each month commencing
               November 2005 and include 30 days interest on the mortgage loan;
               and

          o    the certificates will be purchased on November 3, 2005.

          The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of PPC until maturity or that all of the mortgage loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated
maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of PPC specified. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate
Principal Balance of the certificates outstanding over time and the weighted average lives of the Class A and Class M Certificates.

          Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Class A and Class M
Certificates and set forth the percentages of the initial Certificate Principal
Balance of those Class A and Class M Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of
PPC.

                                      S-119

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS A-1 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100       100
November 2006...............................      98      56       35        14         0         0
November 2007...............................      96      11        0         0         0         0
November 2008...............................      95       0        0         0         0         0
November 2009...............................      94       0        0         0         0         0
November 2010...............................      92       0        0         0         0         0
November 2011...............................      89       0        0         0         0         0
November 2012...............................      86       0        0         0         0         0
November 2013...............................      83       0        0         0         0         0
November 2014...............................      79       0        0         0         0         0
November 2015...............................      75       0        0         0         0         0
November 2016...............................      70       0        0         0         0         0
November 2017...............................      65       0        0         0         0         0
November 2018...............................      59       0        0         0         0         0
November 2019...............................      53       0        0         0         0         0
November 2020...............................      46       0        0         0         0         0
November 2021...............................      38       0        0         0         0         0
November 2022...............................      30       0        0         0         0         0
November 2023...............................      20       0        0         0         0         0
November 2024...............................      10       0        0         0         0         0
November 2025...............................       0       0        0         0         0         0
November 2026...............................       0       0        0         0         0         0
November 2027...............................       0       0        0         0         0         0
November 2028...............................       0       0        0         0         0         0
November 2029...............................       0       0        0         0         0         0
November 2030...............................       0       0        0         0         0         0
November 2031...............................       0       0        0         0         0         0
November 2032...............................       0       0        0         0         0         0
November 2033...............................       0       0        0         0         0         0
November 2034...............................       0       0        0         0         0         0
November 2035...............................       0       0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   13.39    1.26     0.91      0.73      0.62      0.54
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   13.39    1.26     0.91      0.73      0.62      0.54

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-120

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS A-2 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100       100
November 2006...............................     100     100      100       100        80        23
November 2007...............................     100     100       31         0         0         0
November 2008...............................     100      32        0         0         0         0
November 2009...............................     100       0        0         0         0         0
November 2010...............................     100       0        0         0         0         0
November 2011...............................     100       0        0         0         0         0
November 2012...............................     100       0        0         0         0         0
November 2013...............................     100       0        0         0         0         0
November 2014...............................     100       0        0         0         0         0
November 2015...............................     100       0        0         0         0         0
November 2016...............................     100       0        0         0         0         0
November 2017...............................     100       0        0         0         0         0
November 2018...............................     100       0        0         0         0         0
November 2019...............................     100       0        0         0         0         0
November 2020...............................     100       0        0         0         0         0
November 2021...............................     100       0        0         0         0         0
November 2022...............................     100       0        0         0         0         0
November 2023...............................     100       0        0         0         0         0
November 2024...............................     100       0        0         0         0         0
November 2025...............................      96       0        0         0         0         0
November 2026...............................      62       0        0         0         0         0
November 2027...............................      25       0        0         0         0         0
November 2028...............................       0       0        0         0         0         0
November 2029...............................       0       0        0         0         0         0
November 2030...............................       0       0        0         0         0         0
November 2031...............................       0       0        0         0         0         0
November 2032...............................       0       0        0         0         0         0
November 2033...............................       0       0        0         0         0         0
November 2034...............................       0       0        0         0         0         0
November 2035...............................       0       0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   21.41    2.91     1.97      1.50      1.22      1.02
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   21.41    2.91     1.97      1.50      1.22      1.02

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-121

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS A-3 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100       100
November 2006...............................     100     100      100       100       100       100
November 2007...............................     100     100      100        65        18         0
November 2008...............................     100     100       47         0         0         0
November 2009...............................     100      76       39         0         0         0
November 2010...............................     100      57       20         0         0         0
November 2011...............................     100      40        6         0         0         0
November 2012...............................     100      27        0         0         0         0
November 2013...............................     100      16        0         0         0         0
November 2014...............................     100       7        0         0         0         0
November 2015...............................     100       0        0         0         0         0
November 2016...............................     100       0        0         0         0         0
November 2017...............................     100       0        0         0         0         0
November 2018...............................     100       0        0         0         0         0
November 2019...............................     100       0        0         0         0         0
November 2020...............................     100       0        0         0         0         0
November 2021...............................     100       0        0         0         0         0
November 2022...............................     100       0        0         0         0         0
November 2023...............................     100       0        0         0         0         0
November 2024...............................     100       0        0         0         0         0
November 2025...............................     100       0        0         0         0         0
November 2026...............................     100       0        0         0         0         0
November 2027...............................     100       0        0         0         0         0
November 2028...............................      90       0        0         0         0         0
November 2029...............................      72       0        0         0         0         0
November 2030...............................      57       0        0         0         0         0
November 2031...............................      41       0        0         0         0         0
November 2032...............................      23       0        0         0         0         0
November 2033...............................       3       0        0         0         0         0
November 2034...............................       0       0        0         0         0         0
November 2035...............................       0       0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   25.49    5.85     3.78      2.30      1.81      1.49
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   25.49    5.85     3.78      2.30      1.81      1.49

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-122

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS A-4 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100       100
November 2006...............................     100     100      100       100        93        71
November 2007...............................     100     100       74        41        11         0
November 2008...............................     100      75       30         0         0         0
November 2009...............................     100      48       24         0         0         0
November 2010...............................     100      36       13         0         0         0
November 2011...............................     100      25        4         0         0         0
November 2012...............................     100      17        0         0         0         0
November 2013...............................     100      10        0         0         0         0
November 2014...............................     100       4        0         0         0         0
November 2015...............................     100       0        0         0         0         0
November 2016...............................     100       0        0         0         0         0
November 2017...............................     100       0        0         0         0         0
November 2018...............................     100       0        0         0         0         0
November 2019...............................     100       0        0         0         0         0
November 2020...............................     100       0        0         0         0         0
November 2021...............................     100       0        0         0         0         0
November 2022...............................     100       0        0         0         0         0
November 2023...............................     100       0        0         0         0         0
November 2024...............................     100       0        0         0         0         0
November 2025...............................      99       0        0         0         0         0
November 2026...............................      86       0        0         0         0         0
November 2027...............................      72       0        0         0         0         0
November 2028...............................      57       0        0         0         0         0
November 2029...............................      45       0        0         0         0         0
November 2030...............................      36       0        0         0         0         0
November 2031...............................      26       0        0         0         0         0
November 2032...............................      15       0        0         0         0         0
November 2033...............................       2       0        0         0         0         0
November 2034...............................       0       0        0         0         0         0
November 2035...............................       0       0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   23.97    4.76     3.11      2.00      1.59      1.32
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   23.97    4.76     3.11      2.00      1.59      1.32

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-123

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS A-5 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100      100     100       100       100       100
November 2006...............................     100      100     100       100       100       100
November 2007...............................     100      100     100       100       100         0
November 2008...............................     100      100     100         0         0         0
November 2009...............................     100      100     100         0         0         0
November 2010...............................     100      100     100         0         0         0
November 2011...............................     100      100     100         0         0         0
November 2012...............................     100      100      37         0         0         0
November 2013...............................     100      100       0         0         0         0
November 2014...............................     100      100       0         0         0         0
November 2015...............................     100       95       0         0         0         0
November 2016...............................     100        9       0         0         0         0
November 2017...............................     100        0       0         0         0         0
November 2018...............................     100        0       0         0         0         0
November 2019...............................     100        0       0         0         0         0
November 2020...............................     100        0       0         0         0         0
November 2021...............................     100        0       0         0         0         0
November 2022...............................     100        0       0         0         0         0
November 2023...............................     100        0       0         0         0         0
November 2024...............................     100        0       0         0         0         0
November 2025...............................     100        0       0         0         0         0
November 2026...............................     100        0       0         0         0         0
November 2027...............................     100        0       0         0         0         0
November 2028...............................     100        0       0         0         0         0
November 2029...............................     100        0       0         0         0         0
November 2030...............................     100        0       0         0         0         0
November 2031...............................     100        0       0         0         0         0
November 2032...............................     100        0       0         0         0         0
November 2033...............................     100        0       0         0         0         0
November 2034...............................       0        0       0         0         0         0
November 2035...............................       0        0       0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   28.43    10.62    7.01      3.00      2.34      1.89
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   28.43    10.62    7.01      3.00      2.34      1.89

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-124

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS A-6 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100      100      100      100       100       100
November 2006...............................     100      100      100      100       100       100
November 2007...............................     100      100      100      100       100        36
November 2008...............................     100      100      100       88         0         0
November 2009...............................     100      100      100       88         0         0
November 2010...............................     100      100      100       88         0         0
November 2011...............................     100      100      100       75         0         0
November 2012...............................     100      100      100       49         0         0
November 2013...............................     100      100       81       32         0         0
November 2014...............................     100      100       60       21         0         0
November 2015...............................     100      100       44       14         0         0
November 2016...............................     100      100       33        9         0         0
November 2017...............................     100       84       24        4         0         0
November 2018...............................     100       68       18        0         0         0
November 2019...............................     100       55       13        0         0         0
November 2020...............................     100       45        9        0         0         0
November 2021...............................     100       36        5        0         0         0
November 2022...............................     100       29        2        0         0         0
November 2023...............................     100       23        0        0         0         0
November 2024...............................     100       18        0        0         0         0
November 2025...............................     100       14        0        0         0         0
November 2026...............................     100       11        0        0         0         0
November 2027...............................     100        9        0        0         0         0
November 2028...............................     100        5        0        0         0         0
November 2029...............................     100        1        0        0         0         0
November 2030...............................     100        0        0        0         0         0
November 2031...............................     100        0        0        0         0         0
November 2032...............................     100        0        0        0         0         0
November 2033...............................     100        0        0        0         0         0
November 2034...............................      57        0        0        0         0         0
November 2035...............................       0        0        0        0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   29.19    15.57    10.50     7.36      2.55      2.07
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   28.79    11.92     7.86     5.48      2.55      2.07

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-125

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS M-1 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100       100
November 2006...............................     100     100      100       100       100       100
November 2007...............................     100     100      100       100       100       100
November 2008...............................     100     100      100       100         0         0
November 2009...............................     100      96       64       100         0         0
November 2010...............................     100      79       47        63         0         0
November 2011...............................     100      65       35        17         0         0
November 2012...............................     100      53       26        11         0         0
November 2013...............................     100      44       19         8         0         0
November 2014...............................     100      36       14         5         0         0
November 2015...............................     100      29       10         3         0         0
November 2016...............................     100      24        8         2         0         0
November 2017...............................     100      20        6         0         0         0
November 2018...............................     100      16        4         0         0         0
November 2019...............................     100      13        3         0         0         0
November 2020...............................     100      10        2         0         0         0
November 2021...............................     100       8        0         0         0         0
November 2022...............................     100       7        0         0         0         0
November 2023...............................     100       5        0         0         0         0
November 2024...............................     100       4        0         0         0         0
November 2025...............................     100       3        0         0         0         0
November 2026...............................     100       3        0         0         0         0
November 2027...............................     100       *        0         0         0         0
November 2028...............................     100       0        0         0         0         0
November 2029...............................      93       0        0         0         0         0
November 2030...............................      80       0        0         0         0         0
November 2031...............................      66       0        0         0         0         0
November 2032...............................      50       0        0         0         0         0
November 2033...............................      33       0        0         0         0         0
November 2034...............................      13       0        0         0         0         0
November 2035...............................       0       0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   26.94    8.77     5.99      5.71      2.89      2.32
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   26.85    7.95     5.39      5.29      2.89      2.32

----------
*    Indicates a number that is greater than zero but less than 0.5%.

(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                     S-126

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS M-2 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100       100
November 2006...............................     100     100      100       100       100       100
November 2007...............................     100     100      100       100       100       100
November 2008...............................     100     100      100       100        81         0
November 2009...............................     100      96       64       100        81         0
November 2010...............................     100      79       47        27        81         0
November 2011...............................     100      65       35        17        70         0
November 2012...............................     100      53       26        11        41         0
November 2013...............................     100      44       19         8        24         0
November 2014...............................     100      36       14         5         8         0
November 2015...............................     100      29       10         3         0         0
November 2016...............................     100      24        8         0         0         0
November 2017...............................     100      20        6         0         0         0
November 2018...............................     100      16        4         0         0         0
November 2019...............................     100      13        3         0         0         0
November 2020...............................     100      10        0         0         0         0
November 2021...............................     100       8        0         0         0         0
November 2022...............................     100       7        0         0         0         0
November 2023...............................     100       5        0         0         0         0
November 2024...............................     100       4        0         0         0         0
November 2025...............................     100       3        0         0         0         0
November 2026...............................     100       2        0         0         0         0
November 2027...............................     100       0        0         0         0         0
November 2028...............................     100       0        0         0         0         0
November 2029...............................      93       0        0         0         0         0
November 2030...............................      80       0        0         0         0         0
November 2031...............................      66       0        0         0         0         0
November 2032...............................      50       0        0         0         0         0
November 2033...............................      33       0        0         0         0         0
November 2034...............................      13       0        0         0         0         0
November 2035...............................       0       0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   26.94    8.76     5.94      5.19      6.55      2.57
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   26.85    7.95     5.36      4.78      4.20      2.57

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                     S-127

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS M-3 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100       100
November 2006...............................     100     100      100       100       100       100
November 2007...............................     100     100      100       100       100       100
November 2008...............................     100     100      100       100       100         0
November 2009...............................     100      96       64        51       100         0
November 2010...............................     100      79       47        27        79         0
November 2011...............................     100      65       35        17         8         0
November 2012...............................     100      53       26        11         5         0
November 2013...............................     100      44       19         8         0         0
November 2014...............................     100      36       14         5         0         0
November 2015...............................     100      29       10         3         0         0
November 2016...............................     100      24        8         0         0         0
November 2017...............................     100      20        6         0         0         0
November 2018...............................     100      16        4         0         0         0
November 2019...............................     100      13        2         0         0         0
November 2020...............................     100      10        0         0         0         0
November 2021...............................     100       8        0         0         0         0
November 2022...............................     100       7        0         0         0         0
November 2023...............................     100       5        0         0         0         0
November 2024...............................     100       4        0         0         0         0
November 2025...............................     100       3        0         0         0         0
November 2026...............................     100       0        0         0         0         0
November 2027...............................     100       0        0         0         0         0
November 2028...............................     100       0        0         0         0         0
November 2029...............................      93       0        0         0         0         0
November 2030...............................      80       0        0         0         0         0
November 2031...............................      66       0        0         0         0         0
November 2032...............................      50       0        0         0         0         0
November 2033...............................      33       0        0         0         0         0
November 2034...............................      13       0        0         0         0         0
November 2035...............................       0       0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   26.94    8.74     5.90      4.95      5.51      2.80
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   26.85    7.95     5.34      4.55      4.48      2.80

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                     S-128

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                              CLASS M-4 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100       100
November 2006...............................     100     100      100       100       100       100
November 2007...............................     100     100      100       100       100       100
November 2008...............................     100     100      100       100       100         0
November 2009...............................     100      96       64        40       100         0
November 2010...............................     100      79       47        27        14         0
November 2011...............................     100      65       35        17         8         0
November 2012...............................     100      53       26        11         5         0
November 2013...............................     100      44       19         8         0         0
November 2014...............................     100      36       14         5         0         0
November 2015...............................     100      29       10         1         0         0
November 2016...............................     100      24        8         0         0         0
November 2017...............................     100      20        6         0         0         0
November 2018...............................     100      16        4         0         0         0
November 2019...............................     100      13        0         0         0         0
November 2020...............................     100      10        0         0         0         0
November 2021...............................     100       8        0         0         0         0
November 2022...............................     100       7        0         0         0         0
November 2023...............................     100       5        0         0         0         0
November 2024...............................     100       4        0         0         0         0
November 2025...............................     100       1        0         0         0         0
November 2026...............................     100       0        0         0         0         0
November 2027...............................     100       0        0         0         0         0
November 2028...............................     100       0        0         0         0         0
November 2029...............................      93       0        0         0         0         0
November 2030...............................      80       0        0         0         0         0
November 2031...............................      66       0        0         0         0         0
November 2032...............................      50       0        0         0         0         0
November 2033...............................      33       0        0         0         0         0
November 2034...............................      13       0        0         0         0         0
November 2035...............................       0       0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   26.94    8.72     5.87      4.83      4.93      2.99
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   26.85    7.95     5.32      4.44      4.48      2.99

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                     S-129

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS M-5 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100      100
November 2006...............................     100     100      100       100       100      100
November 2007...............................     100     100      100       100       100      100
November 2008...............................     100     100      100       100       100       94
November 2009...............................     100      96       64        40       100       94
November 2010...............................     100      79       47        27        14       94
November 2011...............................     100      65       35        17         8       62
November 2012...............................     100      53       26        11         5       19
November 2013...............................     100      44       19         8         0        0
November 2014...............................     100      36       14         5         0        0
November 2015...............................     100      29       10         0         0        0
November 2016...............................     100      24        8         0         0        0
November 2017...............................     100      20        6         0         0        0
November 2018...............................     100      16        3         0         0        0
November 2019...............................     100      13        0         0         0        0
November 2020...............................     100      10        0         0         0        0
November 2021...............................     100       8        0         0         0        0
November 2022...............................     100       7        0         0         0        0
November 2023...............................     100       5        0         0         0        0
November 2024...............................     100       4        0         0         0        0
November 2025...............................     100       0        0         0         0        0
November 2026...............................     100       0        0         0         0        0
November 2027...............................     100       0        0         0         0        0
November 2028...............................     100       0        0         0         0        0
November 2029...............................      93       0        0         0         0        0
November 2030...............................      80       0        0         0         0        0
November 2031...............................      66       0        0         0         0        0
November 2032...............................      50       0        0         0         0        0
November 2033...............................      33       0        0         0         0        0
November 2034...............................      13       0        0         0         0        0
November 2035...............................       0       0        0         0         0        0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   26.94    8.70     5.85      4.74      4.60     6.30
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   26.85    7.95     5.32      4.36      4.31     3.53

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                     S-130

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                              CLASS M-6 CERTIFICATES
                                               ----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.0%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   ------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100      100       100       100
November 2006...............................     100     100      100      100       100       100
November 2007...............................     100     100      100      100       100       100
November 2008...............................     100     100      100      100       100       100
November 2009...............................     100      96       64       40        26       100
November 2010...............................     100      79       47       27        14        51
November 2011...............................     100      65       35       17         8         0
November 2012...............................     100      53       26       11         3         0
November 2013...............................     100      44       19        8         0         0
November 2014...............................     100      36       14        5         0         0
November 2015...............................     100      29       10        0         0         0
November 2016...............................     100      24        8        0         0         0
November 2017...............................     100      20        6        0         0         0
November 2018...............................     100      16        0        0         0         0
November 2019...............................     100      13        0        0         0         0
November 2020...............................     100      10        0        0         0         0
November 2021...............................     100       8        0        0         0         0
November 2022...............................     100       7        0        0         0         0
November 2023...............................     100       5        0        0         0         0
November 2024...............................     100       *        0        0         0         0
November 2025...............................     100       0        0        0         0         0
November 2026...............................     100       0        0        0         0         0
November 2027...............................     100       0        0        0         0         0
November 2028...............................     100       0        0        0         0         0
November 2029...............................      93       0        0        0         0         0
November 2030...............................      80       0        0        0         0         0
November 2031...............................      66       0        0        0         0         0
November 2032...............................      50       0        0        0         0         0
November 2033...............................      33       0        0        0         0         0
November 2034...............................      13       0        0        0         0         0
November 2035...............................       0       0        0        0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   26.94    8.67     5.82     4.66      4.37      5.14
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   26.85    7.95     5.31     4.30      4.10      3.56

----------
*    Indicates a number that is greater than zero but less than 0.5%.

(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                     S-131

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS M-7 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100       100
November 2006...............................     100     100      100       100       100       100
November 2007...............................     100     100      100       100       100       100
November 2008...............................     100     100      100       100       100       100
November 2009...............................     100      96       64        40        24       100
November 2010...............................     100      79       47        27        14         7
November 2011...............................     100      65       35        17         8         0
November 2012...............................     100      53       26        11         0         0
November 2013...............................     100      44       19         8         0         0
November 2014...............................     100      36       14         *         0         0
November 2015...............................     100      29       10         0         0         0
November 2016...............................     100      24        8         0         0         0
November 2017...............................     100      20        4         0         0         0
November 2018...............................     100      16        0         0         0         0
November 2019...............................     100      13        0         0         0         0
November 2020...............................     100      10        0         0         0         0
November 2021...............................     100       8        0         0         0         0
November 2022...............................     100       7        0         0         0         0
November 2023...............................     100       3        0         0         0         0
November 2024...............................     100       0        0         0         0         0
November 2025...............................     100       0        0         0         0         0
November 2026...............................     100       0        0         0         0         0
November 2027...............................     100       0        0         0         0         0
November 2028...............................     100       0        0         0         0         0
November 2029...............................      93       0        0         0         0         0
November 2030...............................      80       0        0         0         0         0
November 2031...............................      66       0        0         0         0         0
November 2032...............................      50       0        0         0         0         0
November 2033...............................      33       0        0         0         0         0
November 2034...............................      13       0        0         0         0         0
November 2035...............................       0       0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   26.94    8.64     5.79      4.60      4.21      4.53
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   26.85    7.95     5.30      4.26      3.95      3.56

----------
*    Indicates a number that is greater than zero but less than 0.5%.

(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-132

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS M-8 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100       100
November 2006...............................     100     100      100       100       100       100
November 2007...............................     100     100      100       100       100       100
November 2008...............................     100     100      100       100       100       100
November 2009...............................     100      96       64        40        24        54
November 2010...............................     100      79       47        27        14         6
November 2011...............................     100      65       35        17         8         0
November 2012...............................     100      53       26        11         0         0
November 2013...............................     100      44       19         8         0         0
November 2014...............................     100      36       14         0         0         0
November 2015...............................     100      29       10         0         0         0
November 2016...............................     100      24        8         0         0         0
November 2017...............................     100      20        0         0         0         0
November 2018...............................     100      16        0         0         0         0
November 2019...............................     100      13        0         0         0         0
November 2020...............................     100      10        0         0         0         0
November 2021...............................     100       8        0         0         0         0
November 2022...............................     100       6        0         0         0         0
November 2023...............................     100       0        0         0         0         0
November 2024...............................     100       0        0         0         0         0
November 2025...............................     100       0        0         0         0         0
November 2026...............................     100       0        0         0         0         0
November 2027...............................     100       0        0         0         0         0
November 2028...............................     100       0        0         0         0         0
November 2029...............................      93       0        0         0         0         0
November 2030...............................      80       0        0         0         0         0
November 2031...............................      66       0        0         0         0         0
November 2032...............................      50       0        0         0         0         0
November 2033...............................      33       0        0         0         0         0
November 2034...............................      13       0        0         0         0         0
November 2035...............................       0       0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   26.94    8.59     5.76      4.54      4.10      4.20
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   26.85    7.95     5.30      4.22      3.85      3.56

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-133

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PPC

                                                               CLASS M-9 CERTIFICATES
                                               -----------------------------------------------------
PREPAYMENT ASSUMPTION (PPC)                    0.00%   50.00%   75.00%   100.00%   125.00%   150.00%
--------------------------------------------   -----   ------   ------   -------   -------   -------

DISTRIBUTION DATE
Initial Percentage..........................     100     100      100       100       100       100
November 2006...............................     100     100      100       100       100       100
November 2007...............................     100     100      100       100       100       100
November 2008...............................     100     100      100       100       100       100
November 2009...............................     100      96       64        40        24        13
November 2010...............................     100      79       47        27        14         0
November 2011...............................     100      65       35        17         7         0
November 2012...............................     100      53       26        11         0         0
November 2013...............................     100      44       19         4         0         0
November 2014...............................     100      36       14         0         0         0
November 2015...............................     100      29       10         0         0         0
November 2016...............................     100      24        4         0         0         0
November 2017...............................     100      20        0         0         0         0
November 2018...............................     100      16        0         0         0         0
November 2019...............................     100      13        0         0         0         0
November 2020...............................     100      10        0         0         0         0
November 2021...............................     100       8        0         0         0         0
November 2022...............................     100       0        0         0         0         0
November 2023...............................     100       0        0         0         0         0
November 2024...............................     100       0        0         0         0         0
November 2025...............................     100       0        0         0         0         0
November 2026...............................     100       0        0         0         0         0
November 2027...............................     100       0        0         0         0         0
November 2028...............................     100       0        0         0         0         0
November 2029...............................      93       0        0         0         0         0
November 2030...............................      80       0        0         0         0         0
November 2031...............................      66       0        0         0         0         0
November 2032...............................      50       0        0         0         0         0
November 2033...............................      33       0        0         0         0         0
November 2034...............................      13       0        0         0         0         0
November 2035...............................       0       0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)...   26.93    8.54     5.71      4.48      3.99      3.97
WEIGHTED AVERAGE LIFE (TO CALL)(1)..........   26.85    7.95     5.30      4.19      3.77      3.56

----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-134

                         POOLING AND SERVICING AGREEMENT

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement dated as of October 31, 2005, among the depositor, the servicer and the trustee. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates.
The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The trustee will also serve as custodian for the mortgage loans. The offered certificates will be transferable and exchangeable at the office designated by the trustee. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Stanwich Asset Acceptance Company, L.L.C., Seven
Greenwich Office Park, 599 West Putnam Avenue, Greenwich, CT 06830. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under some circumstances. See "The Pooling and Servicing
Agreement--The Trustee" in the prospectus.

THE SERVICER

          The information set forth in the following paragraph has been provided by the servicer. None of the depositor, the underwriters, the trustee or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

          Fremont is a California state-chartered industrial bank headquartered in Brea, California. See "Description of the Mortgage Pool--The Originator" in
this prospectus supplement.

          Fremont has been servicing sub-prime mortgage loans since 1994 through its nationwide servicing operation, currently located in Anaheim, California. As of September 30, 2005, Fremont was servicing 117,386 sub-prime home mortgage loans with a total principal balance of approximately $22.158 billion.
Approximately $16.067 billion of this balance was comprised of recently originated mortgage loans that were either owned by Fremont and held for sale or had been sold to third parties, and Fremont was providing interim servicing until the servicing was transferred.

          Fremont's residential sub-prime servicing operations are currently on
S&P's "Select" list and are rated RPS 3 by Fitch. Neither S&P, Moody's nor Fitch has issued a report regarding the rating of the sub-prime servicing operations of Fremont.

Delinquency and Foreclosure Experience of Fremont Investment & Loan

          The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by Fremont at the end of the indicated
periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date.
Fremont's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties,

                                      S-135

lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. In particular, Fremont has only been servicing mortgage loans for third parties for a limited period of time, and most of Fremont's servicing portfolio, approximately 73%, 73%, 80% and 90%
as of September 30, 2005 and as of December 31, 2004, 2003 and 2002,
respectively, consisted of mortgage loans serviced on a temporary basis, generally for a period of ninety days. Therefore, the historical information presented herein may not be indicative of the performance that you will experience with respect to the mortgage loan pool included in the trust. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Fremont. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Fremont's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

                                      S-136

                    FREMONT MORTGAGE LOAN SERVICING PORTFOLIO
      (COMBINED LOANS HELD FOR SALE, INTERIM SERVICED, HELD FOR INVESTMENT
                                AND SECURITIZED)
                         DELINQUENCIES AND FORECLOSURES

                                 AS OF SEPTEMBER 30, 2005
                        ------------------------------------------
                                                        PERCENT BY
                        NUMBER OF   PRINCIPAL BALANCE    PRINCIPAL
                          LOANS       (IN THOUSANDS)      BALANCE
                        ---------   -----------------   ----------
Current Loans            114,022       $21,582,209        97.40%
Period of Delinquency
   30 to 59 days           1,138           199,996         0.90%
   60+ days                  492            63,601         0.29%
Total Delinquencies        1,630           263,597         1.19%
                         =======       ===========       ======

Foreclosures               1,045           208,512         0.94%
Bankruptcies                 415            60,525         0.27%
Total Foreclosures
   and Bankruptcies        1,460           269,037         1.21%
                         =======       ===========       ======
Real Estate Owned            142            19,863         0.09%

Total Portfolio          117,386       $22,157,670       100.00%
                         =======       ===========       ======

                              AS OF DECEMBER 31, 2004              AS OF DECEMBER 31, 2003              AS OF DECEMBER 31, 2002
                        ----------------------------------   ----------------------------------   ----------------------------------
                                                  PERCENT                              PERCENT                              PERCENT
                                    PRINCIPAL        BY                  PRINCIPAL        BY                  PRINCIPAL        BY
                         NUMBER    BALANCE (IN   PRINCIPAL    NUMBER    BALANCE (IN   PRINCIPAL    NUMBER    BALANCE (IN   PRINCIPAL
                        OF LOANS    THOUSANDS)    BALANCE    OF LOANS    THOUSANDS)    BALANCE    OF LOANS    THOUSANDS)    BALANCE
                        --------   -----------   ---------   --------   -----------   ---------   --------   -----------   ---------

Current Loans            84,383    $14,692,643     98.18%     55,691     $9,380,221     98.91%     26,953     $3,973,672     99.18%
                         ------    -----------    ------      ------     ----------    ------      ------     ----------    ------
Period of Delinquency
30 to 59 days               595         97,995      0.65%        285         43,951      0.46%         37          3,921      0.10%
60+ days                     77         11,262      0.08%         79         11,307      0.12%         10          1,559      0.04%
                         ------    -----------    ------      ------     ----------    ------      ------     ----------    ------
Total Delinquencies         672        109,257      0.73%        364         55,258      0.58%         47          5,480      0.14%
                         ======    ===========    ======      ======     ==========    ======      ======     ==========    ======

Foreclosures                784        125,592      0.84%        229         32,357      0.34%        108         15,072      0.37%
Bankruptcies                205         28,772      0.19%        115         13,502      0.14%         78          8,916      0.22%
                         ------    -----------    ------      ------     ----------    ------      ------     ----------    ------
Total Foreclosures
   and Bankruptcies         989        154,364      1.03%        344         45,859      0.48%        186         23,988      0.59%
                         ======    ===========    ======      ======     ==========    ======      ======     ==========    ======
Real Estate Owned            48          8,575      0.06%         21          2,642      0.03%         37          3,490      0.09%
                         ======    ===========    ======      ======     ==========    ======      ======     ==========    ======
Total Portfolio          86,092    $14,964,838    100.00%     56,420     $9,483,980    100.00%     27,223     $4,006,630    100.00%
                         ======    ===========    ======      ======     ==========    ======      ======     ==========    ======

                                      S-137

                    FREMONT MORTGAGE LOAN SERVICING PORTFOLIO
                  (LOANS HELD TO MATURITY/SERVICED FOR OTHERS)
                         DELINQUENCIES AND FORECLOSURES

                                 AS OF SEPTEMBER 30, 2005
                        -----------------------------------------
                                                       PERCENT BY
                         NUMBER    PRINCIPAL BALANCE    PRINCIPAL
                        OF LOANS     (IN THOUSANDS)      BALANCE
                        --------   -----------------   ----------
Current Loans            27,774        $5,750,576         94.41%
Period of Delinquency
   30 to 59 days            551           100,762          1.65%
   60+ days                 171            25,738          0.42%
Total Delinquencies         722           126,500          2.08%
                         ======        ==========        ======

Foreclosures                658           130,438          2.14%
Bankruptcies                294            46,300          0.76%
Total Foreclosures
   and Bankruptcies         952           176,738          2.90%
                         ======        ==========        ======
Real Estate Owned           113            16,639          0.27%

Total Portfolio          29,683        $6,090,901        100.00%
                         ======        ==========        ======

                             AS OF DECEMBER 31, 2004             AS OF DECEMBER 31, 2003             AS OF DECEMBER 31, 2002
                        ---------------------------------   ---------------------------------   --------------------------------
                                                 PERCENT                             PERCENT                            PERCENT
                                                    BY                                  BY                                 BY
                         NUMBER     PRINCIPAL   PRINCIPAL    NUMBER     PRINCIPAL   PRINCIPAL    NUMBER    PRINCIPAL   PRINCIPAL
                        OF LOANS     BALANCE     BALANCE    OF LOANS     BALANCE     BALANCE    OF LOANS    BALANCE     BALANCE
                        --------   ----------   ---------   --------   ----------   ---------   --------   ---------   ---------

Current Loans            18,746    $3,675,608     95.60%      9,915    $1,844,818     97.75%      2,403     $380,873     96.87%
                         ------    ----------    ------      ------    ----------    ------       -----     --------    ------
Period of Delinquency
30 to 59 days               253        45,603      1.19%        104        18,650      0.99%         22        3,582      0.91%
60+ days                     36         5,743      0.15%         21         4,476      0.23%          6          520      0.13%
                         ------    ----------    ------      ------    ----------    ------       -----     --------    ------
Total Delinquencies         289        51,347      1.34%        125        23,126      1.22%         28        4,102      1.04%
                         ======    ==========    ======      ======    ==========    ======       =====     ========    ======

Foreclosures                490        88,871      2.31%         66        11,753      0.62%         21        4,139      1.05%
Bankruptcies                144        22,967      0.60%         50         6,975      0.37%         33        3,767      0.96%
                         ------    ----------    ------      ------    ----------    ------       -----     --------    ------
Total Foreclosures
   and Bankruptcies         634       111,838      2.91%        116        18,728      0.99%         54        7,906      2.01%
                         ======    ==========    ======      ======    ==========    ======       =====     ========    ======
Real Estate Owned            34         5,977      0.16%          6           668      0.04%          4          311      0.08%
                         ======    ==========    ======      ======    ==========    ======       =====     ========    ======
Total Portfolio          19,703    $3,844,769    100.00%     10,162    $1,887,340    100.00%      2,489     $393,192    100.00%
                         ======    ==========    ======      ======    ==========    ======       =====     ========    ======

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The principal compensation to be paid to the servicer in respect of its servicing activities for the certificates will consist of the servicing fee.
The servicing fee will accrue at the Servicing Fee Rate on the aggregate principal balance of the mortgage loans. As additional servicing compensation, the servicer will be entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees (except for prepayment charges which, to the extent collected from mortgagors, will be distributed to the holders of the Class P Certificates), and any interest or other income earned on funds held in the custodial account and any escrow accounts.

          The servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement. See "Servicing and Administration of Mortgage
Collateral" in the prospectus for information regarding expenses payable by the servicer.

                                      S-138

EVENTS OF DEFAULT

          In addition to those events of default described in the prospectus under "Pooling and Servicing Agreement--Events of Default," upon the occurrence of certain loss triggers with respect to the mortgage loans, and in the event the servicer fails to make any Advances required to be made by it, the servicer may be removed as servicer of the mortgage loans in accordance with the terms of the pooling and servicing agreement.

VOTING RIGHTS

          Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to such percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the Class A, Class M and Class CE Certificates in proportion to their then outstanding Certificate Principal Balances, 1% of all voting rights will be allocated to the holders of the Class P Certificates and
1% of all voting rights will be allocated to holders of the Class R
Certificates. The percentage interest of an offered certificate is equal to the percentage obtained by dividing the initial Certificate Principal Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class.

TERMINATION

          The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the prospectus. The majority holder of the Class CE
Certificates, as described in the pooling and servicing agreement, will have the right to purchase all remaining mortgage loans and any properties acquired in respect of the mortgage loans and thereby effect early retirement of the certificates on any distribution date following the Due Period during which the aggregate principal balance of the mortgage loans and properties acquired in respect of the mortgage loans remaining in the trust at the time of purchase is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event such option is exercised, the purchase price will be equal to the greater of (i) the aggregate principal balance of the mortgage loans and the appraised value of the REO Properties and
(ii) the fair market value of the mortgage loans and the REO Properties, in each case, without duplication, plus accrued and unpaid interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed servicing advances, any Swap Termination Payment payable to the swap counterparty then remaining unpaid or which is due to the exercise of such option, Advances, any unpaid servicing fees allocable to such mortgage loans and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, any net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class CE Certificates and Class P Certificates. In the
event such option is exercised, the portion of the purchase price allocable to the Class A Certificates and Mezzanine Certificates will be, to the extent of available funds:

                                      S-139

          o    100% of the then outstanding Certificate Principal Balance of the
               Class A and Class M Certificates, plus

          o    one month's interest on the then outstanding Certificate
               Principal Balance of the Class A and Class M Certificates at the
               then applicable pass-through rates thereon, plus

          o    any previously accrued but unpaid interest thereon to which the holders of the Class A and Class M Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts, plus

          o    in the case of the Class A and Class M Certificates, any
               previously undistributed Allocated Realized Loss Amount.

          The holders of the Residual Certificates will pledge any amount received in a termination in excess of par to the holders of the Class CE
Certificates. In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See "The
Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the
prospectus.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus supplement and the accompanying prospectus. This discussion has been prepared with the advice of Mayer, Brown,
Rowe & Maw LLP as counsel to the depositor.

          Upon issuance of the certificates, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust, excluding the swap account and the swap agreement, will qualify as two REMICs under the Internal Revenue Code.

          For federal income tax purposes:

          o    the Class R-I Certificates will constitute the sole class of
               "residual interests" in REMIC I;

          o    the Class R-II Certificates will constitute the sole class of
               "residual interests" in REMIC II; and

          o    each class of Class A Certificates, Class M Certificates, Class P
               Certificates and Class CE Certificates will represent ownership of "regular interests" in a REMIC which will generally be treated as debt instruments of a REMIC, and the Class A and Class M
               Certificates will also represent the right to receive payments in respect of the Net WAC Rate Carryover Amount, which will not be an entitlement from any REMIC.

                                      S-140

          See "Material Federal Income Tax Consequences--REMICs" in the
prospectus.

          The REMIC regular interest component of a Class A Certificate and
Class M Certificate, referred to in this prospectus supplement as a Regular
Certificate, may be considered issued with original issue discount, depending upon the portion of the overall purchase price of the Regular Certificate attributable to its REMIC regular interest component. Accordingly, the offered certificates may be considered to be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% PPC for the mortgage loans.
No representation is made that the mortgage loans will prepay at those rates or at any other rate. See "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount" in the prospectus.

          The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

          The IRS has issued the OID Regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the offered certificates. In the absence of other authority, the servicer intends to be guided by certain principles of the OID Regulations applicable to adjustable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

          For federal income tax purposes, a beneficial owner of an offered certificate will be treated as holding an undivided interest in a REMIC regular interest corresponding to that certificate. In addition, the trustee will treat the beneficial owner of a Regular Certificate as having entered into a limited recourse notional principal contract. The REMIC regular interest corresponding to each Regular Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of each
Regular Certificate for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans at the beginning of the related Due Period, minus a per annum rate equal to (x) the net swap payment, if any, which would be payable to the swap counterparty pursuant to the swap

                                      S-141

agreement on such distribution date, assuming for this purpose that the notional balance of the swap agreement is not greater than the aggregate stated principal balance of the mortgage loans at the beginning of the related Due Period, multiplied by 360 over the actual number of days in the related swap accrual period, divided by (y) the aggregate stated principal balance of the mortgage loans at the beginning of the related Due Period, and (ii) any Swap Termination
Payment will be treated as being payable solely from Net Monthly Excess Cash
Flow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Regular Certificate may differ from the actual amount of distributions on the Regular Certificate.

          Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Regular Certificate pursuant to the notional principal contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Regular Certificate in excess of the amount payable on the Regular Certificate will be treated as having been received by the holder of that Regular Certificate and then as having been paid by such holder pursuant to the notional principal contract. Consequently, each beneficial owner of a
Regular Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income
Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates" in
the prospectus. In addition, each beneficial owner of a Regular Certificate will be required to report net income with respect to the notional principal contract component and will be permitted to recognize a net deduction with respect to the notional principal contract component, subject to the discussion under "--The
Notional Principal Contract Component" below.

          It is possible that the right to receive payments in respect of the notional principal contract could be treated as a partnership among the holders of the Regular Certificates and the Class CE Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract. Holders of
Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Regular Certificate.

ALLOCATION

          A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the notional principal contract component--in accordance with the relative fair market values thereof. Each notional principal contract component is difficult to value, and the IRS could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component. For information reporting purposes the trustee will assume the notional principal contract component of each Regular
Certificate will have de minimis value.

                                      S-142

THE NOTIONAL PRINCIPAL CONTRACT COMPONENT

          The trustee will treat payments made in respect of the notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts, referred to in this prospectus supplement as the notional principal contract regulations.
Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the notional principal contract component. The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

          The portion of the overall purchase price of a Regular Certificate attributable to the notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The notional principal contract regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a
Regular Certificate.

          Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the notional principal contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the notional principal contract component, such excess should represent net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess should represent a net deduction for that year.
In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such Certificate and then paid by such owner pursuant to the notional principal contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the notional principal contract for such taxable year.
Although not clear, net income or a net deduction with respect to the notional principal contract should be treated as ordinary income or as an ordinary deduction.

          A beneficial owner's ability to recognize a net deduction with respect to the notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity"
(other than in connection with such individual's trade or business).
Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner's alternative minimum tax liability.

                                      S-143

          Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the notional principal contract but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificate in any period and over the term of the Regular Certificate. As a result, the Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract would be subject to the limitations described above.

SALE OR EXCHANGE OF OFFERED CERTIFICATES

          Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of the sale, exchange or disposition.
Such beneficial owner must treat any such sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the notional principal contract component. Assuming that the Regular Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the notional principal contract component should be capital gain or loss, and gain or loss on disposition of the
REMIC regular interest component should generally, subject to the limitations described in the accompanying prospectus, be capital gain or loss.

STATUS OF THE OFFERED CERTIFICATES

          The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as
"real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Regular Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally will not be a suitable investment for a REMIC.

          For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the prospectus.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the offered certificates will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes. See "Method of Distribution"
in this prospectus supplement.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in an underwriting agreement, dated October 31, 2005, Bear, Stearns & Co. Inc., Citigroup Global
Markets Inc. and RBC Dain Rauscher have

                                      S-144

severally agreed to purchase and the depositor has agreed to sell approximately
85%, 10% and 5% of the Certificate Principal Balance of the offered certificates to Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., and RBC Dain
Rauscher, respectively.

          It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream and Euroclear on or about November 3, 2005, against payment therefor in immediately available funds.

          The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and
Exchange Commission.

          The distribution of the offered certificates by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 99.75% of the aggregate
Certificate Principal Balance of the offered certificates. The underwriters may effect these transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters for whom they act as agent. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

          The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

          There can be no assurance that a secondary market for any class of offered certificates will develop or, if it does develop, that it will continue.
The offered certificates will not be listed on any securities exchange. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under
"Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of each class of offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source.
In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                      S-145

          A portion of the proceeds received by from the sale of the offered certificates will be used by Carrington Securities, LP to satisfy obligations under a financing facility in place with an affiliate of the underwriter with respect to all of the mortgage loans.

                                 LEGAL OPINIONS

          Legal matters concerning the offered certificates will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York and for
the underwriters by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they be rated as indicated on page S-8 of this prospectus supplement by Standard
& Poor's and Moody's.

          The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. A securities rating addresses the likelihood of the receipt by the holders of the offered certificates of distributions on the mortgage loans. The rating takes into consideration the structural, legal and tax aspects associated with the offered certificates. The ratings on the offered certificates do not constitute statements regarding the possibility that the holders of the offered certificates might realize a lower than anticipated yield. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Relief Act Shortfalls, Net WAC Carryover
Amounts or amounts received under the swap agreement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

          The depositor has not requested a rating on the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate any class of offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on any class of offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to that class of offered certificates by Standard & Poor's and Moody's.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA. The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent

                                      S-146

any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

          One or more classes of the offered certificates may be viewed as
"complex securities" under TB13a and TB73a, which applies to thrift institutions regulated by the OTS. See "Legal Investment Matters" in the prospectus.

                          CERTAIN ERISA CONSIDERATIONS

          Until the swap agreement terminates in November 2010, the offered certificates may not be purchased by or transferred to pension, profit-sharing or other employee benefit plans subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the
Code, as well as any entity holding "plan assets" of any of the foregoing (each, a "Benefit Plan"). Each purchaser and transferee of an offered certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or interest therein, that it is not a
Benefit Plan.

          A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any Benefit Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. After the termination of the Swap Agreement in
November 2010, the purchase or holding of the offered certificates by, on behalf of, or with ERISA plan assets of, a Benefit Plan may qualify for exemptive relief under the underwriter exemption, as described under "Certain ERISA
Considerations--Underwriter Exemption" in the prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's or Moody's at the time of purchase. The underwriter exemption contains a number of other conditions which must be met for the underwriter exemption to apply, including the requirement that any Benefit Plan must be an "accredited investor"
as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended.

          After the termination of the Swap Agreement in November 2010, each beneficial owner of an offered certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (A) it is not a Benefit Plan, (B)
it has acquired and is holding such certificates in reliance on the underwriter exemption, and that it understands that there are certain conditions to the availability of the underwriter exemption, including that such certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by
Standard & Poor's or Moody's and such certificates are so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act of 1933, as amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C) (1)
it is an insurance company, (2) the source of funds used to acquire or hold the offered certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption, or
PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  If any offered certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner

                                      S-147

will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicer, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          Any fiduciary or other investor of plan assets of a Benefit Plan that proposes to acquire or hold the offered certificates on behalf of or with plan assets of a Benefit Plan should consult with its counsel with respect to: (i)
whether the specific and general conditions and the other requirements in the underwriter exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to
the proposed investment. See "Certain ERISA Considerations" in the prospectus.

          The sale of any of the offered certificates to a Benefit Plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by
Benefit Plans generally or any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or any particular Benefit
Plan.

                                      S-148

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered
Carrington Mortgage Loan Trust, Series 2005-FRE1 Asset-Backed Pass-Through
Certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery against-payment basis through the respective depositories of
Clearstream and Euroclear, in such capacity, and other DTC participants.

          Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the servicer nor the trustee will have any responsibility for the performance by
DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

          Non-U.S. holders of global securities will be subject to U.S.
withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

          Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

                                      I-1

          Investors electing to hold interests in global securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Transfers between DTC Participants. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

          Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Transfers between DTC Seller and Clearstream or Euroclear Purchaser.
When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to
Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

                                      I-2

          As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

          Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or
Euroclear for the benefit of Clearstream participants or Euroclear participants.
The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

          Finally, intra-day traders that use Clearstream participants or
Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

          o    borrowing interests in global securities through Clearstream or
               Euroclear for one day, until the purchase side of the infra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o    borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be
               reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

          Transfers between Clearstream or Euroclear Seller and DTC Purchaser.
Due to time zone differences in their favor, Clearstream participants and
Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a
Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the

                                      I-3

settlement date. The payment will then be reflected in the account of the
Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          o    each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S.
               entity required to withhold tax complies with applicable
               certification requirements; and

          o    the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          o    Exemption for Non-U.S. Persons-Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed
               Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner
               for United States Tax Withholding. If the information shown on
               Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

          o    Exemption for Non-U.S. persons with effectively connected
               income--Form W-8ECI. A Non-U.S. person, including a non-U.S.
               corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign
               Person's Claim for Exemption from Withholding on Income
               Effectively Connected with the Conduct of a Trade or Business in the United States.

          o    Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by
               certificateholders or their agent.

                                      I-4

          o    Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and
               Certification.

          U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security-the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed.
However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

          o    a citizen or resident of the United States;

          o    a corporation, partnership or other entity treated as a
               corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of
               Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

          o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          o    a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

          Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of
U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                      I-5

                 [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.
Depositor

The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

OFFERED CERTIFICATES     The certificates in a series will represent interests in a trust and will be paid only from the assets of that trust. Each series may include multiple classes of certificates with differing payment terms and priorities. Credit enhancement will be provided for all offered certificates.

MORTGAGE COLLATERAL      Each trust will consist primarily of:

                          o      mortgage loans secured by first or junior liens on one- to four-family residential properties;

                          o      mortgage loans secured by first or junior liens on mixed-use properties;
                                 or

                          o      mortgage securities and whole or partial participations in mortgage loans.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                October 31, 2005

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

    o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

    o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS
SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD
RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Certificateholders" and
"Incorporation of Certain Information by Reference." You can request information incorporated by reference from Stanwich Asset Acceptance Company, L.L.C. by calling us at (203) 661-6186 or writing to us at Seven Greenwich Office Park,
599 West Putnam Avenue, Greenwich, Connecticut 06830. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                                                         PAGE
                                                    -------------

   Representations With Respect to

DESCRIPTION OF THE

   Withdrawals From the Custodial

   Servicing and Administration of
      Mortgage Collateral .......................         32
   Realization Upon Defaulted Mortgage
      Loans .....................................         35
DESCRIPTION OF CREDIT

   Overcollateralization and Excess Cash
      Flow ......................................         40
   Mortgage Pool Insurance Policies and

   Certificate Insurance Policies; Surety
      Bonds .....................................         44
   Maintenance of Credit Enhancement ............         44

                                                         PAGE
                                                    -------------

   Reduction or Substitution of Credit
      Enhancement ...............................         44
OTHER FINANCIAL OBLIGATIONS
   RELATED TO THE CERTIFICATES...................         45
   Swaps and Yield Supplement
      Agreements ................................         45
   Purchase Obligations .........................         45
INSURANCE POLICIES ON
   MORTGAGE LOANS ...............................         46
   Primary Insurance Policies ...................         46
   Standard Hazard Insurance on

THE POOLING AND SERVICING

MATURITY AND PREPAYMENT
   CONSIDERATIONS ...............................         58
CERTAIN LEGAL ASPECTS OF

   Default Interest and Limitations on
      Prepayments ...............................         70
   Forfeitures in Drug and RICO
      Proceedings ...............................         71
   Negative Amortization Loans ..................         71
MATERIAL FEDERAL INCOME TAX
   CONSEQUENCES .................................         72
   General ......................................         72
   REMICs .......................................         72
STATE AND OTHER TAX

                                         PAGE
                                        -----

FINANCIAL INFORMATION ...............     99
ADDITIONAL INFORMATION ..............     99
REPORTS TO
   CERTIFICATEHOLDERS ...............     99

                                         PAGE
                                        -----

INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE .........     99
GLOSSARY ............................    101

                                 INTRODUCTION
     The pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the accompanying prospectus supplement, or a trust agreement between the depositor and trustee as specified in the accompanying prospectus supplement.

                                  THE TRUSTS

GENERAL

     The mortgage loans and other assets described in this prospectus under
"The Trusts--The Mortgage Loans" and in the accompanying prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates as described in this section and in the accompanying prospectus supplement. These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

    o mortgages;

    o deeds of trust;

    o other similar security instruments creating a first or junior lien on one- to four-family residential properties and Mixed-Use Properties; or

    o whole or partial participations in the mortgage loans, which may include mortgage pass-through certificates, known as mortgage securities, including Agency Securities, evidencing interests in mortgage loans.

Unless the context indicates otherwise, mortgage collateral includes mortgage loans.

     As specified in the accompanying prospectus supplement, the mortgaged properties will primarily include any combination of the following:

      o attached or detached one-family dwelling units;

      o two- to four-family dwelling units;

      o condominiums;

      o townhouses and row houses;

      o individual units in planned-unit developments;

      o modular pre-cut/panelized housing;

      o manufactured homes;

      o Mixed-Use Properties; and

      o the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes.

     The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement or trust agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

      o mortgage loans and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if specified in the accompanying prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

      o assets including all payments and collections derived from the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

      o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

      o hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

      o any combination, as and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, certificate insurance policy, surety bond or other type of credit enhancement as described under
        "Description of Credit Enhancement."

     The accompanying prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

     Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

      o either directly or through its affiliates, any of which affiliates we sometimes refer to as an "Affiliated Intermediary Seller";

      o sellers who are affiliates of the depositor; or

      o savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the
        United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit
        Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the accompanying prospectus supplement.

The mortgage collateral sellers may include state or local government housing finance agencies. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from sellers other than an Affiliated Intermediary
Seller, the accompanying prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the accompanying prospectus supplement. No more than five percent
(5%) of the mortgage loans by aggregate principal balance as of the cut-off date will have characteristics that materially deviate from those characteristics described in the accompanying prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in a mortgage pool at that time.

     The mortgage loans may also be delivered directly to the depositor in a
Designated Seller Transaction. Those certificates may be sold in whole or in part to any seller identified in the accompanying prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.
None of the depositor, Carrington Securities, LP or any of their affiliates will make any representation or warranty with respect to the mortgage loans sold in a Designated Seller Transaction, or any representation as to the accuracy or completeness of the information provided by the seller.

     If specified in the accompanying prospectus supplement, the trust underlying a series of certificates may include mortgage securities, including
Agency Securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the accompanying prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder. The Agency
Securities may have been guaranteed and/or issued

by the Governmental National Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan Mortgage Corporation, known as Freddie Mac, or the Federal National Mortgage Association, known as Fannie Mae. As to any series of certificates, the accompanying prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

     Any mortgage securities underlying any certificate:

      o either:

      o will have been previously registered under the Securities Act of 1933, as amended, or

      o will be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended; and

      o will be acquired in secondary market transactions from persons other than the issuer or its affiliates.

Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act of 1933, as amended, at the same time as the certificates.

     For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the manager, if stated in the accompanying prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer or servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

     The accompanying prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans included in the related trust as of the cut-off date. A Current Report on Form 8-K will be available on request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. If mortgage loans are added to or deleted from the trust after the date of the accompanying prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

THE MORTGAGE LOANS

     As described in the accompanying prospectus supplement, the mortgage loans may be of one or more of the following types, and may include one or more of the following characteristics:

      o GPM Loans;

      o Buy-Down Mortgage Loans;

      o adjustable-rate mortgage loans, or ARM loans;

      o fixed-rate mortgage loans;

      o actuarial loans;

      o Homeownership Act Loans;

      o Interest Only Loans;

      o Convertible Mortgage Loans;

      o delinquent loans;

      o seasoned mortgage loans;

      o mortgage loans that have been modified;

      o mortgage loans that provide for payment every other week during the term of the mortgage loan;

      o mortgage loans that provide for the reduction of the interest rate based on the payment performance of the mortgage loans;

      o mortgage loans that experience negative amortization; and

      o Balloon Loans.

     The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable-rate mortgage loans to fixed-rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. If a mortgage loan is a modified mortgage loan, references to origination typically shall refer to the date of modification. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

     The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the certificates of a series. The assignment of the mortgage loans to the trustee will be without recourse. See "Description of the
Certificates--Assignment of Mortgage Loans."

     Interest Only Loans

     As specified in the prospectus supplement, a pool may include Interest
Only Loans. Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an "interest-only period").
After the interest-only period, the borrower's monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only
Loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment. Because no scheduled principal payments are required to be made during the interest only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an
Interest Only Loan due to a default.

     Modified Mortgage Loans

     The modifications made on mortgage loans may include conversions from an adjustable to a fixed mortgage rate (discussed below) or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination typically shall be deemed to be references to the date of modification.

     Balloon Loans

     As specified in the prospectus supplement, a pool may include Balloon
Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the depositor, the master servicer or servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

     Prepayment Charges on the Mortgage Loans

     In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See "Certain Legal
Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments."

     "Equity Refinance" and "Rate and Term Refinance" Mortgage Loans

     Some of the mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing mortgage loan.

     ARM Loans

     As described in the accompanying prospectus supplement, ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

      o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

      o the weekly auction average investment yield of U.S. Treasury bills of various maturities;

      o the daily bank prime loan rate as quoted by financial industry news sources;

      o the cost of funds of member institutions of any of the regional Federal
        Home Loan Banks;

      o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

      o the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

     ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors' capacity to cover such payments. An
ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

     Negatively Amortizing ARM Loans

     Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments.

     Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate.
Investors should be aware that a junior mortgage loan may be subordinate to a negatively amortizing senior mortgage loan. An increase in the principal balance of such senior mortgage loan may cause the sum of the outstanding principal balance of the senior mortgage loan and the outstanding principal balance of the junior mortgage loan to exceed the sum of such principal balances at the time of origination of the junior mortgage loan. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage of any junior mortgage loans that are subordinate to any related senior mortgage loan that allows for negative amortization.

     Convertible Mortgage Loans

     On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or the master servicer or servicer, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, the master servicer or servicer or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed-rate and adjustable-rate mortgage loans.

     Buy-Down Mortgage Loans

     In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

    o Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

    o if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

    o additional buy-down funds to be contributed over time by the mortgagor's employer or another source.

     Actuarial Loans

     Monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. This is known as an actuarial loan.

                                       10

 Delinquent Loans

     Some mortgage pools may include mortgage loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The accompanying prospectus supplement will set forth the percentage of mortgage loans that are so delinquent. Delinquent mortgage loans are more likely to result in losses than mortgage loans that have a current payment status.

     Performance Mortgage Loans

     Some mortgage pools may include mortgage loans that provide that the mortgagor may qualify for one or more permanent reductions in the note rate on the mortgagor's mortgage note. If applicable, the accompanying prospectus supplement will set forth the requirements the mortgagor must satisfy to qualify to obtain a performance mortgage loan.

THE MORTGAGED PROPERTIES

     The mortgaged properties may consist of detached individual dwellings, individual or adjacent condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings, Mixed-Use Properties and other attached dwelling units. Each mortgaged property will be located on land owned in fee simple by the mortgagor or, if specified in the accompanying prospectus supplement, land leased by the mortgagor. Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease. See "Certain Legal Aspects of Mortgage Loans."

     Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in
Mixed-Use Property. The mixed-use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Under an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived from the lease to the related lender, while retaining a right to collect the rents for so long as there is no default. If the mortgagor defaults, the right of the mortgagor terminates and the related lender is entitled to collect the rents from tenants to be applied to the payment obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

     Mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.
Mixed-use real estate lending typically involves larger loans to single mortgagors or groups of related mortgagors than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties is typically dependent on the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property.

     The mortgaged properties may be owner-occupied or non-owner-occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

    o the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

    o a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

                                       11

    o the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

     Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information.
Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

LOAN-TO-VALUE RATIO

     In the case of mortgage loans made to finance the purchase of the mortgaged property, the Loan-to-Value Ratio, or LTV ratio, is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

     In the case of some mortgage loans made to refinance non-purchase mortgage loans or modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal balance of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, to the lesser of (1) the appraised value or other valuation of the related mortgaged property determined at origination of the loan to be refinanced, modified or converted and (2) the sale price of the related mortgaged property. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly-available information, such as recent sales prices for similar homes within the same geographic area and within the same price range. In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property. Appraised values may be determined by either:

      o a statistical analysis

      o a broker's price opinion, or

      o an automated valuation, drive-by appraisal or other certification of value.

     Some of the mortgage loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

     With respect to any junior mortgage loan, the combined LTV ratio, or CLTV ratio, usually will be the ratio, expressed as a percentage, of the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any related mortgage loans that constitute liens senior or subordinate to the lien of the junior mortgage loan on the related mortgaged property, at the time of the origination of the junior mortgage loan, or, in some cases, at the time of an appraisal subsequent to origination, to the lesser of (1) the appraised value of the related mortgaged property determined in the appraisal used in the origination of the junior mortgage loan, or the value determined in an appraisal obtained subsequent to origination, and (2) in some cases, the sales price of the mortgaged property. With respect to each junior mortgage loan, the junior mortgage ratio in most cases will be the ratio, expressed as a percentage, of the cut-off date principal balance of the junior mortgage loan to the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any mortgage loans senior or subordinate to the junior mortgage loan at the time of the origination of the junior mortgage loan.

UNDERWRITING POLICIES

     The mortgage loans will be acquired by the depositor, either directly or through affiliates, from affiliated or unaffiliated sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase

                                       12

the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement.
Each mortgage collateral seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans.

     Underwriting standards are applied by or on behalf of a lender to evaluate the mortgagor's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

     The maximum loan amount will vary depending upon a mortgagor's Credit
Score and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low LTV ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

THE AGENCY SECURITIES

     Government National Mortgage Association

     Ginnie Mae is a wholly-owned corporate instrumentality of the United
States within HUD. Section 306(g) of Title III of the National Housing Act of
1934, as amended, referred to in this prospectus as the Housing Act, authorizes
Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the
Federal Housing Administration, known as FHA, a division of HUD, under the
Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration, known as VA, under the Servicemen's
Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United
States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section
306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

     Ginnie Mae Securities

     In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by
Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie
Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

     Federal Home Loan Mortgage Corporation

     Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the
Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In
1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by
Freddie Mac must meet certain standards described in the

                                       13

Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the
United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

     Freddie Mac Securities

     In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

     Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter
Act (12 U.S.C.  Section  1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a
United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See
"Additional Information" for the availability of further information respecting
Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

     Fannie Mae Securities

     In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by
Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable-rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

MORTGAGE COLLATERAL SELLERS

     The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through an Affiliated Intermediary Seller, from mortgage collateral sellers that may be banks, savings and loan associations, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor. The mortgage collateral sellers may be affiliates of the depositor. Such purchases may occur by one or more of the following methods:

      o one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time; or

      o one or more purchases from affiliated sellers.

     Mortgage loans may be purchased under agreements relating to ongoing purchases of mortgage loans by an Affiliated Intermediary Seller. The prospectus supplement for a series of certificates will disclose the

                                       14

method or methods used to acquire the mortgage collateral for the series. The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of certificates, if so described in the accompanying prospectus supplement.

REPRESENTATIONS WITH RESPECT TO MORTGAGE COLLATERAL

     Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by such mortgage loan seller. Such representations and warranties include, unless otherwise provided in the related prospectus supplement, among other things:

    o that any required hazard insurance was effective at the origination of each mortgage loan, and that each such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

    o that, in the case of single-family loans and multifamily loans, either
      (i) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of each mortgage loan and such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (ii) if the mortgaged property securing any mortgage loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to such permissible exceptions set forth therein, the first lien status of the mortgage;

    o that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

    o that each mortgage constituted a valid first lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair; and

    o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of such mortgage loan seller, the identity of such person will be specified in the related prospectus supplement.
Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate thereof or such other person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties.

     All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which such mortgage loan seller sold the mortgage loan to or on behalf of the depositor or to an Affiliated Intermediary Seller. In the case of the sale of mortgage loans by a mortgage loan seller to an Affiliated
Intermediary Seller, some or all of such representations and warranties may be reconstituted by such mortgage loan seller as of the date on which the
Affiliated Intermediary Seller sold such mortgage loans to the depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in such mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty that materially adversely affects the interests of the certificateholders in the mortgage loan, a designated seller or the mortgage loan seller will be obligated to cure such breach or repurchase or substitute for the affected mortgage loan as described below. Since the representations and warranties made by or on behalf of such mortgage loan seller do not address events that may occur following the sale and/or reconstitution, as applicable, of a mortgage loan by such mortgage loan seller, it will have a cure, repurchase or substitution obligations in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale and/or reconstitution, as applicable. A mortgage loan seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale and/or reconstitution, as applicable. However, the depositor will not include any mortgage loan in the trust fund

                                       15

for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

     The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of such mortgage loan by the mortgage loan seller to or on behalf of the depositor will be certain limited representations of the depositor and of the master servicer or servicer described below under
"Description of the Certificates--Assignment of Mortgage Loans". If the master servicer or servicer is also a mortgage loan seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the master servicer or servicer in its capacity as a mortgage loan seller.

REPURCHASES OF MORTGAGE COLLATERAL

     If a designated seller or the mortgage collateral seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Certificate Administrator or the trustee, and the breach materially and adversely affects the interests of the certificateholders in the item of mortgage collateral, the designated seller or the mortgage collateral seller, as the case may be, will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement. Likewise, as described under "Description of the
Certificates--Review of Mortgage Loan Documents," if the servicer or the mortgage collateral seller, as applicable, cannot cure certain documentary defects with respect to a mortgage loan, the servicer or the mortgage collateral seller, as applicable, will be required to repurchase the item of mortgage collateral. Unless otherwise specified in the accompanying prospectus supplement, the purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited Right of Substitution" below.

     Because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date. Neither a designated seller nor any mortgage collateral seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

     The master servicer, the servicer or the Certificate Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of the designated seller or the mortgage collateral seller of which it has knowledge due to a breach of a representation and warranty that was made to or assigned to the trustee (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The master servicer or servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer or servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities.
These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's or servicer's current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

     The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing any purchase or substitution obligation for a breach by a seller of a representation and warranty that has been assigned to the trustee for the benefit of the certificateholders, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes

                                       16

its obligation, to purchase affected mortgage loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected mortgage loans or coverage of some loss amounts. Any such settlement could lead to losses on the mortgage loans which would be borne by the related credit enhancement, and to the extent not available, on the related certificates.

     Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller or mortgage collateral seller arising from any misrepresentation by the designated seller, or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the seller fails to repurchase and no breach of either the depositor's or the Affiliated Intermediary Seller's representations has occurred, the seller's purchase obligation will not become an obligation of the depositor or the Affiliated Intermediary Seller. In the case of a Designated
Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, the Affiliated Intermediary Seller nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Carrington
Securities, LP. The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by a seller, if applicable, or for any other event giving rise to the obligations.

     Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a seller or designated seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations with respect to mortgage loans. This type of default by a seller or designated seller is not a default by the depositor or by the master servicer or servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

     Notwithstanding the foregoing, if any seller requests that the master servicer or servicer consent to the transfer of subservicing rights relating to any mortgage loans to a successor servicer, the master servicer or servicer may release that seller from liability under its representations and warranties described above if the successor servicer assumes the seller's liability for the representations and warranties as of the date they were made. In that event, the master servicer's or servicer's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the "seller" for purposes of the foregoing provisions.

LIMITED RIGHT OF SUBSTITUTION

     In the case of a mortgage loan required to be repurchased from the trust the related mortgage collateral seller or a designated seller, as applicable, may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust, during the limited time period described below. Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the certificates with respect to a trust. With respect to a trust for which a REMIC election is to be made, except as otherwise provided in the accompanying prospectus supplement, the substitution must be effected within two years of the date of the issuance of the certificates, and may not be made unless (i) an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or
(ii) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

     In most cases, any qualified substitute mortgage loan will, on the date of substitution:

    o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan;

                                       17

    o have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net
      Mortgage Rate, respectively, of the repurchased mortgage loan as of the date of substitution;

    o have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan;

    o have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan;

    o be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Puerto Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Puerto Rico mortgage loan; and

    o comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of substitution.

     If the outstanding principal balance of a qualified substitute mortgage loan is less than the outstanding principal balance of the related repurchased mortgage loan, the amount of the shortfall shall be deposited into the
Custodial Account in the month of substitution for distribution to the related certificateholders. The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the accompanying prospectus supplement, a mortgage collateral seller, including a seller in a Designated
Seller Transaction, will have no option to substitute for a mortgage loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

                                       18

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part.
Each pooling and servicing agreement or trust agreement will be filed with the
Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Pooling and Servicing
Agreement" below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement or trust agreement.
All references to a "pooling and servicing agreement" and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the accompanying prospectus supplement.

     Each series of certificates may consist of any one or a combination of the following:

      o a single class of certificates;

      o one or more classes of senior certificates, of which one or more classes of certificates may be senior in right of payment to any other class or classes of certificates subordinated thereto, and as to which some classes of senior certificates may be senior to other classes of senior certificates, as described in the respective prospectus supplement;

      o one or more classes of mezzanine certificates which are subordinate certificates but which are senior to other classes of subordinate certificates relating to such distributions or losses;

      o one or more classes of strip certificates which will be entitled to (a)
        principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

      o two or more classes of certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including
        "planned amortization classes" and "targeted amortization classes," or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of accrual certificates for which some accrued interest will not be distributed but rather will be added to their certificate principal balance on the distribution date, which is the 25th day, or, if the 25th day is not a business day, the next business day, of each month, commencing in the month following the month in which the related cut-off date occurs, or on such other dates as may be specified in the accompanying prospectus supplement; or

      o other types of classes of certificates, as described in the accompanying prospectus supplement.

     Credit support for each series of certificates may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of certificates as described under
"Subordination" or by any combination of the foregoing.

FORM OF CERTIFICATES

     As specified in the accompanying prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate

                                       19

registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

     If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust
Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as
Cedelbank, SA, or Clearstream, or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry certificates so issued, the record holder of those certificates will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in
Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New
York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

     Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the certificates through
DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants.
Under the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or
Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear
System, as the case may be, immediately following the DTC settlement date.
Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear
System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

                                       20

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear
System participants may not deliver instructions directly to the depositaries.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear System was created to hold securities for participants of
Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The
Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian
co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear
System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

     The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in
Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the Certificate Administrator, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the last

                                       21

day of the month of the cut-off date, other than principal and interest due on or before such date and any Spread. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or CLTV ratio and junior mortgage ratio, as applicable, at origination or modification, without regard to any secondary financing.

     If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic
Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through
Mortgage Electronic Registration Systems, Inc., or MERS (Registered Trademark)
System. For mortgage loans registered through the MERS (Registered Trademark)
System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     In addition, except as described in the accompanying prospectus supplement, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:

    o the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

    o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon:

    o an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS (Registered Trademark)
      System, or a copy of such assignment with evidence of recording indicated
      thereon and, for a mixed-use mortgage loan, the assignment of leases, rents and profits, if separate from the mortgage, and an executed reassignment of the assignment of leases, rents and profits; and

    o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

     The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

     If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the trustee or the custodian a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

     Any mortgage for a mortgage loan secured by mortgaged property located in
Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable
Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

                                       22

     Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS
(Registered Trademark)  System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan, or except as otherwise specified in the accompanying prospectus supplement.

     Notwithstanding the preceding four paragraphs, the documents for home equity loans will be delivered to the trustee, or to the custodian, only to the extent specified in the accompanying prospectus supplement. Generally these documents will be retained by the servicer or the master servicer.

REVIEW OF MORTGAGE LOAN DOCUMENTS

     The trustee or the custodian will hold documents in trust for the benefit of the certificateholders and, within 90 days after receipt thereof, will review such documents. If any such document is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer or the servicer, if any, and the depositor, and the master servicer or the servicer shall notify the mortgage collateral seller, a designated seller, or subservicer. If the mortgage collateral seller, the designated seller or the subservicer, as the case may be, cannot cure the defect within 60 days, or within the period specified in the accompanying prospectus supplement, after notice of the defect is given to the mortgage collateral seller, the designated seller or the subservicer, as applicable, the mortgage collateral seller, the designated seller or the subservicer will be obligated no later than 90 days after such notice, or within the period specified in the accompanying prospectus supplement, to either repurchase the related mortgage loan or any related property from the trustee or substitute a new mortgage loan in accordance with the standards described in this prospectus under "The
Trust--Repurchases of Mortgage Collateral." Unless otherwise specified in the accompanying prospectus supplement, the obligation of the mortgage collateral seller or subservicer to repurchase or substitute for a mortgage loan constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any mortgage loan not so purchased or substituted shall remain in the related trust.

ASSIGNMENT OF MORTGAGE SECURITIES

     The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the accompanying prospectus supplement, except for any Spread. The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the certificates. Unless otherwise specified in the accompanying prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security. Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

SPREAD

     The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral. The payment of any Spread will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral. Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon and will not be part of the related trust. The interest portion of a Realized Loss and any partial recovery of interest on an item of mortgage collateral will be allocated between the owners of any Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

                                       23

PAYMENTS ON MORTGAGE COLLATERAL

     Collection of Payments on Mortgage Loans

     The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases, except as otherwise provided, will include the following:

    o all payments on account of principal of the mortgage loans comprising a trust;

    o all payments on account of interest on the mortgage loans comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing or other compensation;

    o Liquidation Proceeds;

    o to the extent specified in the prospectus supplement, Subsequent
      Recoveries;

    o all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

    o any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders;

    o all proceeds of any mortgage loan in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the servicer, the depositor, the designated seller, the
      Affiliated Intermediary Seller, any subservicer or mortgage collateral seller or any other person under the terms of the pooling and servicing agreement as described under "The Trusts--Representations With Respect to
      Mortgage Collateral" and "--Repurchases of Mortgage Collateral;"

    o any amount required to be deposited by the master servicer or servicer in connection with losses realized on investments of funds held in the
      Custodial Account; and

    o any amounts required to be transferred from the Certificate Account to the
      Custodial Account.

     In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate Account. Both the Custodial Account and
the Certificate Account must be either:

    o maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

    o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

    o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

    o in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

    o any other Eligible Account.

     The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing

                                       24

account, or funds therein may be invested in Permitted Investments as described below. The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer or servicer that have been deposited into the Custodial Account.

     Unless otherwise described in the accompanying prospectus supplement, not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

    o the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "--Advances;"

    o any payments under any letter of credit or any certificate insurance policy, and any amounts required to be transferred to the Certificate
      Account from a reserve fund, as described under "Description of Credit
      Enhancement" below;

    o any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under "Insurance
      Policies on Mortgage Loans" below;

    o any distributions received on any mortgage securities included in the trust; and

    o any other amounts as described in the related pooling and servicing agreement.

     The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the
Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted
Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the accompanying prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate
Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

     For each Buy-Down Mortgage Loan, the subservicer will deposit the related
Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing
Account. Unless otherwise specified in the accompanying prospectus supplement, the terms of all Buy-Down Mortgage Loans provide for the contribution of
Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the
Buy-Down Funds are to be deposited on a discounted basis, that amount of
Buy-Down Funds which, together with investment earnings thereon at a rate as described in the accompanying prospectus supplement will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

     None of the master servicer, the servicer or the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer or servicer on or before the date specified in the subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down

                                       25

Mortgage Loan, equals the full monthly payment which would be due on the
Buy-Down Mortgage Loan if it were not subject to the buy-down plan. The
Buy-Down Funds will in no event be a part of the related trust.

     If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the
Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the
Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down
Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer or servicer the
Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down
Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer or servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

     Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down
Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the
Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or servicer or, if instructed by the master servicer or servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

     Collection of Payments on Mortgage Securities

     The trustee or the Certificate Administrator, as specified in the accompanying prospectus supplement, will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date. If the trustee has not received a distribution for any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to the certificateholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

    o to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described above under "--Payments on Mortgage Collateral;"

    o to reimburse itself or any subservicer for Advances, or for Servicing
      Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan with respect to which those Advances or Servicing Advances were made;

                                       26

    o to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan;

    o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

    o to pay to itself, a subservicer, the Affiliated Intermediary Seller, the depositor, the designated seller or the mortgage collateral seller all amounts received on each mortgage loan purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

    o to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Spread, if any, out of collections or payments which represent interest on each mortgage loan, including any mortgage loan as to which title to the underlying mortgaged property was acquired;

    o to reimburse itself or any subservicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan to the principal balance of the mortgage loan, in accordance with the terms of the pooling and servicing agreement;

    o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholder, or against which it or the depositor is indemnified under the pooling and servicing agreement;

    o to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

    o to clear the Custodial Account of amounts relating to the corresponding mortgage loans in connection with the termination of the trust under the pooling and servicing agreement, as described in "The Pooling and
      Servicing Agreement--Termination; Retirement of Certificates."

DISTRIBUTIONS

     Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the accompanying prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled to such payments will be made either by the trustee, the servicer, the master servicer or the Certificate
Administrator acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

     Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee, the servicer, the master servicer, the Certificate Administrator or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the certificate register. Except as otherwise provided in the related pooling and servicing agreement, the final distribution in retirement of the certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

     As a result of the provisions described below under "--Realization Upon
Defaulted Mortgage Loans," under which the certificate principal balance of a class of subordinate certificates can be increased

                                       27

in certain circumstances after it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

     Principal and Interest on the Certificates

     The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the accompanying prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

     On each distribution date for a series of certificates, the trustee or the master servicer or servicer or the Certificate Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class's Distribution
Amount.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the accompanying prospectus supplement. Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class or as otherwise described in the accompanying prospectus supplement.

     Except as otherwise provided in the related pooling and servicing agreement, on or prior to the 20th day, or, if the 20th day is not a business day, the next business day, of the month of distribution, the master servicer or servicer or the Certificate Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or servicer or the Certificate Administrator, as applicable, will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer or servicer or the
Certificate Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

EXAMPLE OF DISTRIBUTIONS

     The following chart provides an example of the flow of funds as it would relate to a hypothetical series of certificates backed by mortgage loans that are issued, and with a cut-off date occurring, in August 2005:

                                       28

DATE                      NOTE   DESCRIPTION
---------------------- --------- -----------------------------------------------------------------------

August 1                (A)      Cut-off date.
August 2-31             (B)      Servicers or subservicers, as applicable, receive any Principal
                                 Prepayments and applicable interest thereon.
August 31               (C)      Record date.
August 2-September 1    (D)      The due dates for payments on a
                                 mortgage loan.
September 18            (E)      Servicers or subservicers remit to the master servicer or servicer, as applicable, scheduled payments of principal and interest due during the related Due Period and received or advanced by them.
September 20            (F)      Determination date.
September 26            (G)      Distribution date.

Succeeding months follow the pattern of (B) through (G), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different prepayment periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described above.
----------
(A)  The initial principal balance of the mortgage pool will be the aggregate principal balance of the mortgage loans at the close of business on August
     1 after deducting principal payments due on or before that date or as described in the accompanying prospectus supplement. Those principal payments due on or before August 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on
     August 1 are not part of the mortgage pool and will not be passed through to certificateholders.

(B)  Any Principal Prepayments may be received at any time during this period and will be remitted to the master servicer or servicer as described in (E)
     below for distribution to certificateholders as described in (F) below.
     When a mortgage loan is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment. Partial Principal
     Prepayments are applied so as to reduce the principal balances of the related mortgage loans as of the first day of the month in which the payments are made; no interest will be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C)  Distributions on September 26 (because September 25, 2005 is not a business day) will be made to certificateholders of record at the close of business on August 31.

(D)  Scheduled principal and interest payments are due from mortgagors.

(E)  Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on September 19, 2005 (because September 18, 2005 is not a business day) together with any required Advances by the servicer or subservicers, except that Principal Prepayments in full and Principal
     Prepayments in part received by subservicers during the month of August will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(F)  On September 20, the master servicer or servicer will determine the amounts of principal and interest which will be passed through on September 26
     (because September 25, 2005 is not a business day) to the holders of each class of certificates. The master servicer or servicer will be obligated to distribute those payments due during the related Due Period which have been received

                                       29

    from subservicers or servicers prior to and including September 19
    (because September 18, 2005 is not a business day), as well as all
    Principal Prepayments received on mortgage loans in August, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above. Distributions to the holders of senior certificates, if any, on September 26 (because September 25, 2005 is not a business day)
    may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts advanced by the master servicer or the servicer under the circumstances described in
    "Subordination" and "--Advances."

(G)  On September 26 (because September 25, 2005 is not a business day), the amounts determined on September 20 will be distributed to
     certificateholders.

     If provided in the accompanying prospectus supplement, the distribution date for any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

ADVANCES

     As to each series of certificates, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation
Proceeds, Insurance Proceeds or otherwise.

     The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under "--Servicing and Administration of Mortgage
Collateral," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the accompanying prospectus supplement for any series of certificates as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and
Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, the Affiliated
Intermediary Seller, a subservicer, the designated seller or a mortgage collateral seller.

     Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. In addition, Advances will be reimbursable from cash otherwise distributable to certificateholders if they have been capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan, as described under "--Servicing and Administration of Mortgage Collateral." For any senior/subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero and except for Special Hazard
Losses, Fraud Losses and Bankruptcy Losses, in each case in excess of specified amounts, and Extraordinary Losses, the Advances may be reimbursable first out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer or the servicer may also be obligated to make
Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

                                       30

     The master servicer's or servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the certificates may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

     When a mortgagor prepays a mortgage loan in full between scheduled due dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made.
Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

     If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee, the master servicer or servicer may make an additional payment to certificateholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid during the related prepayment period equal to the Compensating Interest for that mortgage loan from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the accompanying prospectus supplement and may not be sufficient to cover the Prepayment Interest
Shortfall. If so disclosed in the accompanying prospectus supplement,
Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See
"Yield Considerations."

FUNDING ACCOUNT

     If stated in the accompanying prospectus supplement, a pooling and servicing agreement or other agreement may provide for the transfer by the sellers of additional mortgage loans to the related trust after the closing date for the related certificates. Any additional mortgage loans will be required to conform to the requirements described in the related pooling and servicing agreement or other agreement providing for such transfer. If a
Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of certificates of the related series or a portion of collections on the mortgage loans relating to principal will be deposited in such account to be released as additional mortgage loans are transferred.
Unless otherwise specified in the accompanying prospectus supplement, a Funding
Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the certificates. Unless otherwise specified in the accompanying prospectus supplement, the related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the master servicer or servicer or the
Certificate Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. Except as otherwise provided in the related pooling and servicing agreement, the information will include the following (as applicable):

    o the amount, if any, of the distribution allocable to principal;

    o the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

    o the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date;

                                       31

    o the outstanding principal balance or notional amount of each class of certificates after giving effect to the distribution of principal on that distribution date;

    o based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) one month, (b) two months and
      (c) three months, and that are in foreclosure;

    o the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

    o in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any alternative credit enhancement;

    o the servicing fee payable to the master servicer or servicer and the subservicer; and

    o for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

     In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or servicer or the Certificate
Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

SERVICING AND ADMINISTRATION OF MORTGAGE COLLATERAL

     General

     The master servicer, the Certificate Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement, will be required to perform the services and duties specified in the related pooling and servicing agreement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral. For any series of certificates for which the trust includes mortgage securities, the master servicer's or servicer's or Certificate
Administrator's servicing and administration obligations will be described in the accompanying prospectus supplement.

     Under each pooling and servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making
Advances to the related certificateholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans.

     Collection and Other Servicing Procedures

     The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the

                                       32

related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the mortgage loans. Unless otherwise specified in the prospectus supplement, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer or servicer may also waive or modify any term of a mortgage loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. For any series of certificates as to which the trust includes mortgage securities, the master servicer's or servicer's servicing and administration obligations will be under the terms of those mortgage securities.

     In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related certificateholders, the master servicer or servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making this determination, the estimated
Realized Loss that might result if the mortgage loan were liquidated would be taken into account. These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan, capitalizing delinquent interest and other amounts owed under the mortgage loan by adding that amount to the unpaid principal balance of the mortgage loan, or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

     In connection with any significant partial prepayment of a mortgage loan, the master servicer or servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal balance by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

     The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items unless, in the case of junior mortgage loans, the mortgagor is required to escrow such amounts under the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account. The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

     Other duties and responsibilities of each servicer, the master servicer and the Certificate Administrator are described above under "--Payments on
Mortgage Collateral."

     Special Servicing

     The pooling and servicing agreement for a series of certificates may name a Special Servicer, which may be an affiliate of the depositor. The Special
Servicer will be responsible for the servicing of certain delinquent mortgage loans as described in the prospectus supplement. The Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of

                                       33

the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

     In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

    o instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

    o instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the senior certificateholders; or

    o become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's or servicer's servicing guidelines.

     In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

     Enforcement of "Due-on-Sale" Clauses

     Unless otherwise specified in the accompanying prospectus supplement, when any mortgaged property relating to a mortgage loan, other than an ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee's rights to accelerate the maturity of such mortgage loan under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See
"Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Enforceability of
Certain Provisions."

     If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note subject to certain specified conditions.
The original mortgagor may be released from liability on a mortgage loan if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an
ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation. In connection with any assumption, the mortgage rate borne by the related mortgage note may not be altered. Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition

                                       34

and other similar matters. The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     For a mortgage loan in default, the master servicer or servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan as a bad debt.
In connection with such decision, the master servicer or servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate. For any junior mortgage loan, following any default, if the senior mortgage holder commences a foreclosure action it is likely that such mortgage loan will be written off as bad debt with no foreclosure proceeding unless foreclosure proceeds for such mortgage loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs.

     Any acquisition of title and cancellation of any REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust until it is converted into a Liquidated Mortgage Loan.

     For purposes of calculations of amounts distributable to
certificateholders relating to an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan is considered to remain in the trust. If a
REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to certificateholders.

     For a mortgage loan in default, the master servicer or servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under
"Certain Legal Aspects of Mortgage Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.

     Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. In some cases, the master servicer or servicer will treat a second lien loan that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related
Liquidation Proceeds to be distributed to certificateholders, the amount of any
Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

     For some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or REO
Mortgage Loan will be removed from the trust prior

                                       35

to its final liquidation. In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan after a specified period of delinquency. If a defaulted mortgage loan or REO Mortgage
Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO
Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

     If specified in the accompanying prospectus supplement, if a final liquidation of a mortgage loan resulted in a Realized Loss and thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month, to the extent that the related
Realized Loss was allocated to any class of certificates. In addition, if so specified in the accompanying prospectus supplement, the certificate principal balance of the class of subordinate certificates with the highest payment priority to which Realized Losses have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of certificates. However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates. The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so
on. Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero.
Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

     In the case of a series of certificates other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan and a draw under the related credit enhancement, subsequent recoveries are received. For a description of the Certificate Administrator's, the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Insurance Policies
on Mortgage Loans."

     The market value of any Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial and dwelling units. Since a default on a mortgage loan secured by Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust.

     For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan, see "Certain Legal Aspects of Mortgage Loans."

     The master servicer or servicer or the Certificate Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

                                       36

                       DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     As described in the accompanying prospectus supplement, credit support provided for each series of certificates may include one or more or any combination of the following:

      o a letter of credit;

      o subordination provided by any class of subordinated certificates for the related series;

      o overcollateralization;

      o a mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy bond, mortgage repurchase bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

      o a reserve fund;

      o a certificate insurance policy or surety bond;

      o derivatives products, as described in the accompanying prospectus supplement; or

      o another form as may be described in the accompanying prospectus supplement.

     Credit support for each series of certificates may be comprised of one or more of the above components. Each component may have a dollar limit and may provide coverage with respect to Realized Losses that are:

      o Defaulted Mortgage Losses;

      o Special Hazard Losses;

      o Bankruptcy Losses; and

      o Fraud Losses.

     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses,
Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

     As described in this prospectus and in the accompanying prospectus supplement,

      o coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

      o coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

      o coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

      o coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

     In addition, if stated in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under
"Subordination," or in the form of a certificate insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other form as may be described in the accompanying prospectus supplement, or in

                                       37

the form of a combination of two or more of the foregoing. Coverage may also be provided by representations made by the Affiliated Intermediary Seller or the depositor. If stated in the accompanying prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% which are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

     In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement.

     Each prospectus supplement will include a description of:

      o the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

      o any conditions to payment thereunder not otherwise described in this prospectus;

      o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o the material provisions of any agreement relating to the credit support.

     Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable. The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of
Credit Enhancement." If specified in the applicable prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

     The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange
Commission in connection with the issuance of the related series of certificates.

LETTERS OF CREDIT

     If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage collateral. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account, with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

SUBORDINATION

     A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the accompanying prospectus supplement.
Subordination of the subordinate certificates of any senior/subordinate series will be effected by the

                                       38

following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

     For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

     If so provided in the pooling and servicing agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan that is three or more months delinquent in payments of principal and interest, at the repurchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances, passed through to the holders of then-outstanding certificates with a certificate principal balance greater than zero of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series. See "Description of the Certificates--Servicing and Administration of Mortgage Collateral--Special
Servicing" above.

     In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates, may be subordinate to the rights of other subordinate certificateholders.

     Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

     Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the accompanying prospectus supplement.
The respective amounts of other specified types of losses, including Fraud
Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and Bankruptcy
Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances or as otherwise specified in the accompanying prospectus supplement. Each of the Special Hazard
Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected.

     In most cases, any allocation of a Realized Loss, including a Special
Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the
Realized Loss was incurred.

     The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any

                                       39

Realized Losses allocated thereto. If there are no Realized Losses or Principal
Prepayments on any item of mortgage collateral, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates.
In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

     If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--
Reserve Funds" and in the accompanying prospectus supplement.

     In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the accompanying prospectus supplement. The rights of the holders of subordinate certificates to receive the Subordinate Amount will be limited to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

     For any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the accompanying prospectus supplement.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

     If stated in the accompanying prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the accompanying prospectus supplement. Additionally, some of this excess cash flow may be used to protect the certificates against some Realized Losses by making an additional payment of principal on the certificates up to the amount of the
Realized Loss.

MORTGAGE POOL INSURANCE POLICIES AND MORTGAGE INSURANCE POLICIES

     Protection against losses on all or a portion of the mortgage loans in a mortgage loan pool may be obtained by the depositor for a trust in the form of a mortgage pool insurance policy or a mortgage insurance policy. A mortgage pool insurance policy covers specified losses on mortgage loans to the extent that the primary insurance policy, if required, is not sufficient to cover the loss. Generally, the insurer's payment obligations under a mortgage pool insurance policy are limited to a certain amount, which will be stated in the prospectus supplement. As used in this prospectus, a mortgage insurance policy is a policy that provides primary mortgage insurance on all of the mortgage loans that are subject to the policy. The insurer's payment obligations will be limited to the amount stated in the prospectus supplement, if applicable. Each mortgage pool insurance policy or mortgage insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses on mortgage loans in an amount specified in the prospectus supplement. As described under "--Maintenance of
Credit Enhancement," the master servicer, servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy or mortgage insurance policy and to present claims to the insurer on behalf of itself, the trustee and the

                                       40

certificateholders. The mortgage pool insurance policies and mortgage insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

     As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy or mortgage insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price described in the prospectus supplement, or (b) to pay the portion of the loss specified in the prospectus supplement. In the case of a mortgage pool insurance policy, payments (i) may be reduced because of an aggregate payment limitation on the policy and (ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

     Certificateholders may experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy or a mortgage insurance policy because the insurer may not be required to remit unpaid interest through the end of the month in which the claim is paid. In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy or mortgage insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy or mortgage insurance policy, as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the certificateholders.
If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy or mortgage insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation
Proceeds or Insurance Proceeds.

     Some mortgage pool insurance policies, mortgage insurance policies and primary insurance policies will not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications, or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy or mortgage insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of representation made by a mortgage collateral seller may also have occurred.
That breach, if it materially and adversely affects the interests of certificateholders, has been assigned to the trustee for the benefit to the certificateholders and cannot be cured, may give rise to a repurchase obligation on the part of the mortgage collateral seller, as described under
"The Trusts--Representations With Respect to Mortgage Collateral." However,
such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or the Affiliated
Intermediary Seller.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is submitted to the insurer. See "Certain Legal Aspects of Mortgage Loans."

                                       41

Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an
Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Certificates--Advances." If specified in the prospectus supplement, a mortgage insurance policy may have a similar limit on the aggregate amount of coverage for losses.

     Since each mortgage pool insurance policy and mortgage insurance policy generally will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, those policies will not provide coverage against hazard losses. As described under "Insurance Policies on Mortgage Loans--Standard Hazard Insurance on
Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the mortgaged property.
Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy
Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement.
Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

     If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount.
Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related property.
The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders,

                                       42

but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy pool insurance policy.

     To the extent described in the accompanying prospectus supplement, coverage relating to Special Hazard Losses for a series of certificates may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or the Affiliated Intermediary Seller.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a mortgagor and a filing under
Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor at a proceeding resulting in a
Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

     In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding without a permanent forgiveness of the principal balance of the mortgage loan, including a Debt Service Reduction. See
"Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Anti-Deficiency
Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal
Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

RESERVE FUNDS

     If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or
Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. Instead of or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate certificates, from the Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

     For any series of certificates as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. Unless otherwise specified in the accompanying prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of certificates, if described in the accompanying prospectus supplement.

     The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

     Amounts deposited in any reserve fund for a series will be invested in
Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the accompanying prospectus supplement.

                                       43

CERTIFICATE INSURANCE POLICIES; SURETY BONDS

     The depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of certificates, the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit
Enhancement." The master servicer, the servicer or the Certificate
Administrator, as applicable, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

     The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. If specified in the prospectus supplement, as to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer, the servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then-outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, or any related primary insurance policy, the master servicer or servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer or servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or
Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer or servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer or servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related pooling and servicing agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud
Losses may be

                                       44

changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected and with consent of the related credit enhancer, if applicable.

     Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and, unless otherwise specified in the accompanying prospectus supplement, neither the master servicer, the servicer, the Certificate Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer, the servicer or the
Certificate Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

            OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal balance. No principal balance is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed-rate on a notional principal balance, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank
Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as
U.S. Treasury Bill rates).

     The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

     Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

     Some types of mortgage collateral and classes of certificates of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial

                                       45

institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

                     INSURANCE POLICIES ON MORTGAGE LOANS

     Each mortgage loan will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

PRIMARY INSURANCE POLICIES

     If specified in the accompanying prospectus supplement, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount described in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the Affiliated Intermediary
Seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less
LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Junior mortgage loans usually will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan.

     A primary insurance policy is generally obtained with respect to an individual mortgage loan. It may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

     Under a federal statute, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal balance of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

     If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee's or servicer's failure to comply

                                       46

with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

     Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination.

     While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

    o the insured percentage of the loss on the related mortgaged property;

    o the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

    o at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b)
      an approved sale.

     The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal balance of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

    o rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

    o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

    o amounts expended but not approved by the primary insurer;

    o claim payments previously made on the mortgage loan; and

    o unpaid premiums and other amounts.

     As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

    o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

    o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

    o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

     For any certificates offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

                                       47

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

     The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan and, in the case of junior mortgage loans, the principal balance of any senior mortgage loans, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans.
The master servicer or servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers. If junior mortgage loans are included within any trust, investors should also consider the application of hazard insurance proceeds discussed in this prospectus under
"Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Junior Mortgages,
Rights of Senior Mortgagees."

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and
"Description of Credit Enhancement--Special Hazard Insurance Policies" for a
description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

     For mixed-use mortgage loans, some additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance, comprehensive public liability

                                       48

insurance and general liability insurance for bodily injury and property damage, and the related pooling and servicing agreement may require the master servicer or servicer to maintain that insurance with respect to any related mortgaged properties secured by REO Mortgage Loans.

                                 THE DEPOSITOR

     The depositor is an indirect wholly-owned subsidiary of Carrington
Securities, LP. The depositor was incorporated in the State of Delaware in
January, 2005. The depositor was organized for the purpose of acquiring mortgage loans and issuing securities backed by such mortgage loans. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Carrington Securities, LP. The depositor does not have any significant assets.

     The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be pursuant to limited representations and warranties made by the depositor or as otherwise provided in the accompanying prospectus supplement.

     The depositor maintains its principal office at Seven Greenwich Office
Park, 599 West Putnam Avenue, Greenwich, Connecticut, 06830. Its telephone number is (203) 661-6186.

                           CARRINGTON SECURITIES, LP

     Carrington Securities, LP buys conventional mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Carrington
Securities, LP's principal executive offices are located at Seven Greenwich
Officer Park, 599 West Putnam Avenue, Greenwich, Connecticut, 06830. Its
telephone number is (203) 661-6186. Carrington Securities, LP conducts operations from its headquarters in Connecticut.

                                 THE SERVICER

     For each series of certificates, the related prospectus supplement will identify the entity that will act as master servicer or servicer and summarize its delinquency, foreclosure and loan loss experience, to the extent available, on the portfolio of loans for which it acts as master servicer or servicer.
There can be no assurance that such experience will be representative of the results that may be experienced for any particular series of certificates.

                      THE POOLING AND SERVICING AGREEMENT

     As described in this prospectus under "Introduction" and "Description of the Certificates--
General," each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.

     Servicing Compensation and Payment of Expenses

     Each servicer, the master servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. Except as otherwise provided in the accompanying prospectus supplement, the servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans underlying the certificates of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans and any earnings on investments held in the Certificate Account or any Custodial Account, to the extent not applied as Compensating Interest. Any Spread retained by a mortgage collateral seller, the master servicer, or any

                                       49

servicer or subservicer will not constitute part of the servicing fee.
Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or servicer or Certificate Administrator for servicing and administering such mortgage securities on behalf of the holders of such certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer or servicer may be performed by an affiliate of the master servicer or servicer who will be entitled to compensation for performance of those duties.

     The master servicer or servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer or servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer or servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

     Evidence as to Compliance

     Each pooling and servicing agreement will provide that the master servicer or servicer or Certificate Administrator, as appropriate, will, for each series of certificates, deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, an officer's certificate stating that:

    o a review of the activities of the master servicer or servicer, or the
      Certificate Administrator, during the preceding calendar year relating to its servicing of mortgage loans and its performance under pooling and servicing agreements, including the related pooling and servicing agreement, has been made under the supervision of that officer;

    o to the best of the officer's knowledge, based on the review, the master servicer or servicer or the Certificate Administrator has complied in all material respects with the minimum servicing standards described in the
      Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all its obligations under the related pooling and servicing agreement throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, the statement shall include a description of such noncompliance or specify each default known to the officer and the nature and status thereof; and

    o to the best of the officer's knowledge, each subservicer has complied in all material respects with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage Bankers and has
      fulfilled all of its material obligations under its subservicing agreement in all material respects throughout such year, or, if there has been material noncompliance with the servicing standards or a material default in the fulfillment of such obligations, the statement shall include a description of the noncompliance or specify each default, as the case may be, known to the officer and the nature and status thereof.

     In addition, each pooling and servicing agreement will provide that the master servicer or servicer or the Certificate Administrator, as the case may be, will cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American
Institute of Certified Public Accountants, the assertions made regarding compliance with the minimum servicing standards described in the Uniform Single
Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material

                                       50

respects, subject to such exceptions and other qualifications that, in the opinion of the firm, the accounting standards require it to report. In rendering such statement, the firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, on comparable statements prepared in connection with examinations conducted in similar manners.

     Certain Other Matters Regarding Servicing

     Each servicer, the master servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the certificates except upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer's, the master servicer's or the
Certificate Administrator's obligations and duties under the related pooling and servicing agreement.

     Each pooling and servicing agreement will also provide that neither the servicer, the master servicer or the Certificate Administrator, nor any director, officer, employee or agent of the master servicer or servicer or the depositor, will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. However, neither the servicer, the master servicer or the Certificate Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the pooling and servicing agreement. The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Certificate Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

     The master servicer or servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer or servicer in connection with its activities under the pooling and servicing agreement.

     A servicer, the master servicer or the Certificate Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

EVENTS OF DEFAULT

     Events of default under the pooling and servicing agreement for a series of certificates will include:

    o any failure by the servicer, if the servicer is a party to the pooling and servicing agreement, or master servicer to make a required deposit to the Certificate Account or, if the master servicer or servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer or servicer by the trustee or the depositor, or to the master servicer or servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

    o any failure by the master servicer or servicer or Certificate
      Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer or servicer or
      Certificate Administrator, as applicable, by the trustee or the depositor, or to the master servicer or servicer, the Certificate
      Administrator, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

                                       51

    o some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or servicer or the Certificate Administrator and certain actions by the master servicer or servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations.

     A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 66% of the aggregate voting rights in the related trust, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, the trustee shall, by written notification to the master servicer or servicer or the Certificate
Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or servicer or the
Certificate Administrator under the pooling and servicing agreement, other than any rights of the master servicer or servicer or the Certificate Administrator as certificateholder, covering the trust and in and to the mortgage collateral and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or servicer or the Certificate Administrator under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer or servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or
Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer or servicer under the pooling and servicing agreement, unless otherwise described in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or servicer or the Certificate Administrator under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.
However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the depositor, the master servicer, the Certificate Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

    o to cure any ambiguity;

    o to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

                                       52

    o to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial
      Account is maintained, except that (a) deposits to the Certificate
      Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

    o if an election to treat the related trust as a "real estate mortgage investment conduit," or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

    o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

    o to amend any provision that is not material to holders of any class of related certificates.

     The pooling and servicing agreement may also be amended by the depositor, the master servicer, Certificate Administrator or servicer, as applicable, and the trustee, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Certificate Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

     The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the entity specified in the related prospectus supplement and required to be paid to the certificateholders following the earlier of

    o the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan and

    o the purchase by entity specified in the related prospectus supplement from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

                                       53

     Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to the percentage specified in the accompanying prospectus supplement of the initial aggregate Stated Principal
Balance of the mortgage loans or such other time as may be specified in the accompanying prospectus supplement. In addition to the foregoing, entity specified in the related prospectus supplement may have the option to purchase, in whole but not in part, the certificates specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of certificates shall be made at the option of entity specified in the related prospectus supplement at the price specified in the accompanying prospectus supplement. Such entity, if not the Affiliated Intermediary Seller or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity; provided that no assets of such plan are invested or deemed to be invested in the certificates)
and (B) not a "benefit plan investor," as defined in the U.S. Department of
Labor regulations at 29 C.F.R.  Section  2510.3-101(f). The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a
REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the
Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a
REMIC. In connection with a call by the holder of a Call Certificate, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Carrington Securities, LP.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee

                                       54

may also be removed at any time by the holders of certificates evidencing not less than 66% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             YIELD CONSIDERATIONS

     The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on refinance, limited documentation, stated documentation or no documentation mortgage loans, and on mortgage loans with high LTV ratios or CLTV ratios, as applicable, may be higher than for other types of mortgage loans. Likewise, the rate of default on mortgage loans that have been originated pursuant to lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include mortgage loans that are one month or more delinquent at the time of offering of the related series of certificates. In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans with LTV ratios or CLTV ratios greater than 80% and no primary insurance policies. In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer or servicer as described in this prospectus under "Description of the
Certificates--Servicing and Administration of Mortgage Collateral," in
connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

     The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "The Trusts--The Mortgage Loans--Interest Only
Loans."

     The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United
States residents and citizens or that are secured by properties located in the
United States. See "Certain Legal Aspects of Mortgage Loans."

     To the extent that any document relating to a mortgage loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee. See
"Description of the Certificates--Assignment of Mortgage Loans."

     The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of certificates entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under "Description of the Certificates--Distributions." Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate

                                       55

because, while interest will accrue on each mortgage loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

     A class of certificates may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any
Spread, of the related mortgage collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

     The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage
Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the certificates will also be affected by liquidations of mortgage loans following mortgagor defaults, optional repurchases and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer or servicer and others, or conversions of ARM loans to a fixed interest rate. See "The
Trusts--Representations With Respect to Mortgage Collateral."

     In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of Principal
Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of certificates entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by
Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral. In general, mortgage loans with higher mortgage rates prepay at a faster rate than mortgage loans with lower mortgage rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

     The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor's yield to maturity.
As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal balance of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full generally will reduce the amount of interest distributed in the following month to holders of certificates entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the
Certificates--Prepayment Interest Shortfalls." A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the first day of the month in which

                                       56

the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest distributed to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See
"Description of the Certificates--Prepayment Interest Shortfalls." Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See "Maturity and
Prepayment Considerations."

     For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

     For any junior mortgage loans, the inability of the mortgagor to pay off the balance thereof may affect the ability of the mortgagor to obtain refinancing of any related senior mortgage loan, thereby preventing a potential improvement in the mortgagor's circumstances. Furthermore, if stated in the accompanying prospectus supplement, under the applicable pooling and servicing agreement the master servicer or servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the mortgagor's circumstances or result in a prepayment or default under the corresponding junior mortgage loan.

     The holder of a junior mortgage loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a junior mortgage loan may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received on any junior mortgage loans will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For mortgage loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the mortgage loan, and therefore the amount of any Liquidation
Proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the mortgage loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a junior mortgage loan may only foreclose on the property securing the related mortgage loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

     The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

     The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance,
and

                                       57

since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

     If stated in the accompanying prospectus supplement, a trust may contain
GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination. Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related mortgagor's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

     If credit enhancement for a series of certificates is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

     The accompanying prospectus supplement may describe other factors concerning the mortgage collateral securing a series of certificates or the structure of such series that will affect the yield on the certificates.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Trusts," the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage collateral in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans will affect the life and yield of the related series of certificates.

     If the pooling and servicing agreement for a series of certificates provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under "Description of the Certificates--Funding Account," and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of certificates of such series.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model.
There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

     The following is a list of factors that may affect prepayment experience:

      o homeowner mobility;

      o economic conditions;

      o changes in mortgagors' housing needs;

      o job transfers;

      o unemployment;

      o mortgagors' equity in the properties securing the mortgages;

                                       58

      o servicing decisions;

      o enforceability of due-on-sale clauses;

      o mortgage market interest rates;

      o mortgage recording taxes;

      o solicitations and the availability of mortgage funds; and

      o the obtaining of secondary financing by the mortgagor.

     All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans underlying a series of certificates, the prepayment rate of such mortgage loans is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

     Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See
"The Trusts--The Mortgage Loans--Interest Only Loans."

     Typically, junior mortgage loans are not viewed by mortgagors as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than typical first lien mortgage loans.

     Unless otherwise specified in the accompanying prospectus supplement, all mortgage loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property.
Unless the accompanying prospectus supplement indicates otherwise, the master servicer or servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer or servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

     An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See
"Description of the Certificates--Servicing and Administration of Mortgage
Collateral--Enforcement of `Due-on-Sale' Clauses" and "Certain Legal Aspects of
Mortgage Loans--The Mortgage Loans--Enforceability of Certain Provisions" for a
description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans.

     In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates.
Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

     Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs.
The depositor anticipates including in mortgage collateral pools "limited documentation," "stated documentation" and "no documentation" mortgage loans,
Puerto Rico mortgage loans and mortgage loans that were made to international borrowers or that were originated in accordance with

                                       59

lower underwriting standards and which may have been made to mortgagors with imperfect credit histories and prior bankruptcies. Likewise, a trust may include mortgage loans that are one month or more delinquent at the time of offering of the related series of certificates or are secured by junior liens on the related mortgaged property. Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related certificates.

     The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

     A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of preapproved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

     Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

    o not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

    o not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

    o be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable-rate mortgage loans.

     As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of certificates.

     No assurance can be given that the value of the mortgaged property securing a mortgage loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Certain Legal Aspects of Mortgage Loans."
In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans included in a trust for a series of certificates are not covered by

                                       60

the methods of credit enhancement described in this prospectus under
"Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the certificates of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

     Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust. See "The Pooling and
Servicing Agreement--Termination; Retirement of Certificates." Any purchase will shorten the weighted average lives of the related certificates.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

THE MORTGAGE LOANS

     General

     The mortgage loans will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee.
Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

     Foreclosure on Mortgage Loans

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or

                                       61

grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure.
Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

     Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located.
Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal balance of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment

                                       62

may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement."

     Foreclosure on Junior Mortgage Loans

     If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien.
To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a
"due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Certificates--Realization
Upon Defaulted Mortgage Loans."

     In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior loan in the aggregate, the trust as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer or servicer took the same steps in realizing upon a defaulted junior loan having a small remaining principal balance as it would in the case of a defaulted junior loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action.
Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

     Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto
Rico

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the
Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if

                                       63

known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of
Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

     Rights of Redemption

     In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

     Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security;
however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any

                                       64

deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.
Various state laws also place a limitation on the mortgagee for late payment charges.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan secured by the related mortgaged property may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, recent United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of debt secured by any first lien, the portion of any junior lien that is unsecured may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

     Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

     In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal
Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement
Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting
Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligators'
rescinding the mortgage loans against either the originators or assignees.

     Homeownership Act and Similar State Laws

     Some mortgage loans, referred to herein as Homeownership Act Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act

                                       65

by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act,
if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership
Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any
Homeownership Act Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal
Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.
Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Except in the case of a Designated Seller Transaction or unless otherwise specified in the accompanying prospectus supplement, the Affiliated
Intermediary Seller will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the
Affiliated Intermediary Seller will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

     Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

     Enforceability of Certain Provisions

     Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property.
The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository
Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does
"encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

                                       66

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits may apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates on ARM loans, which will be described in the accompanying prospectus supplement.

     Unless otherwise described in the accompanying prospectus supplement, the
Affiliated Intermediary Seller, the seller of the mortgage collateral, or another specified party, will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

     Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of
Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

    o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
      Currency with respect to the origination of alternative mortgage instruments by national banks,

                                       67

    o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National
      Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

    o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

     Junior Mortgages; Rights of Senior Mortgagees

     The mortgage loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely upon the holder of the senior mortgage to collect and disburse the escrows.

                                       68

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer or servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer or servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

                                       69

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status.
In addition to adjusting interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United
States or of any State orders otherwise on application of the lender. The
Relief Act applies to borrowers who are members of the Air Force, Army,
Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the
U.S. Public Health Service or the National Oceanic and Atmospheric
Administration assigned to duty with the military.

     Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. For mortgage loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

     Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The
Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the
OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees

                                       70

on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and
Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the
government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties
"known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or
RICO activities.

NEGATIVE AMORTIZATION LOANS

     A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Parity Act, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode
Island and Puerto Rico.

                                       71

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates.
This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors, may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State and Other Tax Consequences."
Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered hereunder.

     The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC
Provisions") of the Internal Revenue Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a
REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     If a REMIC election is not made upon the issuance of a particular series because, for example, a grantor trust structure is being used, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

     The following discussion is based in part upon the OID regulations and in part upon the REMIC Provisions, including the Treasury regulations thereunder.
The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

REMICS

     Classification of REMICs

     Upon the issuance of each series of REMIC certificates, Mayer, Brown, Rowe
& Maw LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of
"regular interests," or REMIC regular certificates or "residual interests," or
REMIC residual certificates in that REMIC within the meaning of the REMIC
Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue

                                       72

Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." Although the Internal Revenue
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates

     In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal
Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue
Code. In addition, the REMIC regular certificates will be "qualified mortgages"
within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if
transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the
REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the
REMIC during that calendar quarter. The master servicer or servicer or the
Certificate Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage collateral may not be treated entirely as assets described in the foregoing sections. If so, the accompanying prospectus supplement will describe the mortgage collateral that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage collateral held pending distribution are considered part of the mortgage collateral for purposes of
Section 856(c)(4)(A) of the Internal Revenue Code.

     Tiered REMIC Structures

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal
Revenue Code, and "loans secured by an interest in

                                       73

real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and
whether the income on the certificates is interest described in Section
856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

     Taxation of Owners of REMIC Regular Certificates

     General

     Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

     Original Issue Discount

     Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code.
Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section
1272(a)(6) of the Internal Revenue Code provides special rules applicable to
REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of
1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or servicer or the
Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement.
However, neither the depositor, the master servicer or servicer nor the
Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters.
If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than
"qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an
"objective rate," a combination of a single fixed-rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the

                                       74

rules will be applied by the master servicer or servicer or the Certificate
Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated
principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal balance of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.
See "--Market Discount" below for a description of that election under the OID regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual

                                       75

period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the
REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i)
the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

     Market Discount

     A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated
principal balance, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated
redemption price. In particular, under Section 1276 of the Internal Revenue
Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue

                                       76

all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue
Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, certain rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

    o  on the basis of a constant yield method,

    o  in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

    o  in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

     Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred

                                       77

interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium

     A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue
Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

      Realized Losses

     Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a
Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates

      General

     As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

     A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC

                                       78

for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the
REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal
Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes. On
May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the
REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

     The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

      Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

                                       79

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."
Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or servicer or the Certificate
Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

     An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated
redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each
REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting
"regular interests" in the REMIC not offered hereby, were indebtedness of the
REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--
Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described therein will not apply.

     If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount."

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC
Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will

                                       80

be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See
"--Possible Pass-Through of Miscellaneous Itemized Deductions." If the
deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

     A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the
REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal
Revenue Code, as to which the certificateholders should consult their tax advisors.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders'
initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

     The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the
REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC
Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the
REMIC residual certificate would have had in the hands of the original holder, see "--General."

      Excess Inclusions

     Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day

                                       81

during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date.
For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on
Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual certificateholders, an excess inclusion:

    o  will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

    o  will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

    o  will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

     See, however, "--Foreign Investors in REMIC Certificates."

     Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the
Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates

     Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions
(discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers

                                       82

of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a
REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

     The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

      Mark-to-Market Rules

     The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

      Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the accompanying prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more

                                       83

individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal
Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition,
Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may
be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the
REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the
REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations

     If a REMIC residual certificate is transferred to a Disqualified
Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

   (1)   the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

   (2)   the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.
Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

    o  residual interests in the entity are not held by Disqualified
       Organizations; and

    o  information necessary for the application of the tax described in this prospectus will be made available.

     Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

   (1)   requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a
         Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

   (2)   providing that any transfer of a REMIC residual certificate to a
         Disqualified Organization shall be null and void; and

   (3)   granting to the master servicer or servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a
         Disqualified Organization despite (1) and (2) above.

                                       84

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the
Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity
(i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a
Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

      Sales of REMIC Certificates

     If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of
Owners of REMIC Residual Certificates--Basis Rules, Net Losses and
Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Discount."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal

                                       85

rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue Code)
within six months of the date of the sale, the sale will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

     Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.
Investors should consult with their tax advisors as to the need to file such forms.

     Prohibited Transactions and Other Possible REMIC Taxes

     The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or servicer, the Certificate Administrator or the trustee in either case out of its own funds, provided that the master servicer or servicer, the Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or servicer's, the Certificate
Administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related
REMIC certificates.

                                       86

  Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a
REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal
Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, the master servicer or servicer or the
Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person"
for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

     As the tax matters person, the master servicer or servicer or the
Certificate Administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer or servicer, or the Certificate Administrator, as applicable, as tax matters person, and the
IRS concerning any REMIC item.

     Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the
IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the
REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer or servicer, or the
Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC
Regular Certificates--Market Discount."

                                       87

     The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or servicer or the Certificate Administrator.
Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or servicer or Certificate
Administrator, as applicable, at Carrington Securities, LP, Seven Greenwich
Office Park, 599 West Putnam Avenue, Greenwich, Connecticut, 06830.

      Backup Withholding with Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax"
under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates

     A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United
States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the
Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the
Internal Revenue Code), and which was treated as a United States person on
August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United
States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

                                       88

     Unless otherwise stated in the accompanying prospectus supplement, transfers of REMIC residual certificates to investors that are not United
States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                         CERTAIN ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code") prohibit pension, profit-sharing or other employee benefit plans subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as any entity holding "plan assets" of any of the foregoing (each, a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest"
under ERISA or "disqualified persons" under the Code with respect to such
Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of a Benefit Plan. In addition, Title I of
ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Employee benefit plans that are governmental plans (as defined in Section
3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA)
are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

PLAN ASSET REGULATION

     Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased securities if assets of such trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor
(the "Plan Asset Regulation"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the
Benefit Plan acquired an "equity interest" in such trust and none of the exceptions contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the certificates will be treated as an equity interest for purposes of the Plan Asset
Regulation. Purchasers and transferees of certificates will be required to make certain representations, warranties and covenants as described under "Certain
ERISA Considerations" in the related prospectus supplement.

     A Benefit Plan fiduciary considering the purchase of certificates on behalf of or with the plan assets of a Benefit Plan should consult its legal advisors regarding whether the assets of a trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued individual prohibited transaction exemptions, any one of which is generally referred to herein as the
"Exemption," to certain underwriters. The Exemption provides relief from the application of certain of the prohibited transaction and conflict of interest rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of a "Security," which is defined as (1) a pass-through certificate or trust certificate that represents a

                                       89

beneficial ownership interest in the assets of an "Issuer" (as defined in the
Exemption) which is a "Trust" (as defined in the Exemption) and which entitles the holder to payments of principal, interest and/or other payments with respect to the assets of such Issuer; or (2) a security which is denominated as a debt instrument that is issued by, and is an obligation of, an Issuer; with respect to which the "Underwriter" (as defined in the Exemption) is either (a)
the sole underwriter or the co-manager of the underwriting syndicate, or (b) a selling or placement agent. Such Securities consist of certain secured consumer receivables, secured credit instruments and other obligations that meet the conditions and requirements of the Exemption.

     Information about whether an Exemption may be available will be provided in the related prospectus supplement.

     The Exemption will apply only if the general conditions (certain of which are described below) are met. However, it is not clear whether the Exemption applies to those plans which are participant directed plans as described in
Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

     Among the conditions which must be satisfied for the Exemption to apply to the acquisition, holding and resale of Securities by Benefit Plans are the following:

   (1)   The acquisition of Securities by a Benefit Plan is on terms
         (including the Security price) that are at least as favorable to a
         Benefit Plan as they would be in an arm's length transaction with an unrelated party;

   (2)   The rights and interests evidenced by the Securities acquired by a
         Benefit Plan are not subordinated to the rights and interests evidenced by other Securities of the same Issuer, unless the
         Securities (with an exception discussed below in Clause 4) are issued in a "Designated Transaction," which means a securitization transaction in which the assets of the Issuer consist of secured consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount and are home equity and/or manufactured housing consumer receivables; and/or single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

   (3)   The Securities acquired by a Benefit Plan have received a rating at the time of such acquisition that is in one of the three (or, with an exception discussed below in Clause 4, in the case of Designated
         Transactions, four) highest generic rating categories from any of
         Standard & Poor's Ratings Services, a division of The McGraw-Hill
         Companies, Inc., Moody's Investors Service, Inc., Fitch, Inc., or any
         successors thereto, each a "Rating Agency";

   (4)   The receivables are fully secured, except for residential and home equity loan receivables issued in Designated Transactions if:

         (a)   The loan-to-value ratio (where the loan amount equals the sum of
               (I) the outstanding principal balance due under the obligation which is held by the Issuer and (II) the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the Issuer) which are secured by the same
               collateral) does not exceed 125%;

         (b)   Such Securities acquired by a Benefit Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and

         (c)   The rights and interests evidenced by the Securities in such
               Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same Issuer;

   (5)   The "Trustee" (as defined in the Exemption) is not an "Affiliate" (as defined in the Exemption) of any other member of the "Restricted
         Group" (as defined in the Exemption) other than an Underwriter;

   (6)   The sum of all payments made to and retained by the Underwriters in connection with the

                                       90

       distribution or placement of Securities represents not more than
       "Reasonable Compensation" (as defined in the Exemption) for underwriting or placing the Securities; the sum of all payments made to and retained by the "Sponsor" (as defined in the Exemption) pursuant to the assignment of obligations (or interests therein) to the Issuer represents not more than the fair market value of such obligations (or interests); and the sum of all payments made to and retained by the
       "Servicer" (as defined in the Exemption) represents not more than
       Reasonable Compensation for the Servicer's services under the "Pooling and Servicing Agreement" (as defined in the Exemption) and reimbursement of the Servicer's reasonable expenses in connection therewith;

   (7) A Benefit Plan investing in such Securities is an "accredited investor"
       as defined in Rule 501(a)(1) of Regulation D of the Securities and
       Exchange Commission under the Securities Act of 1933;

   (8) The legal documents establishing the Issuer contain restrictions (as described in the Exemption) necessary to ensure that the Issuer's assets may not be reached by the Sponsor's creditors in the event of the
       Sponsor's bankruptcy or insolvency; the Pooling and Servicing Agreement and/or other agreements establishing the contractual relationships between the parties to the securitization transaction prohibit all parties from filing an involuntary bankruptcy petition against the Issuer or initiating any other form of insolvency proceeding until after the
       Securities have been paid; and, prior to issuance by the Issuer of any
       Securities, a legal opinion is received which states that either (a) a
       "true sale" of the assets being transferred to the Issuer by the Sponsor has occurred and that such transfer is not being made pursuant to a financing of assets by the Sponsor, or (b) in the event of the Sponsor's insolvency or receivership, the assets transferred to the Issuer will not be part of the Sponsor's estate; and

   (9) The Issuer satisfies the following requirements:

       (a)     The corpus of the Issuer consists solely of assets of the type which have been included in other investment pools;

       (b)     Securities evidencing interests in such other investment pools have been rated in one of the three (or in the case of Designated
               Transactions, four) highest generic rating categories by a Rating
               Agency for at least one year prior to a Benefit Plan's
               acquisition of the Securities pursuant to the Exemption; and

       (c)     Securities evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan's acquisition of
               Securities pursuant to the Exemption.

   (10)  If a particular class of Securities held by any Benefit Plan involves a
         "Ratings Dependent Swap" (as defined herein) or a "Non-Ratings
         Dependent Swap" (as defined herein) entered into by the Issuer, then each particular swap transaction relating to such Securities must satisfy the following conditions:

       (a)     The swap transaction is an "Eligible Swap," which means a Ratings
               Dependent Swap or Non-Ratings Dependent Swap:

            (i)    Which is dominated in U.S. dollars;

            (ii)   Pursuant to which the Issuer pays or receives, on or
                   immediately prior to the respective payment or distribution date for the class of Securities to which the swap relates, a fixed rate of interest, or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S.
                   Federal Reserve's Cost of Funds Index (COFI)), with the
                   Issuer receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

            (iii)  Which has a notional amount that does not exceed either:

              I    The principal balance of the class of Securities to which
                   the swap relates; or

                                       91

              II   The portion of the principal balance of such class
                   represented solely by those types of corpus or assets of the
                   Issuer referred to above in Clause (9).

            (iv)   Which is not leveraged (i.e., payments are based on the
                   applicable notional amount, the day count fractions, the
                   fixed or floating rates designated above in Clause
                   (10)(a)(ii), and the difference between the products thereof, calculated on a one to one ratio and not on a multiplier of such difference);

            (v)    Which has a final termination date that is either the earlier of the date on which the Issuer terminates or the related
                   class of Securities are fully repaid; and

            (vi)   Which does not incorporate any provision which could cause a unilateral alteration in any provision described above in
                   Clauses (10)(a)(i)--(iv) without the consent of the Trustee.

       (b)     The swap transaction is with an "Eligible Swap Counterparty,"
               which means a bank or other financial institution which has a rating, at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the
               Securities; provided that, if a swap counterparty is relying on its short-term rating to establish eligibility under the
               Exemption, such swap counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency, and provided further that if the class of Securities with which the swap is associated has a final maturity date of more than one year from the date of issuance of the Securities, and such swap is a Ratings Dependent swap, the swap counterparty is required by the terms of the swap agreement to establish any
               collateralization or other arrangement satisfactory to the Rating
               Agencies in the event of a ratings downgrade of the swap
               counterparty;

       (c)     Any class of Securities, to which one or more swap agreements entered into by the Issuer applies, may be acquired only by a
               "Qualified Plan Investor," which means a Benefit Plan investor or group of Benefit Plan investors on whose behalf the decision to purchase Securities is made by an appropriate independent
               fiduciary that is qualified to analyze and understand the terms and conditions of any swap transaction used by the Issuer and the effect such swap would have upon the credit ratings of the
               Securities. For purposes of the Exemption, such a fiduciary is either:

            (i)    A "qualified professional asset manager" ("QPAM"), as defined under Prohibited Transaction Exemption ("PTE") 84-14 (a QPAM generally would include for these purposes insurance
                   companies, savings and loan associations, banks and
                   registered investment advisers registered under the
                   Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements);

            (ii)   An "in-house asset manager" as defined under PTE 96-23; or

            (iii)  A Benefit Plan fiduciary with total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the of the acquisition of such Securities.

       (d)     In the case of a "Ratings Dependent Swap" (meaning an interest rate swap, or (if purchased by or on behalf of the Issuer) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating
               Agency to any class of Securities held by any Benefit Plan is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any
               Rating Agency below a level specified by the Rating Agency, the
               Servicer (as agent for the Trustee) must, within the period specified under the Pooling and Servicing Agreement:

                                       92

            (i)    Obtain a replacement swap agreement with an Eligible Swap
                   Counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must
                   terminate); or

            (ii)   Cause the swap counterparty to establish any
                   collateralization or other arrangement satisfactory to the
                   Rating Agency such that the then current rating by the Rating
                   Agency of the particular class of Securities will not be
                   withdrawn or reduced.

       (e)     In the case of a "Non-Ratings Dependent Swap" (meaning an
               interest rate swap, or (if purchased by or on behalf of the
               Issuer) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by a Benefit
               Plan is not dependent on the existence of the swap and rating of the counterparty), the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced below the lowest level specified above in Clause (10)(b), the Servicer
               (as agent for the Trustee) must, within a specified period after such rating withdrawal or reduction:

            (i)    Obtain a replacement swap agreement with an Eligible Swap
                   Counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

            (ii)   Cause the swap counterparty to post collateral with the
                   Trustee in an amount equal to all payments owed by the
                   counterparty if the swap transaction were terminated; or

            (iii)  Terminate the swap agreement in accordance with its terms.

               With respect to a Non-Ratings Dependent Swap, each Rating Agency rating the Securities must confirm, as of the date of issuance of the Securities by the Issuer, that entering into an Eligible Swap with such counterparty will not affect the rating of the
               Securities.

       (f)     The swap transaction does not require the Issuer to make any termination payments to the counterparty (other than a currently scheduled payment under the swap agreement) except from "Excess
               Spread" (as defined in the Exemption) or other amounts that would otherwise be payable to the Servicer or the Sponsor.

   (11)  If a particular class of securities held by any Benefit Plan involves a yield supplement agreement entered into by the Issuer, then each particular yield supplement transaction relating to such Securities must satisfy the following conditions:

       (a)     The yield supplement transaction is an "Eligible Yield Supplement
               Agreement," which means any yield supplement agreement, similar yield maintenance arrangement or, if purchased by or on behalf of the Issuer, an interest rate cap contract to supplement the interest rates otherwise payable on obligations described above in Clause (9), provided that:

            (i)    It is denominated in U.S. dollars;

            (ii)   The Issuer receives on, or immediately prior to the
                   respective payment date for the Securities covered by such agreement or arrangement, a fixed rate of interest or a
                   floating rate of interest based on a publicly available index
                   (e.g., LIBOR or COFI), with the Issuer receiving payments on at least a quarterly basis;

            (iii)  It is not "leveraged," as described above in Clause
                   (10)(a)(iv);

            (iv)   It does not incorporate any provision which would cause a
                   unilateral alteration in any provision described above in
                   Clauses (11)(a)(i)--(iii) without the consent of the Trustee;

                                       93

            (v)    It is entered into by the Issuer with an Eligible Swap
                   Counterparty; and

            (vi)   It has a notional amount that does not exceed either:

            (vii)  The principal balance of the class of Securities to which such agreement or arrangement relates; or

            (viii) The portion of the principal balance of such class
                   represented solely by those types of corpus or assets of the
                   Issuer referred to above in Clause (9).

     Furthermore, if the related prospectus supplement provides that the property of the Issuer will include a "Pre-Funding Account" (as defined in the
Exemption), certain additional conditions must be met in order for the
Exemption to apply to the acquisition, holding and resale of the Securities by a Benefit Plan.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A)
through (D) of the Code in connection with (1) the direct or indirect sale, exchange or transfer, (2) the direct or indirect acquisition or disposition and
(3) the continued holding of Securities acquired by a Benefit Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and
406(a)(2) of ERISA for the acquisition or holding of a Security on behalf of an
"Excluded Plan" (as defined in the Exemption) by any person who has discretionary authority or renders investment advice with respect to that
Excluded Plan.

     If general conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E)
of the Code in connection with the following:

   (1)   The direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Sponsor or Underwriter and a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in the Securities is:

       (a)     An "Obligor" (as defined in the Exemption) with respect to 5% or less of the fair market value of the obligations or receivables contained in the Issuer; or

       (b)     An Affiliate of an Obligor; if:

            (i)    The Benefit Plan is not an Excluded Plan;

            (ii)   Solely in the case of an acquisition of Securities in
                   connection with the initial issuance of the Securities, at least 50% percent of each class of Securities in which
                   Benefit Plans have invested is acquired by persons
                   independent of the members of the Restricted Group and at
                   least 50% percent of the aggregate interest in the Issuer is acquired by persons independent of the Restricted Group;

            (iii)  A Benefit Plan's investment in each class of Securities does not exceed 25% percent of all of the Securities of that class outstanding at the time of the acquisition; and

            (iv)   Immediately after the acquisition of the Securities, no more than 25% percent of the assets of a Benefit Plan with respect to which the person has discretionary authority or renders investment advice are invested in Securities representing an interest in an Issuer containing assets sold or serviced by the same entity.

   (2)   The direct or indirect acquisition or disposition of Securities by a
         Benefit Plan in the secondary market for such Securities; and

   (3)   The continued holding of Securities by a Benefit Plan.

     Additionally, if general conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of an Issuer, including the use of any Eligible Swap transaction, provided that:

                                       94

   (1)   Such transactions are carried out in accordance with the terms of a binding Pooling and Servicing Agreement; and

   (2)   The Pooling and Servicing Agreement is provided to, or described in all material respects in the prospectus or applicable prospectus supplement provided to, investing Benefit Plans before they purchase
         Securities offered by the Issuer.

     The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and
Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or disqualified person (including a fiduciary) with respect to a Benefit Plan by virtue of providing services to the Benefit Plan or by virtue of having a specified relationship to such service provider, solely because of a Benefit
Plan's ownership of Securities.

     Before purchasing a certificate on behalf of or with plan assets of a
Benefit Plan, a Benefit Plan fiduciary should itself confirm that such certificate constitutes a "Security" for purposes of the Exemption and that the general conditions and the other requirements described above and in the
Exemption would be satisfied with respect to such certificate. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Benefit Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of or with plan assets of a Benefit Plan.

     Each purchaser that is a Benefit Plan or that is investing on behalf of or with plan assets of a Benefit Plan in reliance on the Exemption will be deemed to represent, warrant and covenant that it qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. In addition, each prospective purchaser of certificates in reliance on the Exemption should consider the possibility that the rating of certificates may change during the period the certificate is held. If the rating were to decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories of a Rating Agency, the certificates could no longer be transferred to a Benefit Plan in reliance on the Exemption.
If the ratings decline below one of the three (or in the case of Designated
Transactions, four) highest generic rating categories by a Rating Agency, each transferee will be deemed to represent, warrant and covenant that either (1) it is not purchasing the certificates on behalf of or with plan assets of a
Benefit Plan, or (2) it is an insurance company purchasing the certificates with the assets from its general account (within the meaning of Prohibited
Transaction Class Exemption ("PTCE") 95-60) and it is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.

     For more information, including whether an Exemption may be available to provide relief for a particular class of certificates, see "Certain ERISA
Considerations" in the related prospectus supplement.

CONSULTATION WITH COUNSEL

     Any Benefit Plan fiduciary considering the purchase of certificates on behalf of or with plan assets of a Benefit Plan should consult with its counsel with respect to whether a trust will be deemed to hold plan assets, the applicability of the Exemption or another exemption from the prohibited transaction rules and determine on its own whether all the conditions have been satisfied, and whether the certificates are an appropriate investment for a
Benefit Plan under ERISA or the Code.

                           LEGAL INVESTMENT MATTERS

     Each class of certificates offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United
States or of any State whose authorized investments are subject to state regulation to the same

                                       95

extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a
State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to
"mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C.  Section 24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

     The 1998 Policy Statement was adopted by the Federal Reserve Board, the
Office of the Comptroller of the Currency, the FDIC, the National Credit Union
Administration, or NCUA and the OTS with an effective date of May 26, 1998. The
1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex
Securities," or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities," or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is pre-funded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any
"complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security"
includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla"
mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

    o  that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

                                       96

    o  that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

    o  that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

    o  conduct a pre-purchase portfolio sensitivity analysis for any
       "significant transaction" involving securities or financial derivatives,
       and

    o  conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

     The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the
OTS examiners as an unsafe and unsound practice.

     Prospective investors in the certificates, including in particular the classes of certificates that do not constitute "mortgage related securities"
for purposes of SMMEA, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The certificates offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

                                       97

    o  by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters

    o  by placements by the depositor with institutional investors through dealers; and

    o  by direct placements by the depositor with institutional investors.

     In addition, if specified in the accompanying prospectus supplement, a series of certificates may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

     If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be listed on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

     In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of
1933, as amended, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

     This prospectus and the applicable prospectus supplement may also be used by Carrington Securities, LP, an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered certificates in which Carrington
Securities, LP may act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New
York, as specified in the prospectus supplement.

                                       98

                             FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                            ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Securities and
Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange
Act, and, accordingly, will file reports thereunder with the Securities and
Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange
Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549, and electronically through the Securities and Exchange
Commission's Electronic Data Gathering, Analysis and Retrieval System at the
Securities and Exchange Commission's Web Site (http://www.sec.gov).

     Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and
Urban Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000
(202-708-3649). Copies of Freddie Mac's most recent offering circular for
Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor
Relations Department of Freddie Mac at Post Office Box 4112, Reston, Virginia
22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone
703-759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae
Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of
Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C.
20016 (202-537-7115). The depositor does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie
Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information described therein.

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the master servicer or servicer, the Certificate Administrator or the trustee to each holder of record of the certificates of the related series. See "Description of the
Certificates--Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the
Securities and Exchange Commission those periodic reports relating to the trust for a series of certificates as are required under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and
Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

                                       99

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Stanwich Asset Acceptance Company, L.L.C.,
Seven Greenwich Office Park, Greenwich, 599 West Putnam Avenue, Connecticut,
06830, or by telephone at (203) 661-6186.

                                      100

                                   GLOSSARY

     1998 POLICY STATEMENT--The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

     ADVANCE--As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

     AFFILIATED INTERMEDIARY SELLER--With respect to any series of securities, an affiliate of the depositor which sells directly to the depositor mortgage loans obtained from unaffiliated sellers.

     AGENCY SECURITIES--Any securities issued by Freddie Mac, Fannie Mae or
Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or (2) Agency Securities. Unless otherwise set forth in the accompanying prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the
Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency
Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans specified in the accompanying prospectus supplement.

     BALLOON AMOUNT--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     BALLOON LOANS--Mortgage loans with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

     BANKRUPTCY AMOUNT--The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

     BANKRUPTCY LOSSES--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

     BUY-DOWN ACCOUNT--As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

     BUY-DOWN FUNDS--As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the
Buy-Down Account.

     BUY-DOWN MORTGAGE LOAN--A mortgage loan subject to a temporary buy-down plan.

     BUY-DOWN PERIOD--The early years of the term of a Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage
Loan, the resulting difference to be made up from the Buy-Down Funds.

     CALL CERTIFICATE--Any certificate evidencing an interest in a Call Class.

     CALL CLASS--A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

     CALL PRICE--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

     CERTIFICATE ACCOUNT--An account established and maintained by the master servicer or servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

     CERTIFICATE ADMINISTRATOR--In addition to or in lieu of the master servicer or servicer for a series of certificates, the accompanying prospectus supplement may identify a Certificate Administrator for the

                                      101

trust, which will have administrative responsibilities with respect to such trust. The Certificate Administrator may be an affiliate of the depositor or the master servicer or servicer.

     COMPENSATING INTEREST--For any mortgage loan that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer or servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the mortgage rate, less the servicing fee and Spread, if any, for that mortgage loan from the date of the prepayment to the next date on which a monthly payment on the related mortgage loan would have been due.

     CONVERTIBLE MORTGAGE LOAN--ARM loans which allow the mortgagors to convert the adjustable-rates on those mortgage loans to a fixed-rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

     CREDIT SCORES--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     CUSTODIAL ACCOUNT--The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer or servicer and for the master servicer or servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

     DEBT SERVICE REDUCTION--Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

     DEFAULTED MORTGAGE LOSS--A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

     DEFICIENT VALUATION--In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the first and junior lien mortgage loans and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

     DESIGNATED SELLER TRANSACTION--A transaction in which the mortgage loans are provided directly to the depositor by an unaffiliated mortgage collateral seller described in the prospectus supplement.

     DIRECT PUERTO RICO MORTGAGE--For any Puerto Rico Mortgage Loan, a Mortgage
to secure a specific obligation for the benefit of a specified person.

     DISQUALIFIED ORGANIZATION--For these purposes means:

    o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

    o any organization (other than a cooperative described in Section 521 of the
      Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

    o any organization described in Section 1381(a)(2)(C) of the Code,

    o an "electing large partnership" (as described in Section 775 of the Code),
      or

    o any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

                                      102

     DISTRIBUTION AMOUNT--As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

    o any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

    o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to
      certificateholders which are not covered by advances or the applicable credit enhancement; and

    o Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

     DUE PERIOD--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the accompanying prospectus supplement.

     ELIGIBLE ACCOUNT--An account acceptable to the applicable rating agency.

     ENDORSABLE PUERTO RICO MORTGAGE--As to any Puerto Rico Mortgage Loan, a
mortgage to secure an instrument transferable by endorsement.

     ENVIRONMENTAL LIEN--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     EXTRAORDINARY LOSS--A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

     FRAUD LOSS AMOUNT--The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

     FRAUD LOSSES--A Realized Loss incurred on defaulted mortgage loans as to which there was fraud in the origination of the mortgage loans.

     FUNDING ACCOUNT--An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

     GAAP--Generally accepted accounting principles.

     GPM LOAN--A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

     GROSS MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

     HOMEOWNERSHIP ACT LOANS--Mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of
1994, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

     INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

     INTEREST ONLY LOANS--Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

                                      103

     IRS--Internal Revenue Service.

     ISSUE PREMIUM--As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

     LIQUIDATED MORTGAGE LOAN--A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable
Liquidation Proceeds and Insurance Proceeds have been received.

     LIQUIDATION PROCEEDS--Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

     MARK-TO-MARKET REGULATIONS--The final regulations of the IRS, released on
December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

     MIXED-USE PROPERTY--Mortgaged property on which a mixed-use -- residential and commercial -- structure is located.

     NET MORTGAGE RATE--As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Excess Spread or Excluded
Spread.

     NONRECOVERABLE ADVANCE--Any Advance or Servicing Advance previously made which the master servicer or servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

     NOTE MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

     PASS-THROUGH ENTITY--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     PERMITTED INVESTMENTS--United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

     PREPAYMENT INTEREST SHORTFALL--For a mortgage loan that is subject to a mortgagor prepayment, the amount that equals the difference between a full month's interest due with respect to that mortgage loan and the amount of interest paid or recovered with respect thereto.

     PRINCIPAL PREPAYMENTS--Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

     QUALIFIED INSURER--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

     REALIZED LOSS--As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the
Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer or servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a
Realized Loss. As to any mortgage loan that has been the subject of a Debt
Service Reduction, the amount of the reduction will be treated as a Realized
Loss as incurred. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a Monthly Payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

     REMIC--A real estate mortgage investment conduit as described in section
860D of the Internal Revenue Code.

                                      104

     REO MORTGAGE LOAN--A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     SERVICING ADVANCES--Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer or servicer and any affiliate of the master servicer or servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

     SPECIAL HAZARD AMOUNT--The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

     SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property;
any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

     SPECIAL SERVICER--A special servicer named under the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

     SPREAD--A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

     STATED PRINCIPAL BALANCE--As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

     SUBORDINATE AMOUNT--A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the accompanying prospectus supplement.

     SUBSEQUENT RECOVERIES--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

     SUBSERVICING ACCOUNT--An account established and maintained by a subservicer which meets the applicable underwriting standards and is otherwise acceptable to the master servicer or servicer.

     TAX-EXEMPT INVESTOR--Tax-qualified retirement plans described in Section
401(a) of the Code and on individual retirement accounts described in Section
408 of the Code.

                                      105

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                   STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

                                 $870,276,000
                                 (APPROXIMATE)

               CARRINGTON MORTGAGE LOAN TRUST, SERIES 2005-FRE1
                     ASSET-BACKED PASS-THROUGH CERTIFICATES

                            -------------------------

                              PROSPECTUS SUPPLEMENT

                           -------------------------

                            BEAR, STEARNS & CO. INC.

CITIGROUP                                                      RBC DAIN RAUSCHER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IN
ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, will be required to deliver a prospectus supplement and prospectus.